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TABALE OF CONTENTS1
Table of Contents2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Keynote Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Keynote Systems, Inc.
(2)	Aggregate number of securities to which transaction applies:
18,502,041 outstanding shares of common stock, 1,452,773 shares of common stock underlying outstanding "in-the-money" stock options, 572,775 shares of common stock underlying outstanding restricted stock units, each as of June 23, 2013.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by adding (w) the product of (a) the number of shares of common stock that are proposed to be converted in the merger and (b) $20.00 per share in cash of our common stock, plus (x) $11,554,429 expected to be paid to holders of options to purchase common stock with an exercise price less than $20.00, plus (y) $11,455,500 expected to be paid to holders of common stock restricted stock units (the sum of (w), (x) and (y) together, the "Total Consideration"). The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1), was calculated by multiplying the Total Consideration by 0.0001364.
	(4)	Proposed maximum aggregate value of transaction: $394,251,229
	(5)	Total fee paid: $53,775.87
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Keynote Systems, Inc.
777 Mariners Island Boulevard
San Mateo, California 94404

[            ], 2013

Dear Fellow Stockholders:

        You are cordially invited to attend a special meeting of stockholders of Keynote Systems, Inc. (the "Company," "we," "us" or "our"), to be held at 777 Mariners Island Boulevard, San Mateo, California 94404 at [        ] a.m. Pacific time on [                ], 2013. This proxy statement is being delivered to you on approximately [                        ], 2013. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2013 (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), by and among the Company, Hawaii Parent Corp. ("Parent") and Hawaii Merger Corp. ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"). Upon completion of the Merger, each outstanding share of our common stock, par value $0.001 per share (other than shares (i) held by Parent or its affiliates, in treasury of the Company or owned by any subsidiary of the Company or (ii) held by persons who properly exercise appraisal rights under Delaware law), will be converted into the right to receive $20.00 per share in cash, without interest and less applicable withholding taxes. Parent is a wholly-owned by an affiliate of Thoma Bravo, LLC, a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software and financial and business services. You will also be asked to consider and vote upon other matters related to the Merger.

        On June 23, 2013, our board of directors (i) unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and our stockholders and (iii) resolved to recommend the adoption of the Merger Agreement by our stockholders. Therefore, our board of directors unanimously recommends that you vote "FOR" the adoption of the Merger Agreement and "FOR" the other proposals described in this proxy statement.

        The proxy statement attached to this letter provides you with information about the Merger, the Merger Agreement and the special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes carefully. You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important, regardless of the number of shares of our common stock you own. The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption of the Merger Agreement. If you do not vote, it will have the same effect as a vote against the adoption of the Merger Agreement.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or vote by proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. Voting via the Internet, telephone or proxy card in advance will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        Thank you in advance for your cooperation and continued support,

Sincerely
By Order of the Board of Directors

Umang Gupta Chief Executive Officer and Chairman of the Board of Directors

        THIS TRANSACTION HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE PROXY STATEMENT IS DATED [                  ], 2013, AND IS FIRST BEING
MAILED TO STOCKHOLDERS ON OR ABOUT [                  ], 2013.

Keynote Systems, Inc.
777 Mariners Island Boulevard
San Mateo, California 94404

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                ], 2013

TO THE STOCKHOLDERS OF KEYNOTE SYSTEMS, INC.:

        A special meeting of stockholders of Keynote Systems, Inc., a Delaware corporation (the "Company," "we," "us" or "our"), will be held at 777 Mariners Island Boulevard, San Mateo, California 94404, on [            ], 2013, beginning at [        ] a.m. Pacific time, for the following purposes:

  1.
  Adoption of the Merger Agreement.    To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2013 (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), by and among the Company, Hawaii Parent Corp. and Hawaii Merger Corp.;

  2.
  Advisory Approval of Certain Executive Compensation.    To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based upon or otherwise relates to the Merger;

  3.
  Adjournment or Postponement of the Special Meeting.    To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the special meeting; and

  4.
  Other Matters.    To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only stockholders of record of our common stock as of the close of business on [                ], 2013, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

        Your vote is very important, regardless of the number of shares of our common stock you own. The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption of the Merger Agreement. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card in the envelope provided or vote by proxy over the Internet or by telephone by following the instructions on the proxy card and thereby ensure that your shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card or submit your proxy over the Internet or by telephone without indicating how you wish to vote, your vote will be counted as a vote "FOR" the adoption of the Merger Agreement, "FOR" the approval of any compensation and related agreements and arrangements of the Company's named executive officers that are based upon or otherwise relate to the Merger and "FOR" the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies. The Merger Agreement and the Merger are described in the accompanying proxy statement and a copy of the Merger Agreement is included as Annex A to the proxy statement.

        Stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal and receive the fair value of their shares as determined by the Court of Chancery of the State of Delaware, if the Merger closes, but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the proxy statement.

        If you fail to vote by proxy or in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the adoption of the Merger Agreement. If you are a stockholder of record and wish to vote in person at the special meeting, you may withdraw your proxy and vote in person.

By Order Of The Board Of Directors,

Curtis H. Smith
[Date]	Secretary

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement, which was delivered to our stockholders on approximately [                  ], 2013 and may not contain all of the information that is important to you. The Company has entered into the Agreement and Plan of Merger, dated as of June 23, 2013 (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), by and among the Company, Hawaii Parent Corp. ("Parent") and Hawaii Merger Corp. ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"). To understand the Merger fully, and for a more complete description of the terms of the Merger, you should carefully read this entire proxy statement and the annexes attached to this proxy statement. We have included page references to direct you to a more complete description of the topics presented in this summary term sheet. In this proxy statement, the terms the "Company," "we," "us" and "our" refer to Keynote Systems, Inc., a Delaware corporation. In addition, we refer to Hawaii Parent Corp., a Delaware corporation, as "Parent" and to Hawaii Merger Corp., a Delaware corporation, as "Merger Sub." You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 70.

The Parties to the Merger Agreement (page 20)

        The Company is a leading global provider of mobile and Web cloud testing and monitoring services. We maintain one of the world's largest on-demand performance testing and monitoring networks comprising approximately 7,000 measurement computers and mobile devices in over 300 locations covering 180 countries. Our global network enables our customers to continuously test, monitor and assure the online and mobile experience. We deliver our products and services primarily through a cloud-based model on a subscription basis to world-class telecommunications and enterprise customers, representing a broad cross-section of industries.

        Parent was formed in anticipation of the Merger by an investment fund affiliated with Thoma Bravo, LLC (the "Sponsor"). The Sponsor is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software and financial and business services. Upon completion of the Merger, we will be a wholly-owned subsidiary of Parent. Parent currently has minimal assets and no operations.

        Merger Sub was formed by Parent in anticipation of the Merger and is a wholly-owned subsidiary of Parent. Merger Sub currently has minimal assets and no operations.

The Proposals (pages 21, 67 and 68)

        The Company is soliciting your vote for the following proposals detailed in this proxy statement. You are being asked to vote on a proposal to adopt the Merger Agreement. Pursuant to the Merger Agreement, upon completion of the Merger, each outstanding share of our common stock, par value $0.001 per share (other than shares (i) held by Parent or its affiliates, in treasury of the Company or owned by any subsidiary of the Company or (ii) held by persons who properly exercise appraisal rights under Delaware law), will be converted into the right to receive $20.00 per share in cash (the "Merger Consideration"), without interest and less applicable withholding taxes, and Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

        Additionally, you are being asked to approve, on a non-binding, advisory basis, certain compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger, or "golden parachute" compensation, which are described in the Golden Parachute Compensation table on page 40.

        Finally, in the event that there are not sufficient votes properly cast at the time of the special meeting to adopt the Merger Agreement, our stockholders may also be asked to vote on a proposal to adjourn or postpone the special meeting to solicit additional proxies.

Board Recommendation (page 30, 67 and 68)

        Our board of directors (the "Board") unanimously (i) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and our stockholders and (iii) resolved to recommend the adoption of the Merger Agreement by our stockholders. Additionally, the Board and compensation committee each have previously determined that any compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger are in the best interests of and fair to us and our stockholders. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, "FOR" APPROVAL OF THE COMPENSATION AND RELATED AGREEMENTS AND ARRANGEMENTS OF OUR NAMED EXECUTIVE OFFICERS THAT ARE BASED UPON OR OTHERWISE RELATE TO THE MERGER AND "FOR" ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE.

 Opinion of GCA Savvian Advisors, LLC, Financial Advisor to the Board of Directors (page 32)

        In connection with the Merger, the Board received an opinion, subsequently confirmed in writing, from GCA Savvian Advisors, LLC ("Savvian"), as to the fairness, from a financial point of view and as of the date of such opinion, to our stockholders (other than Parent, the Company or stockholders who properly exercise appraisal rights under Delaware law), of the Merger Consideration, without interest and less applicable withholding taxes, to be received by such stockholders pursuant to the Merger Agreement. The full text of Savvian's written opinion, dated June 22, 2013, is attached to this proxy statement as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Savvian. Savvian's opinion addressed only the fairness of the Merger Consideration, without interest and less applicable withholding taxes, to our stockholders from a financial point of view as of the date of the opinion and did not address any other aspect of the Merger, including our underlying business decision by us to enter into the Merger Agreement. The opinion was addressed to the Board for its information and use, but does not constitute a recommendation as to how any stockholder should vote or act on any matter relating to the Merger.

Special Meeting (page 17)

        The special meeting will be held on [                  ], 2013, beginning at [                  ] a.m. Pacific time, at 777 Mariners Island Boulevard, San Mateo, California 94404.

Record Date and Quorum (page 17)

        You are entitled to vote at the special meeting if you were the record owner of shares of our common stock at the close of business on [                  ], 2013, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date for the special meeting, there were [                ] shares of our common stock entitled to vote at the special meeting. The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting.

 Required Vote (page 17)

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt the Merger Agreement. A failure to vote your shares of our common stock or an abstention will have the same effect as voting against the adoption of the Merger Agreement. Certain of our directors and executive officers have entered into voting agreements that, subject to certain terms and conditions, obligate them to vote their shares of our common stock, which represented approximately [        ] percent of our outstanding common stock as of the record date for the special meeting, for adoption of the Merger Agreement. The form of voting agreement is attached to this proxy statement as Annex C.

        The affirmative vote of a majority of our common stock present (in person or by proxy) and entitled to vote at the special meeting is required to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to our named executive officers that is based upon or otherwise relates to the Merger. The approval by our stockholders of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting.

Approvals and Consents Required (page 44)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. The Company and Parent filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on [                  ], 2013.

Interests of Our Directors and Executive Officers in the Merger (page 39)

        In considering the recommendation of the Board, you should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of our stockholders include:

  •
  The Merger Agreement provides for the vesting and cash-out of all options and restricted stock units.

  •
  Our executive officers are parties to employment agreements with the Company that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the Merger.

        These interests may present them with actual or potential conflicts of interest, and these interests are described below. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions to approve the Merger Agreement and the Merger and recommend that our stockholders vote in favor of adopting the Merger Agreement. See the section entitled "Interests of Our Directors and Executive Officers in the Merger" on page 39.

Appraisal Rights (page 19 and 61)

        Pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), if the Merger is consummated, our stockholders will have certain rights under Delaware law to demand appraisal of, and payment in cash of the "fair value" of, their shares of our common stock. Any shares of our common stock held by a person who does not vote in favor of adoption of the Merger Agreement, seek appraisal of such shares of common stock and complies with the applicable provisions of Delaware law will not be converted into the right to receive the applicable Merger Consideration. Such appraisal rights, if the statutory procedures were complied with, will lead to a judicial determination of the "fair value" (which excludes any element of value arising from the accomplishment or expectation of the Merger) required to be paid in cash to such dissenting stockholders for their shares of our common stock. The value so determined could be more or less than, or the same as, the applicable Merger Consideration. See the section entitled "Appraisal Rights" on page 61.

Financing and Guaranty (page 55)

        Parent and Merger Sub expect that the funds necessary to complete the Merger and related transactions will be funded by equity financing, debt financing and cash and property of the Company. Parent's and Merger Sub's obligations to complete the Merger are not subject to any financing conditions. Although funding of the equity financing and debt financing are subject to the satisfaction of the conditions set forth in the respective commitment letter under which such financing will be provided, the unfulfilled conditions are limited to the closing conditions in the Merger Agreement.

        Parent has received an equity commitment letter from the Sponsor, to provide an equity contribution to allow Parent and/or Merger Sub to fund, together with the debt financing discussed below, the aggregate Merger Consideration (including any payments owed to holders of outstanding Company options, restricted stock units and restricted stock granted by the Company in accordance with the Merger Agreement) and to pay related fees and expenses upon the consummation of the Merger, all on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Sponsor in connection with the Merger. The Sponsor has also provided the Company with a limited guarantee (the "Limited Guarantee") in favor of the Company guaranteeing the payment of the Parent Termination Fee if an when due and payable in accordance with the terms and conditions of the Limited Guarantee. See the section entitled "Termination Fees and Expenses" regarding the Parent Termination Fee on page 59.

        In addition, Parent has received a debt financing commitment for the transaction contemplated by the Merger Agreement. Ares Capital Corporation has committed to provide a senior secured credit facility in the maximum aggregate amount of $185 million on the terms and subject to the conditions set forth in a debt commitment letter. The debt financing will comprise (i) a revolving credit facility of up to $10 million (the "Revolver") and (ii) a term loan facility of $175 million (the "Term Loan"). Parent will be entitled to use the Revolver for working capital, to finance capital expenditures and for general corporate purposes. Parent will be entitled to use the Term Loan to finance the acquisition of the Company, finance any existing debt of the Company, pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement and for general corporate purposes of Parent or its subsidiaries.

Treatment of Stock, Stock Options and Other Stock-Based Awards (page 46)

        If the Merger is consummated, each option to purchase common stock of the Company that is outstanding as of the effective time of the Merger will accelerate in full in connection with the transaction and will be cancelled in exchange for the right to receive the excess, if any, of the Merger Consideration over the exercise price of such option, without interest and less applicable withholding taxes. If the Merger is consummated, each restricted stock unit that is outstanding as of the effective time of the Merger will accelerate in full in connection with the transaction and will be cancelled in exchange for the right to receive the Merger Consideration, without interest and less applicable withholding taxes. If the Merger is consummated, the restrictions on each outstanding share of restricted stock will lapse immediately prior to the effective time of the Merger and will be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes. See the section entitled "Interests of Our Directors and Executive Officers in the Merger" on page 39.

 Anticipated Closing of the Merger (page 44)

        We expect the Merger to be completed during the third calendar quarter of 2013. However, the timing of the completion of the Merger depends upon the adoption of the Merger Agreement by our stockholders, among other conditions.

Acquisition Proposals by Third Parties; Change of Recommendation (page 52)

        The Merger Agreement provides that neither we nor any of our subsidiaries, officers, directors, employees, auditors, attorneys and financial advisors will, directly or indirectly:

  •
  initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, inquiry, proposal or offer relating to an Acquisition Proposal (as defined in "Acquisition Proposals by Third Parties; Change of Recommendation" on page 52);

  •
  engage in, continue or otherwise participate in any discussions (other than to refer to the Merger Agreement) or negotiations regarding, or provide any information or data concerning the Company or any of its subsidiaries to any person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement (other than with respect to certain confidential proposals);

  •
  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, Merger Agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or that contradicts, or requires us to abandon, the Merger Agreement; or

  •
  resolve, propose or agree to do any of the foregoing.

        However, notwithstanding the foregoing, before the adoption of the Merger Agreement at the special meeting of our stockholders, we may furnish non-public information with respect to the Company and its subsidiaries (pursuant to a confidentiality agreement no less favorable to us than the confidentiality agreement with the Sponsor and Savvian as our financial advisor) to, and enter into discussions and negotiations with, a third party in connection with a bona fide written Acquisition Proposal and approve or recommend such proposal if:

  •
  the Board determines in good faith (after consultation with its independent financial advisor and outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable Law; and

  •
  the Board determines in good faith (after consultation with its outside financial and legal advisors) that the Acquisition Proposal is reasonably likely to result in a Superior Proposal (as defined in "Acquisition Proposals by Third Parties; Change of Recommendation" on page 52);

Conditions to the Merger (page 57)

        The obligations of each party to complete the Merger depends on a number of conditions being satisfied or waived, including:

  •
  adoption of the Merger Agreement by our stockholders;

  •
  absence of any federal, state, local or foreign law, injunction, or order of any governmental entity, that permanently enjoins or otherwise prohibits the consummation of the Merger;

  •
  expiration or termination of the applicable waiting period and any extension under the HSR Act;

  •
  accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and immediately before the effective time of the Merger, subject to certain exceptions;

  •
  performance in all material respects by the other party of all obligations under the Merger Agreement required to be performed by such party;

  •
  delivery of a tax matters certificate executed by us to the effect that we are not a United States real property holding company within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986.

  •
  the absence of any change, event, occurrence, effect, fact or condition that has, individually or in the aggregate, a Company Material Adverse Effect (as defined in "Representations and Warranties" on page 48);

  •
  filing by us of all certifications, reports and proxy statements required to be filed with the Securities and Exchange Commission (the "SEC") prior to the closing that are required to contain financial statements; and

  •
  our delivery to Parent of payoff letters with respect to all indebtedness of the Company and its subsidiaries for borrowed money as of the closing and release of all encumbrances securing such indebtedness;

        Either we or Parent may elect to waive a condition to its obligation to effect the closing. We cannot be certain whether or when any of these conditions will be satisfied or waived, or that we will complete the Merger.

Termination of the Merger Agreement (page 58)

        We and Parent can agree by mutual written consent at any time prior to the effective time of the Merger to terminate the Merger Agreement and abandon the Merger, whether before or after adoption of the Merger Agreement by our stockholders. Also, we or Parent can decide without the consent of the other not to complete the Merger in a number of other situations, including:

  •
  if any governmental entity of competent jurisdiction has issued, any injunction or other order enjoins or otherwise prohibits the Merger and such order has become final and non-appealable;

  •
  if our stockholders fail to adopt the Merger Agreement (a "No Vote Termination"); and

  •
  if the Merger is not consummated prior to the Outside Termination Date (as defined in "Termination" on page A-49), unless the party seeking to terminate failed to fulfill any obligation under the Merger Agreement and that is the cause of the failure to complete the Merger.

        In addition, Parent can terminate the Merger Agreement without our consent:

  •
  if the Board has effected a Company Adverse Recommendation Change (as defined in "Acquisition Proposals by Third Parties; Change of Recommendation" on page 52) (a "Company Adverse Recommendation Change Termination");

  •
  if we breach any of our representations, warranties, covenants or agreements under the Merger Agreement and such breach (a) would result in our failure to satisfy the conditions precedent in the Merger Agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the Merger Agreement and (b) has not been cured, or is not reasonably capable of being cured before the Outside Termination Date or we do not within 30 calendar days after written notice of such breach make commercially reasonable efforts to cure (a "Material Company Breach Termination"); or

  •
  if we breach any of our obligations related to the proxy discussed on page 57 (a "Proxy Breach Termination"), the special meeting discussed on page 17 (a "Stockholder Meeting Termination"), or the "no-shop" requirement discussed on page 52 (a "No Solicitation Termination"), other than any breaches that are authorized, materially cured, immaterial, or inadvertent.

        We can terminate the Merger Agreement without Parent's consent:

  •
  in order to enter into any acquisition agreement for a Superior Proposal (a "Superior Proposal Termination");

  •
  if Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the Merger Agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the Merger Agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the Merger Agreement and (b) has not been cured, or is not reasonably capable of being cured before the Outside Termination Date or Parent does not within 30 calendar days after written notice of such breach make commercially reasonable efforts to cure (a "Parent Material Breach Termination"); or

  •
  if Parent (a) fails to complete the Merger within six business days following the satisfaction or waiver of all conditions to the Merger, and (b) we were ready and willing to consummate the closing (a "Parent Delay Breach Termination").

        Neither we nor Parent have any right to terminate the Merger Agreement except for the situations described in the Merger Agreement.

Termination Fees and Expenses (page 59)

        We may be required to pay to Parent a termination fee (the "Company Termination Fee") in the amount of $13,800,000 (less any amount previously paid to Parent in reimbursement of Parent's transaction expenses) if the Merger Agreement is terminated under certain specified circumstances, including if:

  •
  we effect (a) a No Vote Termination and Parent would have been entitled to effect a No-Shop Breach Termination or (b) a Superior Proposal Termination;

  •
  Parent effects (a) a Company Adverse Recommendation Change Termination or (b) a No-Shop Breach Termination;

  •
  (a) either party (i) terminates the Merger Agreement because the Merger is not consummated prior to Outside Termination Date or (ii) effects a No Vote Termination and (b) an Acquisition Proposal is publicly announced or otherwise made publically known, and not withdrawn, after the date of the Merger Agreement but prior to the earlier of the date of such termination and the date of the special meeting and (c) within 12 months after such termination we consummate an Acquisition Proposal (but replacing each reference to 20 percent in the definition of Acquisition Proposal with 50 percent) (a "Subsequent Acquisition").

  •
  (a) Parent effects a Material Company Breach Termination due to our willful breach; and (b) within 12 months after such termination we consummate an Acquisition Proposal (but replacing each reference to 20 percent in the definition of Acquisition Proposal with 50 percent).

        We may be required to pay to Parent its reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) of up to $2,000,000 if (a) Parent effects a Material Company Breach Termination due to our willful breach and (b) Parent is not entitled to the Company Termination Fee.

        Parent may be required to pay to us a termination fee (the "Parent Termination Fee") in the amount of $27,600,000 if (i) the obligations of the Company under the terms of the Merger Agreement have been satisfied or waived, (ii) Parent has failed to complete the closing of the Merger and (iii) the Company effects a Parent Material Breach Termination or Parent Delay Breach Termination.

Remedies (page 59)

        Both we and Parent and Merger Sub are entitled to seek an injunction, specific performance and other equitable relief to ensure performance of the Merger Agreement unless it is validly terminated as provided in the Merger Agreement, subject to certain exceptions. In particular, we are entitled to seek an injunction, specific performance and other equitable relief to enforce our rights as a third-party beneficiary of the equity commitment of the Sponsor if the debt financing has been or will be funded in accordance with the terms of the debt commitment letter (or alternative debt commitment, if applicable).

Certain Material United States Federal Income Tax Consequences of the Merger (page 42)

        For U.S. federal income tax purposes, the disposition of our common stock pursuant to the Merger generally will be treated as a sale of the shares of our common stock for cash by each of our stockholders. As a result, in general, each stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and such stockholder's adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as capital assets in the hands of the stockholder, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the effective time of the Merger. We recommend that our stockholders consult their own tax advisors as to the particular tax consequences to them of the Merger.

Advisory Vote on Certain Executive Compensation Arrangements (page 67)

        In accordance with SEC rules, stockholders have the opportunity to cast a non-binding, advisory vote with respect to certain compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger, as reported in the Golden Parachute Compensation table on page 40. Approval of this non-binding advisory proposal requires the approval of our stockholders at the special meeting. However, this vote is advisory and will not be binding on us or on Parent, or the Board or the compensation committee of us or Parent. Approval of this proposal is not a condition to completion of the Merger. Therefore, regardless of whether our stockholders approve the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger, if the Merger Agreement is adopted by our stockholders and the Merger is consummated, the compensation may still be paid to our named executive officers.

Adjournment or Postponement of the Special Meeting (page 68)

        In the event that the number of shares of our common stock present in person and represented by proxy at the special meeting and voting for adoption of the Merger Agreement is insufficient to approve the matter, we may move to adjourn or postpone the special meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the Merger Agreement. In that event, we will ask our stockholders to vote only upon this proposal and not on the other proposals discussed in this proxy statement. The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting of our stockholders, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as our stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the Merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into the Company pursuant to the Merger Agreement. The Company would be the surviving corporation in the Merger and would become a wholly-owned subsidiary of Parent. Parent is controlled by the Sponsor. As a result of the Merger, the Company would cease to be a public company.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on proposals to do the following:

•
to adopt the Merger Agreement;

•
to approve, on a non-binding, advisory basis, compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger;

•
to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting; and

•
to transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:
What will I receive in the Merger?

A:
Upon completion of the Merger, you will be entitled to receive $20.00 per share in cash, without interest and less applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $2,000.00 in cash in exchange for your shares of our common stock, without interest and less applicable withholding taxes. You will not own shares in the surviving corporation.

Q:
What will happen to my stock options, restricted stock units, restricted stock and other equity awards as a result of the Merger?

A:
All options to acquire our common stock outstanding at the effective time will accelerate in full in connection with the transaction and will be cancelled at the effective time of the Merger. Holders of any such option will receive an amount of cash, without interest and less applicable withholding taxes, equal to the number of shares subject to such option multiplied by the amount, if any, by which $20.00 exceeds the exercise price of the option. If the Merger is consummated, all restricted stock units outstanding at the effective time will accelerate in full in connection with the transaction and will be cancelled at the effective time of the Merger. Holders of any such restricted stock units will receive an amount of cash, without interest and less applicable withholding taxes, equal to the number of such shares underlying the restricted stock unit multiplied by $20.00. If the Merger is consummated, the restrictions on each outstanding share of restricted stock will lapse immediately prior to the effective time of the Merger and each share will be will be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at [        ] a.m., Pacific time, on [                        ], 2013, at 777 Mariners Island Boulevard, San Mateo, California 94404.

Q:
May I attend the special meeting?

A:
All stockholders of record as of the close of business on [                        ], 2013, the record date for the special meeting, may attend the special meeting. In order to be admitted to the special meeting, a form of personal identification will be required, as will proof of ownership of our common stock as of the record date for the special meeting.

If your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the special meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting.

Please note that if you hold your shares in the name of a bank, broker or other holder of record and plan to vote at the meeting, you must also present at the meeting a proxy issued to you by the holder of record of your shares.

Q:
Who can vote at the special meeting?

A:
You can vote at the special meeting if you owned shares of our common stock at the close of business on [                        ], 2013, the record date for the special meeting. As of the close of business on that day, [                ] shares of our common stock were outstanding. See the section entitled "The Special Meeting" beginning on page 17.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposal from the beneficial owner. Because the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, not voting, broker non-voting or abstaining will each have the same effect as voting "AGAINST" the adoption of the Merger Agreement. For the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies, because the approval of this proposal requires the affirmative vote of holders representing a majority of the shares present, in person or by proxy, at the special meeting, abstentions, a failure to vote or a broker non-votes will have no effect on approval of this proposal. We urge all beneficial owners to direct their brokers or nominees to vote their shares by following the instructions provided in the voting instructions that they receive from their broker or other nominee.

Q:
How many votes are required?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt the Merger Agreement. Accordingly, not voting or abstaining will have the same effect as a vote against the adoption of the Merger Agreement.

  Approval of the proposals to approve on a non-binding basis the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger and to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes properly cast at the time of the special meeting, which requires the affirmative vote of holders representing a majority of the votes cast at the special meeting.

Q:
How many votes do we already know will be voted in favor of the Merger Agreement and the Merger?

A:
As a condition to its willingness to enter into the Merger Agreement, Parent required that certain of our directors and executive officers enter into voting agreements that, subject to certain terms and conditions, obligate them to vote the shares of our common stock that they own, which represented approximately [        ] percent of our outstanding common stock as of the record date for the special meeting, for adoption of the Merger Agreement.

Q:
How does the Board recommend that I vote on the proposals?

A:
The Board unanimously recommends that our stockholders vote "FOR" the adoption of the Merger Agreement. You should read "Recommendation of The Board; Reasons for the Merger" beginning on page 30 for a discussion of the factors that the Board considered in deciding to recommend adoption of the Merger Agreement to our stockholders. The Board unanimously recommends that our stockholders vote "FOR" the approval, on a non-binding, advisory basis, of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger. The Board unanimously recommends that our stockholders vote "FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies.

Q:
Can I change my vote?

A:
Yes. You can change your vote before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying our Secretary in writing, by submitting by mail a new proxy dated after the date of the proxy being revoked or by submitting a later dated proxy by Internet or telephone before 11:59 p.m. Pacific time on [                        ], 2013. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, as simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares in "street name" and you have instructed your broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker to change your vote.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast in favor of the adoption of the Merger Agreement, the proposal to approve the non-binding, advisory proposal regarding "golden parachute" compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. With respect to the adoption of the Merger Agreement, broker non-votes will have the same effect as voting against adoption of the Merger Agreement.

Q:
When is the Merger expected to be completed?

A:
We expect the Merger to be completed by the third calendar quarter of 2013. However, the timing of the completion of the Merger is dependent on the adoption of the Merger Agreement by our stockholders, among other conditions.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares in connection with the proposed Merger. Instead, the Company will remain an independent public company and its common stock will continue to be listed and traded on The Nasdaq Global Select Market. If the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent the Company Termination Fee and if the Merger is terminated under certain other circumstances, Parent may be required to pay the Company the Parent Termination Fee (see the section entitled "Termination Fees and Expenses" on page 59)

Q:
Why am I being asked to cast an advisory (non-binding) vote to approve the executive compensation payable in connection with the Merger?

A:
The SEC adopted new rules in 2011 that require the Company to seek an advisory (non-binding) vote with respect to certain payments that could become payable to the Company's named executive officers in connection with the Merger.

Q:
What will happen if our stockholders do not approve the advisory proposal on executive compensation payable in connection with the Merger?

A:
Approval of this proposal on the executive compensation payable in connection with the Merger is not a condition on the completion of the Merger. The vote with respect to the executive compensation payable in connection with the Merger is an advisory vote and will not be binding on the Company or Parent. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable as executive compensation in connection with the Merger may still be paid to the Company's named executive officers as long as any other conditions applicable thereto are satisfied, even if our stockholders fail to approve this proposal.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully in its entirety, including its annexes, and to consider how the Merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or you may vote by proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares in "street name," you can ensure that your shares are voted at the special meeting by instructing your broker on how to vote, as discussed above. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy card will vote for the adoption of the Merger Agreement and for adjournment or postponement if necessary or appropriate to solicit additional proxies in favor of the Merger in accordance with the recommendation of the Board. For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Q:
Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Additional solicitation may be made by telephone, facsimile or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation for their solicitation efforts. The Sponsor, directly or through one or more affiliates or representatives, may, at its own cost, also make additional solicitation by mail, telephone, facsimile or other contact in connection with the Merger.

  We have engaged MacKenzie Partners, 156 Fifth Avenue, New York, New York, 10010, to assist with the solicitation of proxies for the special meeting and to communicate with stockholders regarding the Merger Agreement and the Merger, for an estimated fee of $12,500 plus expenses.

Q:
What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently or are in more than one account, you will receive more than one proxy card or, if you hold your shares in "street name," more than one vote instruction card. Please complete and return all of the proxy cards or vote instruction cards you receive to ensure that all of your shares are voted.

Q:
Should I send in my stock certificates now?

A:
No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent or what to do if you hold shares in book-entry form in order to receive the Merger Consideration. You should use the letter of transmittal to exchange stock certificates or shares held in book-entry form for the Merger Consideration to which you are entitled as a result of the Merger. If your shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the Merger Consideration. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:
When can I expect to receive the Merger Consideration for my shares?

A:
Once the Merger is completed, you will be sent a letter of transmittal with instructions informing you how to send in your stock certificates or what to do if you hold shares in book-entry form in order to receive the Merger Consideration, without interest and less applicable withholding taxes. Once you have submitted your properly completed letter of transmittal, the Company stock certificates and other required documents to the paying agent, the paying agent will send you the Merger Consideration, without interest and less applicable withholding taxes, payable with respect to your shares. If your shares are held in "street name" by your broker, bank or other nominee, your broker or other nominee will handle the exchange for the Merger Consideration.

Q:
I do not know where my stock certificate is—how will I get my cash?

A:
The materials the paying agent will send to you after completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. You will also be required to provide a bond to us in order to cover any potential loss.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $20.00 per share in cash, without interest and less applicable withholding taxes, to be received by our stockholders in the Merger. In order to receive $20.00 per share, without interest and less applicable withholding taxes, you must hold your shares through completion of the Merger.

Q:
Am I entitled to assert appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. Under the DGCL, the stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the "fair value" of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement and they comply with the applicable DGCL procedures, which are summarized in this proxy statement. For additional information about appraisal rights, see the section titled "Appraisal Rights" beginning on page 61. If the Merger is completed, you will receive the Merger Consideration for each share of our common stock that you own immediately prior to the effective time of the Merger, unless you exercise and perfect your appraisal rights under Delaware law.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call:

MacKenzie Partners toll free at (800) 322-2885 or collect at (212) 929-5500. Alternatively, you may contact the Company by writing to Keynote Systems, Inc., 777 Mariners Island Boulevard, San Mateo, California 94404, Attention: Secretary. If your broker holds your shares, you may call your broker for additional information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include but are not limited to information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends," "forecasts," "should," "estimates," "contemplate," "future," "goal," "potential," "predict," "project," "projection," "may," "will," "could," "should," "would," "assuming," and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information and may involve known and unknown risks over which we have no control. Those risks include, without limitation:

  •
  the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

  •
  the failure to satisfy the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by our stockholders and the receipt of certain governmental and regulatory approvals;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee of $13,800,000 to Parent or to reimburse Parent for certain of its costs and expenses up to $2,000,000;

  •
  the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

  •
  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

  •
  risks related to diverting management's attention from our ongoing business operations;

  •
  the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Merger;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement and Merger; and

  •
  other risks detailed in our filings with the SEC, including the risks described in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2012. See the section entitled "Where You Can Find More Information" on page 70.

        We believe that the assumptions on which the forward-looking statements in this proxy statement are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on such statements. We undertake no obligation, and expressly disclaim any obligation to, update forward-looking statements in this proxy statement to reflect events or circumstances after the date of this proxy statement or to update reasons why actual results could differ from those anticipated in forward-looking statements in this proxy statement. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to update these forward-looking statements to reflect future events or circumstances.

 THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders of record as of the close of business on [              ], 2013 as part of the solicitation of proxies by the Board for use at the special meeting of our stockholders to be held on [                ], 2013, beginning at [                ] a.m. Pacific time, at 777 Mariners Island Boulevard, San Mateo, California 94404, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders (i) to consider and vote upon the adoption of the Merger Agreement, (ii) to approve, on a non-binding, advisory basis, the compensation and related agreements and arrangements with our named executive officers that are based upon or otherwise relate to the Merger, (iii) to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the special meeting and (iv) to transact such other business that may properly come before the special meeting or any adjournment or postponement thereof. Our stockholders must adopt the Merger Agreement for the Merger to occur. If our stockholders do not adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [                ], 2013.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on [                ], 2013, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [                  ] shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the special meeting.

        The holders of a majority of the outstanding shares of our common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining whether a quorum is present at the special meeting and any postponement or adjournment of the special meeting. Each outstanding share of our common stock is entitled to one vote. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum must be established.

Required Vote

        The Merger cannot be completed unless the holders of a majority of the outstanding shares of our common stock entitled to vote at the close of business on the record date for the special meeting vote for the adoption of the Merger Agreement. Each outstanding share of our common stock is entitled to one vote. As a condition to its willingness to enter into the Merger Agreement, Parent required that certain of our directors and executive officers enter into voting agreements that, subject to certain terms and conditions, obligate them to vote their shares of our common stock, which represented approximately [      ] percent of our outstanding common stock as of the record date for the special meeting, for adoption of the Merger Agreement. The form of voting agreement is attached to this proxy statement as Annex C.

        The affirmative vote of a majority of our common stock present (in person or by proxy) and entitled to vote at the special meeting is required to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to our named executive officers that is based upon or otherwise relates to the Merger. However, this vote is advisory and therefore not binding on us, Parent, or the Board or the compensation committee of us or Parent.

        Approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies requires the affirmative vote of holders representing a majority of the votes cast at the special meeting. Each outstanding share of our common stock is entitled to one vote.

Proxies; Revocation

        If you are a stockholder of record and submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or you may vote by proxy over the Internet or by telephone by following the instructions on the proxy card. If no instructions are indicated on your proxy card or when you vote over the Internet or by telephone, your shares of our common stock will be voted "FOR" the adoption of the Merger Agreement, "FOR" the approval of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger and "FOR" any adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies.

        The persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting to solicit additional proxies.

        If your shares are held in "street name" by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under the rules of The Nasdaq Global Select Market, brokers who hold shares in "street name" for customers may not exercise voting discretion with respect to the approval of non-routine matters such as the adoption of the Merger Agreement. Therefore, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the adoption of the Merger Agreement (i.e., "broker non-votes"). Shares of our common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies that abstain from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement. Abstentions and broker non-votes will have no effect with respect to the approval, on a non-binding, advisory basis, of the compensation agreements and other arrangements of our named executive officers that are based upon or otherwise relate to the Merger and the adjournment or postponement proposal.

        You may revoke your proxy before the vote is taken at the special meeting. To revoke your proxy, you must (i) advise our Secretary of the revocation in writing, which must be received by our Secretary before the time of the special meeting, (ii) submit by mail a new proxy card dated after the date of the proxy you wish to revoke, which we must receive before the time of the special meeting, (iii) submit a later dated proxy by Internet or telephone before [    ] p.m. Pacific time on [                ], 2013 or (iv) attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

        Please note that if you hold your shares in "street name" and you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change your vote.

        We do not expect that any matter other than the adoption of the Merger Agreement, approval, on a non-binding, advisory basis, of the compensation agreements and other arrangements of our named executive officers that are based upon or otherwise relate to the Merger and approval of the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies will be brought before the special meeting. The persons appointed as proxies will have discretionary authority to vote upon other business unknown by us a reasonable time prior to the solicitation of proxies, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Adjournments and Postponements

        Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than 30 days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote at the meeting may adjourn the special meeting. If no instructions are indicated on your proxy card or your proxy submitted by Internet or telephone, your shares of common stock will be voted "FOR" any adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Appraisal Rights of Stockholders Who Object to the Merger

        Our stockholders are entitled to statutory appraisal rights under Section 262 of the DGCL ("Section 262") in connection with the Merger. This means that you are entitled to have the value of your shares of common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the Merger Consideration, if the Merger closes, but only if you perfect your appraisal rights by complying with the required procedures under the DGCL. The ultimate amount you would receive in an appraisal proceeding could be more than, the same as or less than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights in accordance with Section 262, you must submit a written demand for appraisal to us before the stockholder vote is taken on the Merger Agreement and you must NOT vote in favor of the adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. Please see the section titled "Appraisal Rights" on page 61 and the text of the Delaware appraisal rights statute, Section 262, which is reprinted in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

        We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Sponsor, directly or through one or more affiliates or representatives, may, at its own cost, also make additional solicitation by mail, telephone, facsimile or other contact in connection with the Merger.

        We have engaged MacKenzie Partners, 156 Fifth Avenue, New York, New York, 10010, to assist with the solicitation of proxies for the special meeting and to communicate with stockholders regarding the Merger Agreement and the Merger, for an estimated fee of $12,500 plus expenses.

        We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

 PARTIES TO THE MERGER

Keynote Systems, Inc.

        The Company is a leading global provider of mobile and Web cloud testing and monitoring services. We maintain one of the world's largest on-demand performance testing and monitoring networks comprising approximately 7,000 measurement computers and mobile devices in over 300 locations covering 180 countries. Our global network enables our customers to continuously test, monitor and assure the online and mobile experience. We deliver our products and services primarily through a cloud-based model on a subscription basis to world-class telecommunications and enterprise customers, representing a broad cross-section of industries.

        Our principal executive offices are located at 777 Mariners Island Boulevard, San Mateo, California 94404, and our telephone number is (650) 403-2400.

Hawaii Parent Corp.

        Hawaii Parent Corp. is a Delaware corporation that was formed in anticipation of the Merger by an investment fund affiliated with the Sponsor. The Sponsor is a private equity firm that invests across multiple industries, with a particular focus on enterprise and infrastructure software and financial and business services. Upon completion of the Merger, we will be a wholly-owned subsidiary of Parent. Parent currently has minimal assets and no operations.

        Parent's principal executive offices are located at c/o Thoma Bravo, LLC, 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

Hawaii Merger Corp.

        Hawaii Merger Corp. is a Delaware corporation formed by Parent in anticipation of the Merger. Merger Sub is a wholly-owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation. Merger Sub currently has minimal assets and no operations.

        Merger Sub's principal executive offices are located at c/o Thoma Bravo, LLC, 600 Montgomery Street, 32nd floor, San Francisco, CA 94111, and its telephone number is (415) 263-3660.

PROPOSAL ONE

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

        The Merger Agreement provides that Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

        In the Merger, each outstanding share of common stock (other than shares held in our treasury and shares owned by our wholly-owned subsidiaries, Parent, Merger Sub or any affiliates of Parent) will be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes. The Merger Consideration is $20.00 in cash per share of our common stock.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt the Merger Agreement. A failure to vote your shares of our common stock or an abstention will have the same effect as voting against the adoption of the Merger Agreement. As a condition to its willingness to enter into the Merger Agreement, Parent required that certain of our directors and executive officers enter into voting agreements that, subject to certain terms and conditions, obligates them to vote their shares of our common stock, which represented approximately [        ] percent of our outstanding common stock as of the record date for the special meeting, for adoption of the Merger Agreement. The form of voting agreement is attached to this proxy statement as Annex C. See the section entitled "Interests of Our Directors and Executive Officers in the Merger" beginning on page 39.

        The Board recommends that you vote "FOR" the proposal to adopt the Merger Agreement.

        In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company.

Background of the Merger

        Keynote is a leading global provider of mobile and Web cloud testing and monitoring services. The Board, together with senior management, regularly reviews our growth prospects and business strategy as well as potential strategic alternatives to maximize stockholder value, including opportunities for acquisitions, business expansion, stock repurchases, dividends and potential merger or sale opportunities. For example, the Company has paid quarterly dividends to its stockholders since December of 2009 and has historically effected open market repurchases of our common stock through a share repurchase program and self-tender offer approved by the Board from time to time since 2001.

        In early 2007, the Company received an unsolicited indication of interest from a financial sponsor, valuing the Company at approximately $15.00 per share of common stock, which represented a premium of approximately 13% to the then-current market price. Upon receipt of such indication of interest, the Company engaged Savvian as financial advisor to explore strategic alternatives to maximize stockholder value. Savvian contacted additional potentially interested parties regarding a potential strategic transaction involving the Company. Although eight parties (three of which were financial sponsors and five of which were strategic parties) executed confidentiality agreements and conducted due diligence on the Company, ultimately the Company received feedback from each party that the Company's collection of assets, which span different industries and markets and include real estate that was difficult to value, were unlikely to be a strategic fit for any of them. The Board determined at the time that the stated levels of interest did not present an opportunity for a meaningful valuation premium for our stockholders and that, accordingly, it was in our stockholders' best interest for the Company to continue to pursue its strategy as an independent company.

        In 2008 and the first half of 2009, the Company informally explored potential strategic transactions involving the Company with one financial sponsor and two strategic parties. In the second half of 2009, based in part on the current trends of consolidation in the mobile and Web cloud testing and monitoring services industry, the Board again instructed Savvian to contact parties that may be interested in a potential strategic transaction involving the Company. Between the fall of 2009 and the spring of 2010, Savvian initiated contact with nine strategic parties and four financial sponsors, including Thoma Bravo. Five strategic parties and three financial sponsors executed confidentiality agreements and conducted due diligence on the Company, and four parties ultimately submitted proposals or preliminary proposals to acquire the Company or a part of its business. Two of the proposals were from strategic parties and two were from financial sponsors, one of which was Thoma Bravo and the other of which we refer to as Financial Sponsor A. Each of the formal acquisition proposals valued the Company at approximately $15.00 per share of our common stock, which represented a premium of approximately 30-35% to the then-current market price. The Board evaluated these proposals based on a variety of factors and determined that a potential transaction with Financial Sponsor A presented the greatest amount of certainty and possibility for maximizing stockholder value, and entered into an exclusivity arrangement with Financial Sponsor A. However, Financial Sponsor A ultimately lowered its proposed price, at which time the Board determined that it was in our stockholders' best interest for the Company to continue to pursue its strategy as an independent company.

        From time to time during the years 2009 through 2012, in response to various unsolicited inquiries about the Company or at the encouragement of financial advisory firms, Umang Gupta, the chief executive officer of the Company, and Curtis Smith, the chief financial officer of the Company, met with representatives of various strategic parties and financial sponsors to discuss the Company's publicly available information and whether there would be mutual interest in a potential strategic transaction involving the Company. In some cases, these conversations led to larger management meetings and meaningful strategic discussions, but none ultimately led to an offer for a potential strategic transaction involving the Company, other than as discussed below.

        In December 2012, at the recommendation of a third-party financial advisor, Messrs. Gupta and Smith met with the chief executive officer and chief strategy officer of a strategic party, which we refer to as Strategic Party A, to provide it with an overview of the Company's publicly available information. Messrs. Gupta and Smith told Strategic Party A that the Company was not in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value.

        In late January 2013, Mr. Smith met with a representative of a financial sponsor that had been contacted initially by Savvian in 2007, which we refer to as Financial Sponsor B, to provide an update on the Company's business and discuss the Company's previously disclosed information. Mr. Smith told Financial Sponsor B that the Company was not in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value. The representative from Financial Sponsor B said that it would review the opportunity and would contact Mr. Smith again if there was any further interest on the part of Financial Sponsor B. Financial Sponsor B did not contact the Company with any further interest.

        In early February 2013, during ongoing consolidation activities in the mobile and Web cloud testing and monitoring services industry, the Company received unsolicited requests for informational meetings from Financial Sponsor A and Thoma Bravo.

        On February 5, 2013, Mr. Smith met with representatives of Thoma Bravo and provided them with an update on the Company based on information that had become publicly available since the 2009 process in which Thoma Bravo had participated. The Thoma Bravo representatives told Mr. Smith that Thoma Bravo was interested in exploring a potential acquisition of the Company. Mr. Smith said that the Company was not engaged in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value. Mr. Smith also advised that the Company was likely not in a position to engage in discussions unless the valuation proposed represented a significant premium for our stockholders. The Thoma Bravo representatives confirmed that Thoma Bravo understood the Company's message on valuation and requested access to non-public information regarding the Company. The Company executed a confidentiality agreement with Thoma Bravo that day and thereafter provided access to certain non-public information regarding the Company.

        Between February and June of 2013, in response to questions and information requests related to the due diligence materials the Company had made available to Thoma Bravo and the other parties who later executed confidentiality agreements (as described in more detail below), the Company held numerous calls, meetings and exchanges of correspondence with such parties in connection with their due diligence efforts.

        On February 8, 2013, at the recommendation of a third-party financial advisor, Mr. Smith met with representatives of a strategic party, which we refer to as Strategic Party B at the Company's headquarters. Mr. Smith provided them with an overview of the Company's publicly available information and they expressed interest in exploring a potential strategic transaction involving the Company. Mr. Smith told the representatives that the Company was not engaged in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value. As in the meeting with Thoma Bravo on February 5, Mr. Smith advised that the Company was not interested in engaging in discussions unless the valuation proposed represented a significant premium for our stockholders.

        On February 13, 2013, at the request of another strategic party, which we refer to as Strategic Party C, the Company held a management meeting at the Company's headquarters regarding potential business development partnership opportunities. Messrs. Gupta and Smith, along with other members of the senior management of the Company, provided representatives of Strategic Party C an overview of the Company's products and business. Following the meeting, the representatives of Strategic Party C met separately with Messrs. Gupta and Smith and said that Strategic Party C was interested not only in business development opportunities but also in a potential acquisition of the Company. The Company's executives told the representatives that the Company was not in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value. The Company executed a confidentiality agreement with Strategic Party C on February 27, 2013, and thereafter provided access to certain non-public information regarding the Company.

        On February 15, 2013, Mr. Smith met with representatives of Financial Sponsor A to discuss the Company's publicly available information in connection with Financial Sponsor A's potential interest in making open market investments in our common stock. A representative of Financial Sponsor A's private equity group also attended the meeting.

        On February 24, 2013, at the request of another strategic party, which we refer to as Strategic Party D, Mr. Gupta met with the chief executive officer of Strategic Party D. Mr. Gupta provided an overview of the Company's publicly available information, and potential synergies that might result from a combination between the Company and Strategic Party D were discussed. Mr. Gupta told the chief executive officer of Strategic Party D that he should contact the Company if he was interested in having further discussions regarding a potential strategic transaction involving the Company.

        On February 28, 2013, Strategic Party C contacted Mr. Smith by e-mail and requested an in-person meeting with members of management of the Company, including its sales team, as well as access to additional non-public information regarding the Company. Mr. Smith confirmed that the Company was willing to meet with Strategic Party C as requested and invited them to propose dates for such meeting.

        On March 1, 2013, Mr. Smith held a conference call with representatives of Thoma Bravo. The Thoma Bravo representatives told Mr. Smith that their firm was reviewing the due diligence information that the Company had made available, and Mr. Smith responded to questions posed by the representatives of Thoma Bravo regarding such information. On the call, Mr. Smith stated that the Company would be willing to continue discussions with Thoma Bravo only if Thoma Bravo was interested in making an offer at a valuation that represented a significant premium for our stockholders.

        On March 5, 2013, at the request of another strategic party, which we refer to as Strategic Party E, Mr. Smith met with representatives of Strategic Party E and provided them with an overview of the Company's publicly available information. Mr. Smith advised that the Company was not engaged in a formal sale process, but that it was open to exploring all potential strategic opportunities to maximize stockholder value.

        On March 27, 2013, Strategic Party B contacted Mr. Smith and confirmed that Strategic Party B was interested in receiving non-public information about the Company and having further discussions regarding a potential strategic transaction involving the Company. On April 1, 2013, the Company executed a confidentiality agreement with Strategic Party B and made preliminary due diligence information available over the course of the following days and weeks.

        On March 28, 2013, Messrs. Gupta and Smith met with representatives of Thoma Bravo. Thoma Bravo advised that, based on its preliminary diligence, it was interested in making an offer for the Company. Thoma Bravo further advised that any offer based on the initial diligence it had conducted to date would be preliminary in nature, but that it was interested in receiving access to additional diligence materials in order to develop a more substantive offer. At the meeting, Messrs. Gupta and Smith told the Thoma Bravo representatives that the Company's second fiscal quarter results might be lower than its previously published projections.

        On April 1, 2013, Thoma Bravo contacted the Company and confirmed that it was interested in further exploring an acquisition. Thoma Bravo also submitted a request for additional due diligence information, which the Company made available over the course of the following days and weeks.

        On April 5, 2013, Mr. Smith called a representative of Strategic Party C to follow up regarding Strategic Party C's earlier interest and request for a sales meeting. The representative of Strategic Party C confirmed Strategic Party C was still interested in scheduling the meeting, but that it had been delayed by an internal review process. The meeting was subsequently scheduled for May 8, 2013 at the Company's headquarters.

        On April 5, 2013, the members of the Board participated in a conference call to discuss with the management of the Company the recent inquiries and indications of interest with respect to a potential strategic transaction involving the Company. The Board members agreed that the management of the Company should continue conversations with the interested parties and the Board would consider retaining a financial advisor if and when a meaningful offer was received.

        On April 9, 2013, representatives of Thoma Bravo attended a meeting at the Company's headquarters with Mr. Smith and six other members of the Company's senior management team, including the vice presidents of sales, DeviceAnywhere sales, marketing, operations, products and engineering. At the meeting, the Company provided a comprehensive overview of its business. At the meeting, Mr. Smith also told the representatives of Thoma Bravo that if Thoma Bravo wished to submit a proposal, it should do so in advance of the meeting of the Board scheduled on April 26, 2013.

        On April 15, 2013, the Company issued a press release regarding its preliminary results for its second fiscal quarter and giving guidance that the Company's earnings for such fiscal quarter would be lower than the Company's previous public guidance. Following the announcement, the price of our common stock fell from approximately $13.00 per share to $11.45 per share.

        On April 25, 2013, the Company received a written proposal from Thoma Bravo to acquire the Company for $17.75 per share in cash, which represented a 36% premium over the then-current market price. The offer included a request for exclusive negotiations for 15 business days to allow Thoma Bravo to complete its due diligence on the Company and to reach agreement on definitive documents.

        On April 26, 2013, the Board held a regularly scheduled meeting. At the meeting, the Board approved a stock repurchase plan and a regular cash dividend to our stockholders, among other items. Mr. Gupta also provided the Board with a report regarding the written proposal received from Thoma Bravo and the other recent inquiries from, and conversations with, parties having an interest in a potential strategic transaction involving the Company, as well as an overview of other consolidation and strategic activity in the mobile and Web cloud testing and monitoring services. In addition, a representative from counsel to the Company, Fenwick & West LLP ("Fenwick"), advised the directors concerning their fiduciary duties in circumstances involving a potential change of control of the Company, including the written proposal received from Thoma Bravo. The Board then considered the retention of a financial advisor to advise it with respect to the desirability of effecting a potential strategic transaction involving the Company, including an acquisition of the Company, as well as with respect to the Company's current standalone business value, the enterprise value levels that might reasonably be achieved with execution of the Company's business and financial plan under various valuation methodologies and the aspects of business performance on which valuation would be most dependent. Mr. Smith then reported on the three financial advisory firms that management would recommend for consideration as the Company's financial advisor and the reasons for those recommendations. Following discussion, the Board appointed a special committee consisting of independent Board members Charles M. Boesenberg, Mohan Gyani and Raymond L. Ocampo, Jr., to interview the three financial advisory firms and make a recommendation to the full Board as to the advisory firm to be selected, with authority to approve the fees and other terms of engagement for the selected firm.

        On May 5, 2013, the special committee of the Board recommended to the Board that the Company engage Savvian because its engagement proposal represented the best terms and because it was the best positioned to lead an effective process given its history with, and knowledge of, the Company and the field of parties that might be interested in a potential strategic transaction involving the Company. The Board approved the engagement of Savvian and on May 6, 2013 the Company entered into an engagement agreement with Savvian.

        On May 8, 2013, the Company held a meeting at its headquarters with Strategic Party C. In attendance were Messrs. Gupta and Smith, as well as the vice presidents of sales, DeviceAnywhere sales, marketing and operations. The Company advised Strategic Party C that the Company had recently received an unsolicited offer and had subsequently commenced a process to evaluate a potential strategic transaction involving the Company. The Company encouraged Strategic Party C to accelerate its evaluation of the Company and to submit a proposal if it was interested in pursuing such a transaction.

        On May 9, 2013, Messrs. Gupta and Smith met with representatives of Savvian to discuss Savvian's valuation analysis of the Company as well as a list of parties that would potentially be interested in a strategic transaction involving the Company, based upon such parties' strategic fit, financial capability, transactional activity and expressed interest, among other factors. Given the parties with whom the Company was already engaged in discussions, and the likelihood that such parties would be capable of making proposals to acquire the Company at a meaningful premium to the then-current market price of our common stock, Messrs. Gupta and Smith and Savvian determined that Savvian should concentrate its preliminary outreach on seven additional strategic parties.

        On May 14, 2013, the Company held a meeting with representatives of Strategic Party B at the Company's headquarters. Messrs. Gupta and Smith attended, along with the vice presidents of products and operations. The Company's executives advised the representatives of Strategic Party B that the Company had recently received an unsolicited offer and had commenced a formal process to evaluate potential strategic transactions involving the Company. The Company's executives encouraged Strategic Party B to continue its consideration and evaluation of such a transaction on an accelerated time frame.

        On May 15, 2013, Mr. Gupta met with representatives of Thoma Bravo. The parties discussed the status of the written proposal delivered by Thoma Bravo. Mr. Gupta confirmed that the Company had commenced a formal process to assess the possibility of a potential strategic transaction involving the Company and that the Company was not in a position at such time to grant Thoma Bravo's request for exclusivity. Mr. Gupta encouraged Thoma Bravo instead to continue its evaluation of a potential strategic transaction involving the Company on a non-exclusive basis. Mr. Gupta also urged Thoma Bravo to significantly raise its offer, but confirmed that he would present all proposals received to the Board.

        On May 15, 2013, Savvian contacted Strategic Party A, one of the parties to whom Mr. Smith had provided an overview of the Company's public information in recent months, and confirmed that the Company had received an unsolicited bid and had commenced a formal process to assess the possibility of a potential strategic transaction involving the Company. Savvian invited Strategic Party A to formally join the process and evaluate the potential for a strategic transaction involving the Company. On May 23, 2013, Strategic Party A declined to participate in the process, citing a lack of strategic interest.

        During the week of May 20, 2013, Savvian contacted and followed up with the seven additional parties that the Company and Savvian had previously identified as potential additional participants in a process to evaluate a strategic transaction involving the Company. Over the following weeks, two of the parties contacted declined to receive additional information and two others expressed initial interest but ultimately declined to join the process after receiving and evaluating preliminary public information regarding the Company, each citing a lack of strategic interest or other strategic priorities.

        On May 20, 2013, Savvian followed up with Strategic Party E, who had previously met with Mr. Smith to learn about the Company and explore the possibility of a strategic transaction involving the Company. Savvian sent Strategic Party E preliminary information regarding the Company and advised Strategic Party E that the Company had received an unsolicited offer and had subsequently commenced a formal process to assess the possibility of a potential strategic transaction. Savvian encouraged Strategic Party E to participate in the process.

        On May 21, 2013, Strategic Party C contacted the Company and advised that it would not be making a proposal with respect to a potential strategic transaction involving the Company, citing other strategic priorities.

        On May 21, 2013, Savvian followed up with Strategic Party D, who had previously met with Mr. Gupta on February 24, 2013 to learn about the Company and explore potential synergies with the Company. On June 4, 2013, Strategic Party D executed a confidentiality agreement and the Company thereafter provided access to certain non-public information regarding the Company.

        On May 26, 2013, Strategic Party B contacted Mr. Gupta and told him that Strategic Party B was continuing to evaluate the opportunity and would deliver a letter of intent by May 31, 2013.

        On May 28, 2013, Strategic Party E contacted Savvian and confirmed its interest in participating in the Company's process. On June 4, 2013, Strategic Party E executed a confidentiality agreement and Savvian invited representatives of Strategic Party E to meet with the management of the Company. Savvian followed up with Strategic Party E to advise that the process was moving quickly and to encourage Strategic Party E to accelerate its evaluation of a potential strategic transaction involving the Company. However, due to scheduling conflicts, Strategic Party E was not able to schedule a meeting prior to June 25, 2013.

        On June 1, 2013, Strategic Party B advised Mr. Gupta that it was continuing its evaluation and would deliver its feedback by the middle of the following week.

        On June 5, 2013, Savvian held a conference call with Strategic Party B, during which Savvian provided an update with respect to the process and provided guidance that Strategic Party B's offer should reflect a valuation of at least $20.00 per share. Strategic Party B reiterated its interest in the Company and stated that it intended to continue to participate in the process.

        Later on June 5, 2013, representatives of Thoma Bravo met with Messrs. Gupta and Smith to deliver a revised written proposal to acquire the Company for $18.75 per share in cash, a 5.6% increase over Thoma Bravo's prior proposal on April 25, 2013. The proposal specified that the definitive agreement would not be subject to a financing contingency. Thoma Bravo again requested the right to exclusive negotiations for a period of 10 business days and advised its offer would expire on June 9, 2013. Messrs. Gupta and Smith responded that the Company was likely not in a position at such time to grant such request for exclusivity, but urged Thoma Bravo to continue participating in the process on a non-exclusive basis and to raise its offer to not less than $20.00 per share. Thoma Bravo said that it would continue its due diligence and participate in the process on a non-exclusive basis, provided that the Company committed to working towards execution of definitive agreements as promptly as practicable.

        On June 7, 2013, the Board met by telephone conference to discuss the revised written proposal from Thoma Bravo and the status of the discussions with other parties. The Board determined that the Company and its advisors should continue to engage with Thoma Bravo on a non-exclusive basis and to make available the additional information requested by Thoma Bravo, while also encouraging Strategic Party B and other interested parties to submit competitive written proposals as promptly as possible.

        On June 11, 2013, the Company received a draft merger agreement from Thoma Bravo's counsel, Kirkland & Ellis LLP ("K&E"), and the Company commenced review of the agreement with its counsel, Fenwick.

        Also on June 11, 2013, Savvian contacted Strategic Party B to inquire as to the status of its potential proposal. Strategic Party B said that it would deliver a letter of intent on June 14, 2013.

        On June 12, 2013, Savvian held a call with the financial advisors representing Strategic Party D and advised that the process was moving quickly. Savvian encouraged Strategic Party D to submit a proposal valuing the Company at least $20.00 per share within one week following the management meeting that the parties had scheduled for June 15, 2013.

        On June 14, 2013, the Company received a written proposal from Strategic Party B to acquire the Company for $18.00-19.00 per share in cash, which represented a premium of 35-43% per share to the Company's then-current market price. The proposal requested the right to negotiate exclusively with the Company and confirmed Strategic Party B's commitment to working towards definitive agreements within three weeks. Savvian advised Strategic Party B that the valuation of the Company implied by the proposed price range was not more favorable than the current proposal from another interested party and that Strategic Party B would need to raise its proposal to at least $20.00 per share in order to remain competitive in the process. Subsequently, representatives of Strategic Party B verbally confirmed to Savvian that its proposal was at the high end of its offered range, $19.00 per share, and that Strategic Party B was committed to working towards potentially delivering a higher bid by June 21, 2013. Savvian also advised that, based on Strategic Party B's proposal, the Company was likely not in a position at such time to grant Strategic Party B's request for exclusivity, and Strategic Party B agreed to continue to participate in the process on a non-exclusive basis.

        Later on June 14, 2013, Savvian contacted a representative of Thoma Bravo and advised that the Company had received a more competitive proposal than the most recent proposal from Thoma Bravo and that the Company would therefore be required to begin to prioritize discussions with the other party unless Thoma Bravo increased its proposal.

        On June 15, 2013, the Company held the previously scheduled management meeting with representatives of Strategic Party D, at which Messrs. Gupta, Smith and the vice presidents of products and operations presented an overview of the Company. After the meeting, Savvian advised Strategic Party D that it should promptly provide feedback regarding its interest level, valuation and timing.

        Also on June 15, 2013, Savvian held separate conference calls with representatives of each of Thoma Bravo and Strategic Party B. Thoma Bravo confirmed on such call that it was substantially complete with its business due diligence. Thoma Bravo further committed to finalizing legal due diligence and definitive documentation and providing final pricing feedback by the end of the following week, and said that it would be prepared to send representatives of K&E to the offices of Fenwick to finalize such definitive documentation. On the call between Savvian and representatives of Strategic Party B, Strategic Party B requested a visit to the Company's SIGOS office in Germany, and arrangements were promptly made for representatives of Strategic Party B to visit the Company's SIGOS office in Germany.

        Later on June 15, 2013, the Board met by telephone conference with Messrs. Gupta and Smith and representatives of Savvian and Fenwick to review the status of the process. The Board discussed the June 14 written proposal received from Strategic Party B and the status of discussions with Thoma Bravo, including Thoma Bravo's advice that it was prepared to move quickly to finalize definitive documentation. The Board determined that the Company should continue moving forward with all engaged parties on a non-exclusive basis and continue to push each of them to raise their proposals to at least $20.00 per share. Thereafter, Savvian told Thoma Bravo that the Company would authorize Fenwick to seek to finalize definitive documentation in the following week.

        Over the course of the week of June 17, 2013, representatives of K&E met with representatives of Fenwick at Fenwick's offices to discuss the status of legal due diligence and to negotiate the definitive documentation. On the evening of June 17, Fenwick provided K&E with a revised draft of the draft merger agreement. The draft provided by Fenwick included, among other things, a provision pursuant to which, following the execution of the merger agreement, the Company could continue negotiations with certain "excluded parties" (defined as parties with whom the Company was in discussions at the time of such execution) and, if any such excluded party proposed a "superior proposal," the Company could terminate the merger agreement after paying a termination fee that was approximately 50% of the termination fee payable by the Company in any other circumstance. Fenwick also discussed with K&E the potential inclusion of a "go-shop" provision in the merger agreement in addition to such "excluded parties" provision.

        Also during the week of June 17, 2013, the Company held extensive due diligence sessions with Strategic Party B. In response to Strategic Party B's recent request for a meeting at the Company's SIGOS office in Germany, the Company invited representatives of Strategic Party B to attend the SIGOS user conference in Nuremberg, Germany on June 18, 2013. While in Nuremberg for the conference, Mr. Gupta, a member of the Board and the head of the SIGOS business met with the representatives of Strategic Party B to present an overview of the SIGOS business and to respond to related due diligence inquiries.

        Simultaneously with the meetings held in Germany, the Company hosted extensive, multi-day management meetings with representatives of Strategic Party B and its advisors at the Company's headquarters in California. At such meetings, Mr. Smith, the Company's vice presidents of products, operations and engineering, the Company's chief accounting officer and the Company's head of legal and human resources presented information about all aspects of the Company's business and responded to related due diligence questions. Additionally, on June 21, 2013, the Company's auditors and

Strategic Party B's auditors met to continue Strategic Party B's evaluation of the Company's accounting policies and financial results.

        On June 19, 2013, the financial advisor to Strategic Party D notified Savvian that Strategic Party D was not interested in further participation in the process, citing Strategic Party D's concerns about its ability to successfully develop a combined company.

        On June 21, 2013, the day on which Strategic Party B was due to submit its revised proposal, representatives of Strategic Party B e-mailed Savvian that they were still reviewing the due diligence materials and would need more time to consider whether they could revise their offer. In response, Mr. Gupta e-mailed the representative of Strategic Party B advising that the Board was meeting at 4:00 p.m. Pacific time on the following day to evaluate the advanced status of the negotiations with the other party, and that Strategic Party B should submit a revised proposal in line with the Company's prior guidance on price before that meeting and should also state whether it would be able to commit to executing a definitive merger agreement within one week on substantially the form provided by the Company. Shortly thereafter, Fenwick sent Strategic Party B a draft form of merger agreement. Later that evening, Strategic Party B confirmed to Mr. Gupta that it was seeking to finish its analysis as expeditiously as possible and requested an additional 48 hours to consider revising its prior proposal.

        On the morning of June 22, 2013, Savvian held a call with representatives of Strategic Party B. Savvian provided an update on the status of discussions with the other party, specifically advising that the Company expected to be in a position to sign definitive agreements with the other bidder at a price of $20.00 per share by the end of the weekend. The representative of Strategic Party B told Savvian that it would not be able to submit a revised written proposal before the end of the weekend and further declined to specify whether Strategic Party B would ultimately be able make a proposal over $20.00 per share.

        At 1:00 p.m. Pacific time on June 22, 2013, Mr. Gupta spoke with representatives of Thoma Bravo. Thoma Bravo said that it would be willing to increase its proposal to $20.00 per share in cash in exchange for certain changes in the Merger Agreement, including a "no-shop" provision (subject to exceptions for "superior proposals" and "intervening events"), the deletion of the "excluded parties" exception to the "no-shop" provision, the absence of any "go-shop" provision and a break-up fee equal to 3.5% of the equity value of the Company that would be payable by the Company in certain circumstances, including a termination of the Merger Agreement by the Company in order to enter into an alternative agreement with respect to a superior proposal from a third party. Thoma Bravo further stated that the offer was conditioned upon the execution of the Merger Agreement prior to the end of the weekend. Mr. Gupta advised that he would present Thoma Bravo's proposal to the Board.

        At 4:00 p.m. Pacific time on June 22, 2013, the Board met by conference call with Messrs. Gupta and Smith and representatives of Savvian and Fenwick. Representatives of Fenwick presented a summary of the legal terms of the Merger Agreement and an overview of the directors' fiduciary duties. Savvian then reviewed the history of the process, the economic terms of Thoma Bravo's proposal and Savvian's financial advice and supporting analysis, and delivered its oral opinion, which was confirmed in writing shortly thereafter, that, subject to the qualifications and assumptions set forth in Savvian's opinion, the Merger Consideration to be received by our stockholders pursuant to the Merger Agreement was fair, from a financial perspective, to such stockholders. The full text of Savvian's written opinion, dated June 22, 2013, is attached to this proxy statement as Annex B. After extensive discussion, the Board unanimously (i) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and our stockholders and (iii) resolved to recommend the adoption of the Merger Agreement by our stockholders. The Board further authorized the Company to enter into the Merger Agreement and other related definitive documents as soon as the parties and their legal counsel had finalized such documents, including the disclosure schedule to the Merger Agreement.

        In the early morning of June 23, 2013, a representative of Strategic Party B contacted Savvian requesting an update on the outcome of the Board meeting. Later that morning, Savvian confirmed that, as anticipated, the Board had authorized the Company to enter into an agreement with the other party the prior day. However, Savvian advised that the definitive documents had not yet been finalized and that Strategic Party B was welcome and encouraged to contact the Company or Savvian by 3:00 p.m. Pacific time if it had any revision to its prior proposal or any other new material information. The representative of Strategic Party B confirmed that Strategic Party B was meeting internally that day to further discuss its proposal and that Strategic Party B would be in touch with the Company or Savvian if Strategic Party B were in a position to increase its offer. Neither the Company nor Savvian received any further communications from Strategic Party B.

        Later in the evening on June 23, 2013, the Company and Thoma Bravo finalized the ancillary documents to the Merger Agreement and executed the Merger Agreement, and certain directors and officers and Thoma Bravo executed the Voting Agreements. The transaction was announced on the morning of Monday, June 24, 2013.

Recommendation of The Board; Reasons for the Merger

        The Board (i) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and our stockholders and (iii) resolved to recommend the adoption of the Merger Agreement by our stockholders. Accordingly, the Board unanimously recommends that our stockholders vote "FOR" adoption of the Merger Agreement.

        In evaluating the proposed Merger, the Board consulted with management and outside legal and financial advisors. In reaching its decision to approve the Merger Agreement and the Merger, and to recommend that our stockholders vote to adopt the Merger Agreement, the Board considered a number of factors weighing in favor of the Merger, including the following:

  •
  the Merger Consideration of $20.00 in cash per share of our common stock and the fact that the Merger Consideration represents premiums of approximately 48.0 percent over the closing share price on the last trading day prior to our announcement of the Merger Agreement, of approximately 50.3 percent over the average closing share price during the 10 days prior to our announcement of the Merger Agreement, of approximately 54.6 over the average closing share price during the 30 days prior to our announcement of the Merger Agreement, and of approximately 60.8 percent over the average closing share price during the 60 days prior to our announcement of the Merger Agreement;

  •
  the oral opinion of Savvian on June 22, 2013 to the Board (subsequently confirmed in writing) as to the fairness, from a financial point of view, to our stockholders (other than Parent, the Company or stockholders who properly exercised appraisal rights under applicable law) of the Merger Consideration to be received by such stockholders pursuant to the Merger Agreement, as more fully described below under the caption "Opinion of Savvian, Financial Advisor to the Board of Directors";

  •
  the fact that Parent has received an equity commitment letter from the Sponsor, to provide equity financing in an aggregate amount sufficient to finance portions of the Merger Consideration, payments in respect of Company options, restricted stock units and restricted stock and related fees and expenses upon consummation. In addition, the Sponsor has guaranteed to us Parent's obligation under the Merger Agreement to pay a termination fee of $27,600,000 in certain circumstances;

  •
  the fact that the Merger Consideration is all cash and provides certainty of value to our stockholders as compared to a transaction that would involve stock as part or all of the consideration;

  •
  the fact that the Merger is not subject to a financing condition;

  •
  the fact that the Sponsor increased the price it was willing to pay during the sale process by approximately 6.7 percent over its June 5, 2013 offer;

  •
  the likelihood that the Sponsor would close the transaction on the terms set forth in the Merger Agreement;

  •
  the overall terms of the proposed transaction;

  •
  the fact that the Sponsor did not negotiate terms of employment, including any compensation arrangements or equity participation in the surviving corporation, with our management for the period after the Merger closes;

  •
  the regular evaluation of strategic alternatives by the Board and the Board's familiarity with our business, operations, financial condition, general industry, economic, and market conditions, including the risks and uncertainties in our business, in each case on a historical, current, and prospective basis;

  •
  the likelihood of completion of the Merger as a general matter;

  •
  the strategic alternative process conducted by the Company and the possible alternatives to the Merger (including the possibility of continuing to operate the Company as an independent company), the range of possible benefits to our stockholders of such alternatives relative to the Company's prospects as an independent company, and the timing and likelihood of accomplishing the goals of any such alternatives; and

  •
  the fact that Savvian assisted the Board as its financial advisor in its process of exploring strategic alternatives.

        The Board also considered potential risks and negative factors relating to the Merger, including the following:

  •
  the fact that, after the Merger, our current stockholders will no longer participate in the opportunity for future earnings and growth of the Company and will cease to benefit from any future increases in the value of the Company;

  •
  the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential effect on business and customer relationships, and the transaction costs that will be incurred even if the Merger is not consummated;

  •
  the fact that the all-cash price will be taxable to our stockholders;

  •
  the restrictions in the Merger Agreement on the conduct of our business prior to the consummation of the Merger, requiring us to conduct our business in the ordinary course of business, subject to certain specific exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending the consummation of the Merger;

  •
  the provision in the Merger Agreement requiring the Company to pay a termination fee of $13,800,000 or to reimburse Parent's transaction expenses in an amount of up to $2,000,000 if the Merger Agreement is terminated under certain circumstances;

  •
  the fact that the Merger Agreement prevents us from actively soliciting other Acquisition Proposals; and

  •
  the fact that certain of our officers and directors have certain interests in the Merger that are in addition to their interests as stockholders, which has the potential to influence their views and actions in connection with the Merger proposal.

        The foregoing discussion addresses the material factors considered by the Board in its consideration of the Merger Agreement and the Merger, but is not exhaustive and does not present all of the factors considered by the Board. In light of the number and variety of factors and the amount of information considered, the Board did not find it practicable to quantify, rank, or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Board may have given different weights to different factors. The determination to approve the Merger Agreement and the Merger was made after consideration of all of the relevant factors as a whole, and the Board based its ultimate decisions to approve the Merger Agreement and the Merger on its business judgment that the potential risks and other negative aspects of the Merger did not outweigh the benefits of the Merger to our stockholders.

Opinion of the Company's Financial Advisor

        The Company has retained Savvian to act as its lead financial advisor in connection with the Merger. On June 22, 2013, Savvian delivered its oral opinion to the Board and subsequently confirmed in writing that, as of that date, the Merger Consideration to be received by our stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders.

        Except as described below, the Company did not impose any limitations on Savvian with respect to the investigations made or procedures followed in rendering its opinion. Further, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger.

        The full text of the written opinion that Savvian delivered to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Savvian is attached as Annex B to this proxy statement. You should read the opinion carefully in its entirety. The following summary of the Savvian opinion has been included in this proxy statement, which is qualified in its entirety by reference to the full text of the opinion attached as Annex B.

        Savvian provided its opinion to the Board for the benefit and use of the Board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. Savvian's opinion does not constitute a recommendation to any stockholder as to how that stockholder should vote on the proposed adoption of the Merger Agreement. The Savvian opinion was approved by a fairness committee of Savvian.

        The opinion addresses only whether the Merger Consideration to be received by our stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders. The opinion does not address the Company's underlying business decision to enter into the Merger, and it does not constitute a recommendation to the Company, the Board or any committee thereof, our stockholders or any other person as to any specific action that should be taken in connection with the Merger. Savvian was not asked to, nor did it offer any opinion as to the material terms of the Merger Agreement or the structure of the Merger. Further, the opinion does not address the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or class of such persons.

        For purposes of its opinion, Savvian:

  (i)
  reviewed the draft of the Merger Agreement dated June 22, 2013;

  (ii)
  reviewed certain publicly available financial statements and other information provided to it by the Company relating to the Company;

  (iii)
  reviewed certain internal financial statements, other financial and operating data and other information concerning the Company prepared and/or provided by the management of the Company;

  (iv)
  reviewed certain financial projections relating to the Company prepared by the management of the Company;

  (v)
  discussed and considered the past and current operations and financial condition and the prospects of the Company with the management of the Company;

  (vi)
  reviewed, discussed and considered with the senior management of the Company certain alternatives to the Merger Agreement;

  (vii)
  reviewed and considered the recent reported closing prices and trading activity for our common stock;

  (viii)
  compared the financial performance of the Company and the prices and trading activity of our common stock with that of certain publicly-traded companies and their securities that it believes to be relevant in evaluating the business of the Company;

  (ix)
  reviewed and considered the financial terms, to the extent publicly available, of certain transactions that it has identified as comparable to the Merger;

  (x)
  participated in discussions and negotiations among representatives of the Company and the Sponsor and their respective legal and financial advisors with respect to the Merger; and

  (xi)
  performed such other analyses and considered such other factors as it deemed appropriate.

        In preparing its opinion, Savvian assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the opinion. With respect to the financial projections relating to the Company and prepared by the management of the Company, the management of the Company informed Savvian, and it assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and it expressed no opinion with respect to such projections or the assumptions on which they are based. Savvian had not made any independent valuation or appraisal of the assets or liabilities of the Company or concerning the fair value of the Company, nor had it been furnished with any such valuations or appraisals. In addition, Savvian assumed that the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement (without any amendments or modifications thereto) without waiver by any party of any material rights thereunder, that each party thereto will fully and timely perform all of the covenants and agreements required to be performed by such party, that in all respects material to its analysis, the representations and warranties contained in the Merger Agreement made by the parties thereto are true and correct in all material respects and that the Merger Agreement executed by the parties thereto does not differ in any material respect from the form of the draft Merger Agreement delivered to Savvian on June 22, 2013. Savvian also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company, Parent or on the expected benefits of the Merger in any way meaningful to its analysis. Savvian's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 22, 2013. Savvian assumed no responsibility to update or revise its opinion based upon events or circumstances occurring or becoming known to it after June 22, 2013.

        Savvian did not make any independent investigation of any legal, accounting or tax matters affecting the Company, and it assumed the correctness of all legal, accounting and tax advice given to the Company and the Board. Savvian was not asked to prepare, nor did it prepare, a formal valuation or appraisal of any of the assets or securities of the Company, Parent or any of their respective affiliates and its opinion should not be construed as such. Savvian took into account its experience in transactions that it believes to be generally comparable or relevant, as well as its experience in securities valuation in general.

        The following represents a brief summary of the material financial analyses performed by Savvian in connection with providing its opinion to the Board. Some of the summaries of financial analyses performed by Savvian include information presented in tabular format. In order to fully understand the financial analyses performed by Savvian, our stockholders should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Savvian.

  Comparable Company Analysis.

        Based on public and other available information and estimated illustrative financial metrics provided by the management of the Company, Savvian calculated the multiples of

  (i)
  enterprise value, defined as equity value, plus debt, preferred stock, minority interests and capital lease obligations, less cash and cash equivalents, to estimated calendar year 2013 and 2014 revenue and earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation or Adjusted EBITDA, referred to below as CY2013E Revenue, CY2014E Revenue, CY2013E EBITDA and CY2014E Adjusted EBITDA, respectively and

  (ii)
  stock price to estimated calendar year 2013and 2014 earnings per share, or EPS, referred to below as CY2013E EPS and CY2014EEPS, respectively,

in each case, for selected companies in the Internet and mobile testing and monitoring industries, based on the closing prices of common shares as of June 21, 2013 (except for Compuware Corporation, for which Savvian adopted the closing prices of common shares as of December 14, 2012). Savvian believes that the 12 companies listed below have similar business and/or financial profiles to that of the Company, but noted that none of these companies has the same management, composition, size, operations or combination of businesses as the Company:

  (i)
  Agilent Technologies Inc.

  (ii)
  Ascom Holding AG

  (iii)
  CA Technologies

  (iv)
  Compuware Corporation

  (v)
  comScore, Inc.

  (vi)
  Hewlett-Packard Company

  (vii)
  Ixia

  (viii)
  JDS Uniphase Corporation

  (ix)
  NetScout Systems, Inc.

  (x)
  NeuStar, Inc.

  (xi)
  Spirent Communications Plc.

  (xii)
  VeriSign, Inc.

        While the comparable company analysis compared the Company to 12 companies in the Internet and mobile testing and monitoring industries, Savvian did not include every company that could be deemed to be a participant in this same industry or in the specific sectors of this industry.

        The following table sets forth the high, low, mean and median trading multiples of Revenue, Adjusted EBITDA and EPS for these 12 companies in the Internet and mobile testing and monitoring industries, based on the closing prices of common shares as of June 21, 2013 (except for Compuware Corporation, for which is based on the closing price of common shares as of December 14, 2012):

	Multiple Range
Metric	Low	High	Median
CY2013E Revenue	0.6	6.7	2.4
CY2014E Revenue	0.6	6.3	2.1
CY2013E Adjusted EBITDA	4.5	15.9	10.1
CY2014E Adjusted EBITDA	5.8	13.7	8.5
CY2013E EPS	6.7	32.5	18.4
CY2014E EPS	6.6	20.2	15.0

        Savvian determined a range of potential trading multiples of Revenue, Adjusted EBITDA and EPS for the Company that it determined, based on comparative analysis and its judgment, were most applicable to the Company. The following table sets forth the multiples indicated by this analysis and the implied per share values to our stockholders:

	Multiple Range		Implied Share Value(1)
Metric	Low	High	Low	High
CY2013E Revenue	1.0	2.8	$9.64	$20.87
CY2014E Revenue	0.9	2.6	$9.43	$20.86
CY2013E Adjusted EBITDA	8.0	13.0	$11.50	$16.64
CY2014E Adjusted EBITDA	7.0	10.0	$11.55	$14.98
CY2013E EPS	12.0	25.0	$8.75	$18.24
CY2014E EPS	10.0	20.0	$8.85	$17.71

(1)
Assumes $57.9 million net cash balance as of March 31, 2013, composed of $57.9 million in cash and no debt. Pricing data based on Capital IQ as of June 21, 2013; the Company financials based on Wall St. estimates; all values based on fully-diluted shares at indicated valuation range.

        Savvian noted that the Merger Consideration was within or above the range of implied per share value, for each of CY2013E Revenue, CY2014E Revenue, CY2013E Adjusted EBITDA, CY2014E Adjusted EBITDA, CY2013E EPS and CY2014E EPS.

Comparable Transactions Analysis.

        Based on public and other available information and estimated illustrative financial metrics from the Company provided by the management of the Company, Savvian calculated the multiples of enterprise value to last-twelve-months (LTM) and next-twelve-months (NTM) Revenue, Adjusted EBITDA and price per share divided by EPS, or Price / Earnings, referred to below as LTM Revenue, NTM Revenue, LTM Adjusted EBITDA, NTM Adjusted EBITDA, LTM Price/Earnings and NTM Price/Earnings, respectively, for the following selected 11 comparable acquisitions of companies in the

Internet and mobile testing and monitoring industries companies and with similar business and/or financial profile to the Company that have been consummated or announced since May 2009:

Announcement Date	Acquirer	Target
5/6/2013	Bain Capital / Golden Gate Capital / Insight Venture Partners / GIC	BMC Software
4/29/2013	Avista Capital Partners	Telular
10/29/2012	Riverbed	Opnet
7/2/2012	Dell	Quest Software
5/7/2012	Ixia	Anue Systems
2/1/2012	Thoma Bravo	InfoVista
12/9/2011	Thoma Bravo	Blue Coat
7/6/2011	Compuware Corporation	dynaTrace Software
1/17/2011	Amdocs	Bridgewater Systems
10/7/2009	Compuware Corporation	Gomez
5/6/2009	Micro Focus	Borland

        No company or transaction used in the comparable transactions analysis is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies and transactions to which the Company and the Merger, respectively, are being compared.

        The following table sets forth the high, low, mean and median multiples of LTM Revenue, NTM Revenue, LTM Adjusted EBITDA, NTM Adjusted EBITDA, LTM Price/Earnings and NTM Price/Earnings for these 11 comparable acquisitions of companies in the Internet and mobile testing and monitoring industries:

	Multiple Range
Metric	Low	High	Mean	Median
LTM Revenue	0.6	9.8	3.4	2.6
NTM Revenue	0.4	6.4	2.6	2.4
LTM Adjusted EBITDA	5.3	25.1	13.3	11.4
NTM Adjusted EBITDA	6.2	18.5	9.9	8.3
LTM Price/Earnings	13.7	43.0	25.5	28.1
NTM Price/Earnings	12.1	37.1	21.7	20.2

        Savvian determined a range of potential multiples of Revenue, Adjusted EBITDA and EPS for the Company that it determined, based on comparative analysis and its judgment, were most applicable to the Company. The following table sets forth the multiples indicated by this analysis and the implied per share values to our stockholders:

	Multiple Range		Implied Share Value(1)
Metric	Low	High	Low	High
LTM Revenue	1.8	3.1	$14.50	$22.32
NTM Revenue	1.3	3.0	$12.09	$23.10
LTM Adjusted EBITDA	9.0	15.0	$11.80	$17.26
NTM Adjusted EBITDA	7.0	12.0	$11.28	$16.81
LTM EPS	20.0	30.0	$12.93	$19.39
NTM EPS	19.0	26.0	$16.23	$22.21

(1)
Assumes $57.9 million net cash balance as of March 31, 2013, composed of $57.9 million in cash and no debt. Pricing data based on Capital IQ as of June 21, 2013; the Company financials based on Wall St. estimates; all values based on fully-diluted shares at indicated valuation range.

        Savvian noted that the Merger Consideration was within or above the range of implied per share value for each of LTM Revenue, NTM Revenue, LTM Adjusted EBITDA, NTM Adjusted EBITDA, LTM EPS and NTM EPS.

Premiums Paid Analysis.

        Savvian reviewed the consideration paid in all acquisitions of publicly traded technology companies headquartered in North America in the five years preceding June 22, 2013. Savvian calculated the premiums paid in these transactions over the applicable stock price of the target company one calendar day prior and 30 calendar days prior to the announcement of the proposed acquisition, and calculated the implied per share value to our stockholders based on a range of premiums that it determined, based on comparative analysis and its judgment, were most applicable to the Company.

	Premiums Paid		Implied Share Value
	Low	High	Low	High
1-Calendar Day	15.0%	50.0%	$15.54	$20.27
30-Calendar Days	25.0%	60.0%	$16.17	$20.70

        Savvian noted that the premium implied by the Merger Consideration was within the range of premiums paid in these transactions based on the closing price of the Company's common shares on June 21, 2013 and the average closing stock price of the Company over the 30 calendar days prior to and including June 21, 2013.

Discounted Cash Flow Analysis

        Savvian performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows of the Company through the fiscal year ending September 30, 2017 and subsequent terminal years, based on estimates by Craig-Hallum Capital Group LLC research for the fiscal year ending September 30, 2014, the guidance of the management of the Company for the fiscal year ending September 30, 2017, an assumed transaction date of September 30, 2013, discount rates ranging from 13.0% to 15.0%, which were based on a weighted average cost of capital analysis, and terminal growth rates ranging from 2.0% to 4.0%, which were based on Savvian's professional judgment and experience. This analysis indicated a range of implied values per share of common stock, on a fully diluted basis, of $14.34 to $18.66.

Securities Research Analysts' Price Targets

        Savvian noted that the future public market trading price targets for our common stock are prepared and published by equity research analysts. These targets reflect each analyst's estimate of the future public market trading price of our common stock. The range of 12-month analyst price targets for our common stock was $13.00 to $16.50 per share. Savvian noted that the closing price per share of our common stock as of June 21, 2013 was $13.51.

        The public market trading price targets published by the securities research analysts do not necessarily reflect current market trading prices for our common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions. Savvian noted that the premium implied by the Merger Consideration was above the range of future public market trading price targets for our common stock prepared and published by equity research analysts.

Miscellaneous

        The foregoing description is only a summary of the analyses and examinations that Savvian deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Savvian. The preparation of a fairness opinion necessarily is a complex process involving subjective judgment and is not necessarily susceptible to partial analysis or summary description. Savvian believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Board. In addition, Savvian may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Savvian with respect to the actual value of the Company.

        In performing its analyses, Savvian made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Savvian are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Savvian with respect to its opinion and were provided to the Board in connection with the delivery of the Savvian opinion that, as of June 22, 2013, the Merger Consideration to be received by the holders of our common stock pursuant to Merger Agreement is fair, from a financial point of view, to such stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

        As described above, Savvian's opinion and presentation were among the many factors the Board took into consideration in making its determination to approve and, to the extent necessary, to vote in favor of the adoption of the Merger Agreement, and should not be viewed as determinative of the views of the Board or management with respect to the Merger or the Merger Consideration. Savvian did not recommend any specific consideration to the Board or state that any specific Merger Consideration constituted the only appropriate Merger Consideration.

        Savvian has acted as financial advisor to the Board in connection with the Merger and its opinion and will receive aggregate fees in the amount of approximately $[3,313,000] for its services, of which approximately $[500,000.00] was payable upon delivery of the opinion and approximately $[2,813,000] is contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse Savvian's expenses and indemnify it against certain liabilities arising out of its engagement.

        Except as described above, in the two years prior to June 22, 2013, Savvian has not provided financial advisory and financing services for the Company other than pursuant to Savvian's engagement in respect of a possible acquisition transaction. In the two years prior to June 22, 2013, Savvian has not received compensation for providing financial advisory or financing services to Parent. Savvian may also seek to provide such services to Parent in the future and expect to receive fees for such services. As previously disclosed to the Company and the Board and stated in Savvian's written opinion, an executive officer of the Company was previously employed by Savvian. This executive officer did not hold a financial interest in Savvian Corporation, the parent company of Savvian as of the date of Savvian's opinion.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendations of the Board, you should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests are described below. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions to adopt the Merger Agreement and the recommendation that our stockholders vote in favor of adopting the Merger Agreement.

  Management Arrangements

        As of the date of this proxy statement, we have not entered into any new employment agreements with our management in connection with the Merger, nor amended or modified any existing employment agreements in connection with the Merger.

        We believe that certain members of our management team will continue to be employed by the Company following the Merger and, further, that some of these members may enter into new arrangements with the Company, or with Parent or other of its affiliates, regarding future employment. These arrangements may also include the right of certain members of management to purchase or participate in the equity of the Company or Parent. The Sponsor, and its affiliates, have not entered into, or negotiated the terms of, any such arrangements with any members of our management, and Parent's and Merger Sub's obligations to complete the Merger are not conditioned upon entry into an such arrangements with members of our management team. Although the Sponsor did not negotiate terms of formal employment agreements with our management for the period after the Merger closes, including any compensation arrangements or equity participation in the Company following the Merger, representatives of the Sponsor did discuss with our management typical equity incentive packages the Sponsor has given to management of its portfolio companies. During those discussions, the Sponsor also noted that it typically liked to keep existing management after an acquisition. The Sponsor also stated that it viewed the transaction as an opportunity to work with the Company's current management team to continue to build the Company.

  Golden Parachute Compensation

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the compensation payable to the Company's named executive officers as it relates to the Merger. The "golden parachute" compensation payable to these individuals is subject to a non-binding advisory vote of our stockholders.

        To the extent that the payments and benefits shown below constitute "excess parachute payments" for purposes of Section 280G of the Code, Mr. Gupta will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of his payment and benefits taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. No named executive officer is entitled to tax gross ups on these payments and benefits.

        The following table sets forth the amount of payments and benefits that each named executive officer would receive in connection with the Merger, assuming among other things the consummation of the Merger will occur on September 30, 2013, and the named executive officer experienced a qualifying termination on such date (without taking into effect any possible reduction due to the effects of Section 280G of the Code as described above). The amounts are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

        The following table summarizes the value of benefits payable to each named executive officer pursuant to the arrangements described above:

Name	Cash(1)	Equity(2)	Perquisites/Benefits(3)	Total
Umang Gupta	$730,000	$4,000,000	$23,256	$4,753,256
Curtis H. Smith	$162,500	$500,000	$0	$662,500
Adil Kaya	$325,000	$960,000	$22,750	$1,307,750
Jeffrey Kraatz	$87,500	$610,000	$0	$697,500
Faraz Syed(4)

(1)
The following payments would be considered "double-trigger" amounts for purposes of this table. Mr. Gupta is entitled to a lump sum payment equal to twelve months of base salary in the amount of $365,000 and bonus equivalent equal to the amount paid or payable for the preceding fiscal year in the amount of $365,000 in the event his employment is terminated by the Company without cause or due to a constructive termination within twelve months following the Merger. Mr. Smith is entitled to a lump sum payment equal to $125,000 (which is equal to six months of base salary) and bonus equivalent to one-half of the amount paid or payable for the preceding fiscal year or an amount of $25,000 in the event his employment is terminated by the Company without cause or he resigns for good reason within 12 months following the Merger. Mr. Kaya is entitled to twelve months of continued base salary in the amount of $325,000 in the event of the termination of his employment without cause by the Company at any time following the Merger. The amount reflected in the table for Mr. Kaya is the approximate United States dollar equivalent using an exchange rate of $1.30 per Euro, as the amount would be paid in Euros. Mr. Kraatz is entitled to continued base salary for three months in the amount of $62,500 plus quarterly incentive compensation, as averaged over the previous year or an amount of $37,500 following termination of employment by the Company with or without cause at any time following the Merger. The bonus amounts included in this table reflect the target amounts that will be paid at the end of fiscal 2013. The actual bonus amounts paid to each named executive officer will not be known until the end of fiscal 2013 and the amounts may materially differ from the amounts set forth in this table. With the exception of Mr. Kaya, the payments are subject to the named executive officer signing a release of claims on behalf of the Company. All of the named executive officers are prohibited from disclosing confidential information of the Company following the termination of employment.

(2)
As described above, all unvested equity awards held by the named executive officers will vest "single-trigger" upon consummation of the Merger (no termination of employment is required). Each Company restricted stock unit award and unvested restricted share award held by any of the named executive officers will vest in full as of the effective time with respect to the full number of shares subject to the Company restricted stock unit award and unvested restricted share award, respectively and be converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to such award. Mr. Gupta is entitled to receive $3,600,000 in connection with the acceleration of 180,000 shares of unvested restricted stock and $400,000 in connection with the acceleration of 20,000 unvested restricted stock units. Mr. Smith is entitled to receive $500,000 in connection with the acceleration of 25,000 unvested restricted stock units. Mr. Kaya is entitled to receive $960,000 in connection with the acceleration of 48,000 unvested restricted stock units. Mr. Kraatz is entitled to receive $610,000 in connection with the acceleration of 30,500 unvested restricted stock units.

(3)
The following payments would be considered "double-trigger" amounts for purposes of this table. Mr. Gupta is entitled to a lump sum payment of benefits equal to twelve months of additional health care benefits in the amount of $23,256 following a qualifying termination of employment within 12 months following the Merger. Mr. Kaya is entitled to a continued car allowance for a period of twelve months in the amount of $19,500 and continued health benefits for twelve months in the amount of $3,250 in the event of a qualifying termination at any time following the Merger. The amount reflected in the table for Mr. Kaya is the approximate United States dollar equivalent using an exchange rate of $1.30 per Euro, as the amount would be paid in Euros. With the exception of Mr. Kaya, the payments are subject to the named executive officer signing a release of claims on behalf of the Company.

(4)
Faraz Syed left the Company effective February 2013 and will not receive any additional payments or benefits in connection with the Merger.

Indemnification and Insurance

        The Merger Agreement provides that, from the effective time of the Merger, all rights to indemnification, expense advancement and exculpation from personal liability existing in favor of any of our or our subsidiaries' present or former directors, officers or employees as provided in the applicable charter or organizational documents as in effect on the date of the Merger Agreement will survive the Merger to the same extent and in the same manner as on June 23, 2013. The Company as the surviving corporation also has agreed to abide by each of our contractual obligations to provide indemnification and exculpation to any person.

        The Merger Agreement also requires the surviving corporation to negotiate and purchase "tail" insurance coverage that provides coverage for a period of six years for acts or omissions occurring on or prior to the effective time of the Merger that is no less favorable in amount and terms and conditions of coverage than our existing directors and officers liability insurance policy, and that will not exceed an annual premium of $600,000; or if substantially equivalent insurance coverage is not available, the best available coverage that can be purchased for an annual premium of $600,000.

Fees and Expenses

        All fees and expenses incurred in connection with the consummation of the Merger will be paid by the party incurring those fees and expenses.

        If the Merger Agreement is terminated, we will, in specified circumstances, be required to reimburse Parent for its expenses incurred in connection with the transactions contemplated by the Merger Agreement, up to a maximum of $2,000,000, and may also be required to pay Parent a termination fee of $13,800,000 (less any amount previously paid to Parent in reimbursement of Parent's transaction expenses). See the section entitled "Termination Fees and Expenses" beginning on page 59.

 Certain Material United States Federal Income Tax Consequences of the Merger

        The following was written to support the promotion or marketing of the transaction or matters addressed herein. The following was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

        The following is a discussion of certain material United States federal income tax consequences of the Merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the Merger. This discussion is for general information only and is not tax advice. The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. In addition, this discussion assumes that the Merger and the payment of the Merger Consideration will take place on or before the closing.

        The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion applies only to stockholders who, on the date on which the Merger is completed, hold shares of our common stock as capital assets within the meaning of section 1221 of the Internal Revenue Code. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If our common stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. It is recommended that partnerships that are holders of our common stock and partners in those partnerships consult their own tax advisors regarding the tax consequences to them of the Merger.

        The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of the Merger. All stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences of the disposition of their shares in the Merger.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of shares of our common stock, who or that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source;

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  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes; or

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  otherwise is subject to U.S. federal income taxation on a net income basis.

        Except with respect to the backup withholding discussion below, this discussion is confined to the tax consequences to a stockholder who or that, for U.S. federal income tax purposes, is a U.S. holder.

        For U.S. federal income tax purposes, the disposition of our common stock pursuant to the Merger generally will be treated as a sale of our common stock for cash by each of our stockholders. Accordingly, in general, the U.S. federal income tax consequences to a stockholder receiving cash in the Merger will be as follows:

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  the stockholder will generally recognize a capital gain or loss for U.S. federal income tax purposes upon the disposition of the stockholder's shares of our common stock pursuant to the Merger.

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  the amount of capital gain or loss recognized by each stockholder will be measured by the difference, if any, between the amount of cash received by the stockholder in the Merger (other than, in the case of a dissenting stockholder, amounts, if any, which are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the stockholder's adjusted tax basis in the shares of our common stock surrendered in the Merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the Merger.

  •
  the capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of one year at the effective time of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses. A dissenting stockholder may be required to recognize any gain or loss in the year the Merger closes, irrespective of whether the dissenting stockholder actually receives payment in that year.

        Cash payments made pursuant to the Merger will be reported to our stockholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations. Non-corporate stockholders may be subject to back-up withholding at a rate of 28 percent on any cash payments they receive. Stockholders who are U.S. holders generally will not be subject to backup withholding if they: (1) furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal they are to receive or (2) are otherwise exempt from backup withholding and comply with other applicable rules and certification requirements. Stockholders who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax. Certain of our stockholders will be asked to provide additional tax information in the letter of transmittal for the shares of our common stock.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The foregoing is a general discussion of certain material U.S. federal income tax consequences. We recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any foreign, state or local income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the Merger.

 Delisting and Deregistration of the Company's Common Stock

        If the Merger is completed, our common stock will be delisted from The Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we will no longer file periodic reports with the SEC on account of our common stock.

Approvals and Consents

        Under the Merger Agreement, we and the other parties to the Merger Agreement have agreed to use our reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including obtaining all necessary authorizations, consents and approvals or waivers from third parties, including governmental entities. The HSR Act provides that transactions such as the Merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. The Company and Parent filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on [                  ], 2013.

        At any time before or after the consummation of the Merger, the Federal Trade Commission and Department of Justice may, however, challenge the Merger on antitrust grounds. Private parties could take antitrust action under the antitrust laws, including seeking an injunction prohibiting or delaying the Merger, divestiture or damages under certain circumstances. Additionally, at any time before or after the consummation of the Merger, notwithstanding the termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest.

Anticipated Closing of the Merger

        We expect the Merger to be completed prior to the end of the third calendar quarter of 2013. However, the timing of the completion of the Merger depends upon the adoption of the Merger Agreement by our stockholders, and other conditions described in this proxy statement.

Litigation Related to the Merger

        On June 27, 2013, a suit entitled Telker v. Keynote Systems, Inc., et al., Case No. CIV 52260 and on July 3, 2013 a suit entitled Satyanaryana Gunda v. Keynote Systems, Inc., et al, Case No. CIV 522675, were filed in the Superior Court of the State of California for San Mateo County, both of which challenge the proposed acquisition of the Company. Each is a putative class action filed on behalf of our stockholders and name as defendants the Company, its directors, the Sponsor, Parent and Merger Sub. The suits allege that the individual defendants breached their fiduciary duty by failing to maximize stockholder value in negotiating and approving the Merger Agreement. Specifically, the suits allege that the Merger undervalues the Company, that the defendants failed to provide material information to our stockholders and that the Board disregarded the true value of the Company for their personal benefit.

        On July 2, 2013, a suit was filed in the Court of Chancery of the State of Delaware challenging the proposed acquisition of the Company. That action, entitled Ruffner v. Keynote Systems, Inc., et al., Civil Action No. 8699, is a putative class action filed on behalf of our stockholders and names as defendants the Company, its directors, the Sponsor, Parent and Merger Sub. The suit alleges that the individual defendants breached their fiduciary duty by failing to maximize stockholder value in negotiating and approving the Merger Agreement. Specifically, the suit alleges that our directors failed to enhance stockholder value, failed to adequately ensure that no conflicts of interest existed, failed to engage in meaningful auction with third parties to obtain the best value, and failed to disclose material information to our stockholders.

        Each of the suits also alleged that the Sponsor, Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The suits seek, among other relief, declaratory and injunctive relief enjoining the Merger.

        While the defendants believe that the allegations against them are without merit, the outcome of the litigation cannot be predicted with any certainty. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of the Company. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

THE MERGER AGREEMENT

        This section of this proxy statement describes the material provisions of the Merger Agreement, but it may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement in its entirety. The Merger Agreement is a document that establishes and governs the legal relations among us, Parent, and Merger Sub with respect to the transactions described in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (iii) may be subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement and its summary is included with this proxy statement only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the SEC.

 Effective Time

        The effective time of the Merger will occur at the time that we file the certificate of Merger with the Delaware Secretary of State on the closing date of the Merger or on such later date as may be mutually agreed to by Parent and us (or such later time as is provided in the certificate of Merger). The closing date will occur as promptly as practicable (but no later than the third business day) after all of the conditions to the consummation of the Merger set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature cannot be satisfied until after the closing of the Merger), or on such other date as we and Parent may agree.

Structure of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company. The separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent. The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation or rights as a stockholders. Therefore, as a result of the Merger, our current stockholders will not participate in the opportunity for future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

Treatment of Stock, Stock Options and Other Stock-Based Awards

        Common Stock.    At the effective time of the Merger, each share of our common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the Merger will automatically be cancelled and retired and will cease to exist and will be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes, other than shares (i) held by Parent or its affiliates, in treasury of the Company or owned by any subsidiary of the Company or (ii) held by persons who properly exercise appraisal rights under Delaware law, which shares will automatically be cancelled and retired and will cease to exist, without conversion or consideration.

        At the effective time of the Merger, each share of common stock of Merger Sub, issued and outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

        After the effective time of the Merger, each stock certificate representing shares of our common stock will be cancelled and each holder of record of uncertificated shares of our common stock will cease to have any rights with respect to those shares, and the holder of such certificate or uncertificated shares will have only the right to receive the Merger Consideration, without any interest and less applicable withholding taxes.

        Stock Options.    At the effective time of the Merger, each then-outstanding option to purchase shares of our common stock will be accelerated and will be cancelled and, promptly following the effective time of the Merger, Parent or the surviving corporation will pay to the holders of such option an amount in cash equal to the excess of $20.00 over the per share exercise price of such option, multiplied by the number of shares subject to such option, without interest and less any applicable withholding taxes.

        Restricted Stock Units.    At the effective time of the Merger, each then outstanding restricted stock unit will be accelerated and will be cancelled and, promptly following the effective time of the Merger, Parent or the surviving corporation will pay to the holders of such restricted stock unit an amount in cash equal to $20.00 per restricted stock unit, without interest and less any applicable withholding taxes.

        Restricted Stock.    At the effective time of the Merger, all restrictions on restricted stock awards will lapse and each restricted share of our common stock will be converted into the right to receive $20.00 per share, without interest and less any applicable withholding taxes, payable by Parent or the surviving corporation promptly following the effective time of the Merger.

        Following the effective time of the Merger, no holder of any option to purchase shares of our common stock, holder of any restricted stock unit or holder of any shares of our restricted stock will have the right to acquire any equity interest in the Company or the surviving corporation with respect to such shares.

Treatment of the Company's ESPP

        Under the Merger Agreement, the current offering period under the Company's 1999 Employee Stock Purchase Plan (the "ESPP") will continue through the earlier of the completion of the Merger or the scheduled conclusion of the current offering period on July 31, 2013. Following the date of the Merger Agreement (June 23, 2013), no new participants may join the ESPP, and existing participants may not increase their rate of contribution or make any non-payroll contributions to the ESPP. Thereafter, there will be no subsequent offering periods under the ESPP and the ESPP will be terminated in accordance with its terms, subject to completion of the Merger.

Exchange and Payment Procedures

        The paying agent will act as the agent for payment of the Merger Consideration to our stockholders. At or before the effective time of the Merger, Parent will cause to be deposited with the paying agent an amount of cash necessary for payment of the Merger Consideration (but not for payments in respect of options to purchase shares of the common stock, restricted stock units or restricted stock awards, which the surviving corporation will pay through its payroll system), without interest and less applicable withholding taxes, which will be deposited in a separate fund established for the benefit of our stockholders.

        Instructions with regard to the surrender of certificates formerly representing shares of our common stock or uncertificated shares of our common stock, together with the letter of transmittal to be used for that purpose, will be mailed to our stockholders by the paying agent promptly after the effective time of the Merger. As soon as practicable following receipt from the stockholder of a duly executed letter of transmittal, together with (i) in the case of shares of our common stock represented by a certificate, receipt of any such certificate and (ii) in the case of shares of our common stock held in book-entry form, automatically or, if required, the receipt of an agent's message, and any other items specified by the letter of transmittal, the paying agent will pay in cash to such stockholder an amount equal to the product of the number of shares of our common stock represented by such certificates remitted by the stockholder or agent's message and $20.00, without interest and less any applicable withholding tax.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable and customary amount as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

        At the effective time of the Merger, the stock transfer books of the Company will be closed, and no further registration of transfer of shares of the Company common stock will be made on the stock transfer books. At and after the effective time of the Merger, previous stockholders will have no rights with respect to shares of the Company common stock except to receive the Merger Consideration, without interest and less applicable withholding taxes.

        After nine months following the effective time of the Merger, any amount remaining in the payment fund will be refunded to surviving corporation, upon demand, and any previous holders of the Company common stock who have not complied with the applicable provisions for payment summarized above will be entitled to payment of the Merger Consideration, without interest and less applicable withholding taxes, only from the surviving corporation.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

 Representations and Warranties

        We make various representations and warranties in the Merger Agreement with respect to the Company and our affiliates. These include representations and warranties regarding, among other things:

  •
  organization, good standing and qualification to do business;

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  corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

  •
  capitalization, including in particular the number of shares of our common stock, Company options, restricted stock units, restricted stock awards and other equity-based interests;

  •
  the subsidiaries of the Company;

  •
  the absence of violations of or conflicts with governing documents, applicable laws or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

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  the stockholder vote required to adopt the Merger Agreement and the transactions contemplated by the Merger Agreement;

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  possession of permits and licenses necessary to conduct our business;

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  compliance with certain laws;

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  the absence of litigation, investigations and administrative proceedings;

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  our SEC filings since September 30, 2011, including the financial statements contained therein, and compliance of such reports and documents with applicable requirements of federal securities laws and regulations, and the absence of undisclosed liabilities;

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  internal controls and procedures over financial reporting, compliance with the Sarbanes-Oxley Act, and the adoption of a code of ethics;

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  the conduct of our business, and absence of certain material changes or events, since September 30, 2012;

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  tax matters;

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  personal property and real property;

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  employment and labor matters, including matters relating to employee benefit plans;

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  material agreements;

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  intellectual property and computer software;

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  insurance;

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  the absence of broker's fees (other than the fee payable to Savvian) and the receipt by the Company of an opinion from Savvian;

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  the inapplicability of anti-takeover provisions, protections, and statutes to the Merger and the other transactions contemplated by the Merger Agreement;

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  environmental laws and regulations;

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  major customers and suppliers of the Company;

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  the accuracy and completeness of this proxy statement and its compliance with applicable laws; and

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  the accuracy and completeness of information supplied for inclusion or incorporation by reference in this proxy statement and the compliance of that information with applicable laws.

        Many of our representations and warranties are qualified by the absence of a "Company Material Adverse Effect", which means, for purposes of the Merger Agreement, any condition, event, change, occurrence, fact or effect that is or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, properties, assets, liabilities, financial condition, or results of operations of the Company and its subsidiaries taken as a whole, or prevents or materially impairs the Company's ability to perform its obligations under, or to consummate the transactions contemplated by, the Merger Agreement, subject to a number of customary exceptions. In addition, many of our representations and warranties are qualified by the knowledge of certain employees of the Company.

        Parent and Merger Sub make various representations and warranties in the Merger Agreement with respect to Parent and Merger Sub. These include representations and warranties regarding:

  •
  organization, good standing and qualification to do business;

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  corporate or other power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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  the absence of violations of or conflicts with governing documents, applicable laws or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

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  the absence of litigation and administrative proceedings;

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  financing relating to their consummation of the Merger;

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  the delivery of a guaranty of certain obligations of Parent and Merger Sub to pay a termination fee of $27,600,000 in certain circumstances;

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  the absence of undisclosed broker's fees;

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  the organization and lack of operations of Merger Sub;

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  solvency;

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  the accuracy and completeness of information supplied for inclusion or incorporation by reference in this proxy statement and the compliance of that information with applicable laws;

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  employment and labor matters; and

  •
  ownership of Parent and Merger Sub.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon the effective time of the Merger. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

Conduct of Our Business Pending the Merger

        We have undertaken certain customary covenants that place restrictions on us and our subsidiaries until the effective time of the Merger. From the date of the Merger Agreement until the effective time of the Merger, we have agreed to (and to cause our subsidiaries to), (i) maintain our good standing under applicable law, (ii) except as otherwise provided, conduct our business and operations in all material respects only in the ordinary and usual course of business and in a manner consistent with past practice and (iii) use commercially reasonable efforts to, in all material respects, (A) preserve intact its assets, properties, contracts or other legally binding understandings and business organizations, (B) keep available the services of our current officers and key employees and consultants and (C) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and other persons with which the Company or any of its Subsidiaries has business relations.

        In addition, we have agreed, with certain limited exceptions, not to do (and not to permit our subsidiaries to do) any of the following, except as expressly contemplated by the Merger Agreement:

  •
  declare or pay any dividends, enter into any agreement with respect to the voting of its equity interests, except dividends or other distributions from any subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company;

  •
  adjust, split, combine or reclassify any of its capital stock or that of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or that of its subsidiaries;

  •
  repurchase, redeem or otherwise acquire, any shares of its or its subsidiaries' capital stock or any Company common stock rights or subsidiary stock rights (except pursuant to restricted stock award agreements outstanding on the date hereof) or any other equity interests, except to effect any withholding obligations in connection with the exercise of Company common stock options, settlement of restricted stock units, or the issuance of shares under the Company's employee stock purchase plan;

  •
  issue, deliver or sell, pledge or encumber any shares of its or its subsidiaries' capital stock, or any Company common stock rights or other equity interests;

  •
  amend the certificate of incorporation or the bylaws of the Company or equivalent organizational documents of the Company's subsidiaries;

  •
  incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guaranty, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of any third person;

  •
  make any loans or advances to any other person other than in the ordinary course of business consistent with past practice or in accordance with the indemnification and expense advancement provisions of the certificate of incorporation or the bylaws of the Company or make any capital contributions to or investments in any third person;

  •
  merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

  •
  change in any material respect its tax accounting methods, principles or practices, except as required by GAAP or applicable Law;

  •
  alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present or former employees, directors or affiliates of the Company, with certain exceptions;

  •
  hire any new employees, other than non-officer employees in the ordinary course of business consistent with past practice;

  •
  sell, license, mortgage, transfer, lease, pledge or otherwise subject to any encumbrance or otherwise dispose of any entity, business or material rights, properties or assets, non-exclusive licenses or otherwise in the ordinary course of business consistent with past practice;

  •
  acquire (by merger, consolidation or acquisition of stock or assets) any business for which the aggregate amount to be paid in respect of such business would exceed $250,000;

  •
  make any material tax election not consistent with past practice or settle or compromise any income tax liability or fail to file any material tax return when due or fail to cause such tax returns when filed to be complete and accurate in all material respects or file any material amended tax return;

  •
  incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that are in excess of $750,000 individually in any fiscal quarter or $1,500,000 in the aggregate in any fiscal quarter, except in the ordinary course of business consistent with past practice, or materially delay any material capital expenditures;

  •
  pay, discharge, settle, cancel, incur or satisfy any material liabilities, other than the payment, discharge, settlement, cancellation, incurrence or satisfaction of liabilities in the ordinary course of business consistent with past practice, as required by any applicable Law, as accrued for in the Company's financial statements or as required by the terms of any contract of the Company, as in effect on the date hereof;

  •
  enter into, modify, amend or terminate any Contract which if so entered into, modified, amended or terminated would reasonably be likely to have a Company material adverse effect or prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement or any Company material contract;

  •
  terminate any officer of the Company or any of its subsidiaries other than for good reason or for reasonable cause;

  •
  maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

  •
  except as required by GAAP, revalue in any material respect any of its material assets or make any material changes in accounting methods, principles or practices;

  •
  enter into any transaction that could give rise to a disclosure obligation as a "reportable transaction" under Section 6011 of the Internal Revenue Code of 1986, as amended;

  •
  engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

  •
  compromise, release, waive or settle any claims, actions, suits, charges, demands, directives, proceedings, governmental investigations, inquiries, notices of violation or subpoenas having a value or in an amount, individually or in the aggregate, in excess of $1,500,000;

  •
  compromise, release, waive or settle any claims, actions, suits, charges, demands, directives, proceedings, governmental investigations, inquiries, notices of violation or subpoenas directly relating to or affecting the Company's intellectual property, having a value or in an amount, individually or in the aggregate, in excess of $750,000;

  •
  compromise, release, waive or settle any claims, actions, suits, charges, demands, directives, proceedings, governmental investigations, inquiries, notices of violation or subpoenas that is brought by any current, former or purported holder of any capital stock of the Company or any of its subsidiaries relating to the transactions contemplated by the Merger Agreement, having a value or in an amount, individually or in the aggregate, in excess of $750,000;

  •
  effectuate a "plant closing" or "mass layoff," as those terms are defined in the United States Worker Adjustment and Restraining Notification Act, as amended, or any similar law, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

  •
  grant any material refunds, credits, rebates or other allowances by the Company to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business;

  •
  abandon or allow to lapse or expire any registration or application for material Company intellectual property;

  •
  enter into any material new line of business outside of its existing business segments;

  •
  except as otherwise contemplated by the Merger Agreement, communicate with employees of the Company or any of its subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger prior to providing Parent with prior notice of, and the opportunity to review and comment upon, any such communications; or

  •
  knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described above.

Acquisition Proposals by Third Parties; Change of Recommendation

        In accordance with the Merger Agreement, the Company instructed and caused its subsidiaries and its and their respective representatives to cease all discussions and negotiations with any persons that was ongoing at the execution of the Merger Agreement with respect to an Acquisition Proposal. In addition, the Company has agreed that it will not and will not authorize or permit any subsidiary or representative to, directly or indirectly:

  •
  initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to an Acquisition Proposal;

  •
  engage in, continue or otherwise participate in any discussions (other than to refer to the Merger Agreement) or negotiations regarding, or provide any information or data concerning the Company or any of its subsidiaries to any person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement or Section 203 of the DGCL (other than with respect to a confidential proposal made to the Board (directly or indirectly through the Company's representatives) or as would restrict the Company's rights under the Merger Agreement);

  •
  approve, endorse, recommend, or execute or enter into any letter of intent, agreement in principle, Merger Agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or that contradicts, or requires us to abandon, the Merger Agreement; or

  •
  resolve, propose or agree to do any of the foregoing.

        An "Acquisition Proposal" is defined as any inquiry, proposal or offer relating to (i) the acquisition of 20 percent or more of any class of the equity interests in the Company (by vote or by value) by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, 20 percent or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20 percent or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20 percent or more of the outstanding shares of our Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 20 percent or more of such outstanding shares or securities) or (v) any combination of the foregoing.

        However, notwithstanding the foregoing, before the adoption of the Merger Agreement at the special meeting of our stockholders, we may furnish non-public information with respect to the Company and its subsidiaries (pursuant to a confidentiality agreement no less favorable to us than the confidentiality agreement with the Sponsor and Savvian as our financial advisor) to, and enter into discussions and negotiations with, a third party in connection with a bona fide written Acquisition Proposal and approve or recommend such proposal, if:

  •
  the Board determines in good faith, after consultation with outside legal advisor, that failure to take such action would be inconsistent with the Board's fiduciary duties under applicable law; and

  •
  the Board determines in good faith, after consultation with its outside financial and legal advisors, that the Acquisition Proposal either constitutes or would reasonably be expected to result in a Superior Proposal.

        A "Superior Proposal" is a bona fide written Acquisition Proposal (with all of the percentages increased to 80 percent) that the Board determines in good faith, after consultation with its outside financial and legal advisors, and taking into consideration all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal, (i) is reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to our stockholders from a financial point of view than the transactions provided for in the Merger Agreement.

        Subject to the exceptions discussed below, the Board may not effect a Company Adverse Recommendation Change. "Company Adverse Recommendation Change" means the occurrence of any of the following: (i) the Board withholds, withdraws, qualifies or modifies (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the

Board's recommendation with respect to the Merger, (ii) the Board adopts, approves or recommends to our stockholders or proposes to adopt, approve or recommend to our stockholders an Acquisition Proposal, (iii) the Board fails to reaffirm publicly its recommendation with respect to the Merger within five business days after Parent so requests in writing (unless the Company had previously made such reaffirmation on two or more occasions or within the 30 days immediately preceding such request and unless, at the time of such request, there has not been a publicly announced Acquisition Proposal that has not been withdrawn or there are substantial market rumors with respect to a potential Acquisition Proposal) or (iv) the Board fails to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such Acquisition Proposal.

        However, notwithstanding the foregoing, if, prior to the adoption of the Merger Agreement by our stockholders, the Company receives a bona fide written Acquisition Proposal that the Board concludes in good faith constitutes a Superior Proposal, then the Board may effect a Company Adverse Recommendation Change with respect to such Superior Proposal and terminate the Merger Agreement to enter into an acquisition agreement with respect to such Superior Proposal, if:

  •
  the Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to do so would be inconsistent with the Board's fiduciary duties under applicable law;

  •
  the Company complies in all material respects with its obligations under the applicable "no-shop" provisions in the Merger Agreement with respect to such Acquisition Proposal;

  •
  the Company provides prior written notice to Parent at least four business days in advance (the "Notice Period"), to the effect that the Board has received a bona fide written Acquisition Proposal that is not withdrawn and that the Board concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of the Merger Agreement, the Board has resolved to effect a Company Adverse Recommendation Change and/or to terminate the Merger Agreement;

  •
  prior to effecting such Company Adverse Recommendation Change or termination, the Company, during the Notice Period, negotiates with Parent and its representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and

  •
  the Company effects any such termination in accordance with the termination provisions discussed below, including the payment of the Company Termination Fee.

        In addition, at any time prior to the adoption of the Merger Agreement by our stockholders, the Board may, in response to a material development or change in material circumstances not relating to any Acquisition Proposal that arose after the date of the Merger Agreement and the existence and material consequences of which were not known by the Board at or prior to the date of the Merger Agreement, effect a Company Adverse Recommendation Change, if:

  •
  the Board determines in good faith, after consultation with its outside financial and legal advisors, that the failure to do so would be inconsistent with the Board's fiduciary duties under applicable law; and

  •
  the Company provides to Parent at least four business days prior written notice (unless such development or change arose fewer than four business days prior to our stockholders' meeting, in which case such notice may be given as promptly as practicable prior to such meeting) and, during such four business days, if requested by Parent, engages in good faith negotiations with Parent to make such adjustments in the terms of the Merger Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change.

Stockholders' Meeting

        The Merger Agreement requires us to duly call, give notice of and hold a meeting of our stockholders for the purpose of considering the adoption of the Merger Agreement promptly following the date upon which this proxy statement is cleared by the SEC. Subject to certain fiduciary obligations of our directors, the Board is required to recommend that our stockholders vote in favor of the Merger Agreement at our stockholders' meeting. Until the Board or any committee withdraws or modifies its recommendation in favor of the Merger, we are required to take all reasonable best efforts to solicit the number of votes needed for adoption of the Merger Agreement. Under the Merger Agreement, we are required to submit the Merger Agreement to our stockholders even if the Board withdraws or modifies its recommendation in favor of the Merger, unless the Merger Agreement is validly terminated according with its terms.

Indemnification of Directors and Officers; Insurance

        The Merger Agreement provides that, from the effective time of the Merger, all rights to indemnification, expense advancement and exculpation from personal liability existing in favor of any of our or our subsidiaries' present or former directors, officers or employees as provided in the applicable charter or organizational documents as in effect on the date of the Merger Agreement will survive the Merger to the same extent and in the same manner as on June 23, 2013. The Company as the surviving corporation also has agreed to abide by each of our contractual obligations to provide indemnification and exculpation to any person.

        The Merger Agreement also requires the surviving corporation to negotiate and purchase "tail" insurance coverage that provides coverage for a period of six years for acts or omissions occurring on or prior to the effective time of the Merger that is no less favorable in amount and terms and conditions of coverage than our existing directors and officers liability insurance policy, and that will not exceed an annual premium of $600,000; or if substantially equivalent insurance coverage is not available, the best available coverage that can be purchased for an annual premium of $600,000.

Equity Financing Commitment; Cooperation of the Company

        Parent and Merger Sub expect that the funds necessary to complete the Merger and related transactions will be funded by equity financing, debt financings and cash and property of the Company. However, Parent's and Merger Sub's obligations to complete the Merger are not subject to any financing conditions. Although funding of the equity financing of the Sponsor is subject to the satisfaction of the conditions set forth in the commitment letter under which the financing will be provided, the unfulfilled conditions are limited to satisfaction of the closing conditions set forth in the Merger Agreement. The following arrangements are in place for the financing of the Merger:

        Equity Financing.    Parent has received an equity commitment letter from the Sponsor to provide an equity contribution to allow Parent and/or Merger Sub to fund, together with the debt financing discussed below, the aggregate Merger Consideration (including any payments owed to holders of outstanding Company options, restricted stock units and restricted stock granted by the Company in accordance with the Merger Agreement) and to pay related fees and expenses upon the consummation of the Merger. In addition, the Sponsor has agreed to guarantee Parent's obligations to pay the Parent Termination Fee as described below. Parent and Merger Sub have agreed to take or cause to be taken all actions necessary or advisable to obtain the proceeds of the equity financing.

        Debt Financing.    In addition, Parent has obtained a debt financing commitment, which is subject to certain terms and conditions, for the transaction contemplated by the Merger Agreement. Ares Capital Corporation has committed to provide a senior secured credit facility in the maximum aggregate amount of $185 million on the terms and subject to the conditions set forth in a debt commitment letter. The Financing Facility will consist of (i) the Revolver and (ii) the Term Loan.

Parent will be entitled to use the Revolver for working capital, to finance capital expenditures, and for general corporate purposes. Parent will be entitled to use the Term Loan to finance the acquisition of the Company, finance any existing debt of the Company, pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, and for general corporate purposes of the Parent or its subsidiaries.

Sponsor Limited Guarantee

        The Sponsor has guaranteed to us Parent's obligation under the Merger Agreement to pay a termination fee of $27,600,000 in certain circumstances.

Additional Agreements

  Mutual Agreements

        In addition to the other agreements described elsewhere in this section of this proxy statement, the Company, Parent and Merger Sub have agreed to take the following actions:

  •
  to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to fulfill all conditions to the obligations to consummate the transactions contemplated by the Merger Agreement, including obtaining all actions or non-actions, waivers, consents, qualifications and approvals from governmental entities and making all necessary registrations, filings and notices, taking all reasonable steps as may be necessary to obtain any required approval, waiver or exemption from any governmental entity, and all necessary consents, qualifications, approvals, waivers or exemptions from the non-governmental third parties, and defending or contesting any action, suit or proceeding challenging the Merger Agreement or the transactions contemplated by the Merger Agreement.

  •
  to consult with and obtain the approval of the other parties to the Merger Agreement before issuing the initial, joint press release, and thereafter;

  •
  to cooperate with each other in the preparation, execution, and filing of all returns, questionnaires, applications or other documents regarding real property, gains, sales, use, transfer, valued added, stock transfer and stamp taxes, any transfer, recording, registration or other fees; and

  •
  to cooperate with each other to take, or cause to be taken, all actions necessary to delist the Company common stock from The Nasdaq Global Select Market.

  Company Agreements

        In addition to the other agreements described elsewhere in this section of this proxy statement, we have agreed to take the following actions from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement:

  •
  to provide Parent and Merger Sub and their respective representatives access to certain information and personnel.

  Parent and Merger Sub Agreements

        In addition to the other agreements described elsewhere in this section of this proxy statement, Parent and Merger Sub have agreed to take, or refrain from taking, the following actions:

  •
  negotiate and execute definitive debt agreements, satisfy all conditions set forth in the debt commitment letter, obtain the financing necessary to pay the Merger Consideration, and comply with the obligations of the debt commitment letter;

  •
  use commercially reasonable efforts to mitigate any "parachute payments" (within the meaning of Section 280G of the Code) to "disqualified individuals" (within the meaning of Section 280G of the Code) of the Company, which efforts may include analyses with respect to reasonable compensation and the valuation of noncompetition agreements; and

  •
  for a period of at least one year after the effective time of the Merger, to provide or cause to be provided to our or our subsidiaries' employees who continue as employees following the Merger compensation and employee benefits (but excluding equity-based compensation) that are in the aggregate not materially less favorable than those provided to our employees immediately prior to the effective time, and with respect to any health benefit plans maintained by Parent for the benefit of the employees who continue will (i) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year of the closing, to the extent satisfied or waived under a similar Company benefit plan and (ii) give effect, in determining any deductible maximum out-of-pocket limitations in the year of the closing, to amounts paid by the employee with respect to substantially similar plans maintained by the Company or its Subsidiaries during the year of the closing.

Conditions to the Merger

        The completion of the Merger depends on the satisfaction or waiver of the following mutual conditions:

  •
  adoption of the Merger Agreement by our stockholders;

  •
  absence of any federal, state, local or foreign, law, injunction, or order of any governmental entity, that permanently enjoins or otherwise prohibits the consummation of the Merger; and

  •
  expiration or termination of the applicable waiting period and any extension under the HSR Act.

        The obligation of the Parent and Merger Sub to complete the Merger is subject to the following conditions:

  •
  accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and immediately before the effective time of the Merger, subject to certain exceptions;

  •
  performance in all material respects by the Company of all obligations under the Merger Agreement required to be performed by the Company;

  •
  delivery of a tax matters certificate executed by us to the effect that we are not a United States real property holding company within the meaning of section 897(c)(2) of the Internal Revenue Code of 1986;

  •
  the absence of any change, event, occurrence, effect, fact or condition that has, individually or in the aggregate, a Company Material Adverse Effect;

  •
  filing by us of all certifications, reports and proxy statements required to be filed with the SEC prior to the closing that are required to contain financial statements; and

  •
  our delivery to Parent of payoff letters with respect to all indebtedness of the Company and its subsidiaries for borrowed money as of the closing and release of all encumbrances securing such indebtedness.

        The obligation of the Company to complete the Merger is subject to the following conditions:

  •
  accuracy of the representations and warranties of Parent and Merger Sub as of the date of the Merger Agreement and immediately before the effective time of the Merger, subject to certain exceptions; and

  •
  performance in all material respects by the Company of all obligations under the Merger Agreement required to be performed by Parent and Merger Sub.

        Either we or Parent may elect to waive a condition to its obligation to complete the Merger that has not been satisfied and complete the Merger regardless of the failure of that condition. We cannot be certain whether or when any of these conditions will be satisfied or waived, or that we will complete the Merger.

Termination

        We and Parent can agree by mutual written consent at any time prior to the effective time of the Merger to terminate the Merger Agreement and abandon the Merger, whether before or after adoption of the Merger Agreement by our stockholders. Also, we or Parent can decide without the consent of the other not to complete the Merger in a number of other situations, including:

  •
  if any governmental entity of competent jurisdiction has issued, any injunction or other order enjoins or otherwise prohibits the Merger and such order has become final and non-appealable;

  •
  if our stockholders fail to adopt the Merger Agreement (a "No Vote Termination"); and

  •
  if the Merger is not consummated prior to the Outside Termination Date, unless the party seeking to terminate failed to fulfill any obligation under the Merger Agreement and that is the cause of the failure to complete the Merger.

        In addition, Parent can terminate the Merger Agreement without our consent:

  •
  if the Board has effected a Company Adverse Recommendation Change (a "Company Adverse Recommendation Change Termination");

  •
  if we breach any of our representations, warranties, covenants or agreements under the Merger Agreement and such breach (a) would result in our failure to satisfy the conditions precedent in the Merger Agreement related to the accuracy of our representations and warranties and our material performance of our agreements and covenants under the Merger Agreement and (b) has not been cured, or is not reasonably capable of being cured before the Outside Termination Date or we do not within 30 calendar days after written notice of such breach make commercially reasonable efforts to cure (a "Material Company Breach Termination"); or

  •
  if we breach any of our obligations related to the proxy discussed on page 57, the special meeting discussed on page 17 (a "Stockholder Meeting Termination"), or the "no-shop" requirement discussed on page 52, other than any breaches that are authorized, materially cured, immaterial, or inadvertent.

        We can terminate the Merger Agreement without Parent's consent:

  •
  in order to enter into any acquisition agreement for a Superior Proposal (a "Superior Proposal Termination");

  •
  if Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements under the Merger Agreement and such breach (a) would result in its failure to satisfy the conditions precedent in the Merger Agreement related to the accuracy of its representations and warranties and its material performance of our agreements and covenants under the Merger Agreement and (b) has not been cured, or is not reasonably capable of being cured before the Outside Termination Date or Parent does not within 30 calendar days after written notice of such breach make commercially reasonable efforts to cure (a "Parent Material Breach Termination"); or

  •
  if Parent (a) fails to complete the Merger within six business days following the satisfaction or waiver of all conditions to the Merger, and (b) we were ready and willing to consummate the closing (a "Parent Delay Breach Termination").

        Neither we nor Parent have any right to terminate the Merger Agreement except for the situations described in the Merger Agreement.

Termination Fees and Expenses

        We may be required to pay to Parent a termination fee in the amount of $13,800,000 (less any amount previously paid to Parent in reimbursement of Parent's transaction expenses) if the Merger Agreement is terminated under certain specified circumstances, including if:

  •
  we effect (a) a No Vote Termination and Parent would have been entitled to effect a No-Shop Breach Termination or (b) a Superior Proposal Termination;

  •
  Parent effects (a) a Company Adverse Recommendation Change Termination or (b) a No-Shop Breach Termination;

  •
  (a) either party (i) terminates the Merger Agreement because the Merger is not consummated prior to Outside Termination Date or (ii) effects a No Vote Termination and (b) an Acquisition Proposal is publicly announced or otherwise made publically known, and not withdrawn, after the date of the Merger Agreement but prior to the earlier of the date of such termination and the date of the special meeting and (c) within 12 months after such termination we consummate an Acquisition Proposal (but replacing each reference to 20 percent in the definition of Acquisition Proposal with 50 percent) (a "Subsequent Acquisition"); or

  •
  (a) Parent effects a Material Company Breach Termination due to our willful breach; and (b) within 12 months after such termination we consummate an Acquisition Proposal (but replacing each reference to 20 percent in the definition of Acquisition Proposal with 50 percent).

        We may be required to pay to Parent its reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) of up to $2,000,000 if (a) Parent effects a Material Company Breach Termination due to our willful breach and (b) Parent is not entitled to the Company Termination Fee.

        Parent may be required to pay to us a termination fee (the "Parent Termination Fee") in the amount of $27,600,000 if (i) the obligations of the Company under the terms of the Merger Agreement have been satisfied or waived, (ii) Parent has failed to complete the closing of the Merger and (iii) the Company effects a Parent Material Breach Termination or Parent Delay Breach Termination.

Remedies

        Both we and Parent and Merger Sub are entitled to seek an injunction, specific performance and other equitable relief to ensure performance of the Merger Agreement unless it is validly terminated as provided in the Merger Agreement, subject to certain exceptions. In particular, we are entitled to seek an injunction, specific performance and other equitable relief to enforce our rights as a third-party beneficiary of the equity commitment of the Sponsor if the debt financing has been or will be funded in accordance with the terms of the debt commitment letter (or alternative debt commitment, if applicable).

Amendment and Waiver

        The Merger Agreement may be amended, in accordance with its terms, by the parties in a writing authorized by action of their respective board of directors at any time before or after the stockholder adopt the Merger Agreement and prior to the Merger. After our stockholders have adopted the Merger Agreement, any amendment, modification or supplement that requires additional stockholder adoption will only be effective upon adoption by our stockholders.

        Before the Merger, the Company, Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of the party against whom the waiver is to be effective. The failure of any party hereto to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

Voting Agreements

        As a condition to its willingness to enter into the Merger Agreement, Parent required that certain directors and executive officers in their capacities as stockholders enter into voting agreements with Parent, dated June 23, 2013 (the "Voting Agreements"). The stockholders party to a Voting Agreement have agreed to vote in favor of the adoption of the Merger Agreement and against Acquisition Proposals by third parties. Such voting obligation terminates, among other things, upon a Company Adverse Recommendation Change. Each stockholder who is a party to a voting agreement also agreed that, subject to limited exceptions, the stockholder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) their shares of common stock and not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the shares of common stock. However, a Voting Agreement does not limit or affect the stockholder's rights or obligations as a director, officer or other fiduciary of the Company.

        Until the Merger is consummated, each Voting Agreement terminates by its terms, or a Company Adverse Recommendation Change that is not rescinded or otherwise withdrawn, the certain directors and executive officers who executed a Voting Agreement will at every meeting of our stockholders called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders with respect to any of the following, appear at such meeting (in person or by proxy) and will vote or consent their shares (i) in favor of adoption of the Merger Agreement and (ii) against any Acquisition Proposal.

        Each Voting Agreement terminates upon the earliest of (i) the termination of the Merger Agreement, (ii) the notification by Parent to the Company that it is not willing or not able to proceed with the Merger on substantially the terms set forth in the Merger Agreement, including by advising the Company that it is unwilling to proceed with the Merger unless the Merger Consideration is reduced or changed in form, (iii) any waiver, change or amendment to the terms or conditions of the Merger Agreement that adversely affects the director or executive officer, (iv) immediately following our stockholders meeting, including any adjournment or postponement thereof and (v) the Outside Termination Date.

        As of the record date, the directors and executive officers who that have executed a Voting Agreement owned, directly or indirectly, [                ] shares in the aggregate, or approximately [        ] percent, of our common stock.

 APPRAISAL RIGHTS

        If you (i) do not vote for the adoption of the Merger Agreement at the special meeting, (ii) make a written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement and (iii) otherwise comply with the applicable statutory procedures of Section 262, summarized herein, you may be entitled to appraisal rights under Section 262. In order to exercise and perfect appraisal rights, a record holder of shares of our common stock should follow the steps summarized below properly and in a timely manner.

        Section 262 is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262. The following summary describes the material aspects of Section 262, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 and this summary to "stockholder" are to the record holder of shares of our common stock. Failure to comply strictly with the procedures set forth in Section 262 will result in the loss of appraisal rights.

        Our stockholders who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value, as described below.

        Under Section 262, when a merger agreement relating to a proposed merger is to be submitted for adoption at a special meeting, as in the case of our special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder as of the close of business on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262. This proxy statement constitutes such notice to the holders of common stock, and Section 262 is attached to this proxy statement as Annex D and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights in accordance with Section 262, your shares must not voted for the adoption of the Merger Agreement and you must deliver to the Company, before the stockholder vote on the proposal to adopt the Merger Agreement at the special meeting, a written demand for appraisal of your shares of common stock. If you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from otherwise having your shares voted for the adoption of the Merger Agreement (including by signing and returning a proxy car, without abstaining or expressly directing that your shares be voted against the adoption of the Merger Agreement) or check either the "against" or the "abstain" box next to the proposal on such card or vote in person against the proposal or register in person an abstention with respect thereto.

        A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of common stock. A vote or proxy against the adoption of the Merger Agreement will not, in and of itself, constitute a demand for appraisal. If you wish to exercise your appraisal rights, you must be the record holder of such shares of common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the Merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the Merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of common stock is entitled to exercise appraisal rights for such shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates or, in the case of uncertificated shares, as the holder's name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, bank, trust company or other nominee, execution of the demand for appraisal must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

        A record holder such as a broker, bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares of common stock must be mailed or delivered to the Company at 777 Mariners Island Boulevard, San Mateo, California 94404, attention: Secretary, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the Merger Agreement.

        Within 10 days after the effective time of the Merger, we will notify each stockholder as of the effective time of the Merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the Merger Agreement of the date that the Merger became effective. Within 120 days after the effective time of the Merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of common stock held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

        Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of common stock not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal were received by the Company, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from the Company the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a stockholder and a copy thereof served upon the Company, we will then be obligated, within 20 days of service of the petition upon the Company, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. In such proceeding, the Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the Merger Consideration you otherwise would be entitled to receive pursuant to the Merger Agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the Merger Consideration payable in the Merger are not opinions as to fair value under Section 262. Moreover, the Company does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 the "fair value" of a share of common stock is less than the Merger Consideration.

        In determining "fair value" of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered."

        The Court of Chancery will direct the payment of the fair value of the shares of common stock, together with interest, if any by the surviving corporation to the stockholders entitled thereto. The costs of the action (which do not include attorneys' fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has properly demanded and perfected its appraisal rights in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote any shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of common stock as of a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the Merger, stockholder's right to appraisal will cease and all holders of shares of common stock will be entitled to receive the cash payment for their shares pursuant to the Merger Agreement. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective time of the Merger.

        If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in Section 262, your shares of common stock will be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes. Under Section 262, you will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the Merger, or if you deliver to the Company a written withdrawal of your demand for appraisal as described above.

        If you desire to exercise your appraisal rights under Section 262, your shares must not be voted for adoption of the Merger Agreement and you should strictly comply with the procedures set forth in Section 262. Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of [                ], 2013, for:

  •
  each person who we know beneficially owns more than 5 percent of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        The percentage ownership is based on [                ] shares of common stock outstanding as of [          ], 2013. Shares of our common stock that are subject to options currently exercisable, or exercisable within 60 days of [                ], 2013, and restricted stock units that will have their vesting accelerated at the effective time of the Merger are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options and restricted stock units but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address for each stockholder listed below is c/o Keynote Systems, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94404.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Directors and Named Executive Officers:
Umang Gupta(1)	1,785,000	9.6%
Jeffrey Kraatz(2)	181,617	1.0%
Curtis H. Smith(3)	64,498	*
Adil Kaya(4)	65,777	*
Faraz Syed	—	*
Raymond L. Ocampo Jr.(5)	258,444	1.4%
Mohan Gyani(6)	183,334	1.0%
Jennifer M. Johnson(7)	178,334	1.0%
Charles M. Boesenberg(8)	94,003	*
Mark Jung(9)	15,000	*
Anthony Sun(10)	15,000	*
All 18 directors and executive officers as a group(11)	3,299,260	16.7%
5% Stockholders:
Empire Capital Management LLC(12)	2,546,594	13.1%
Dimensional Fund Advisors, LP(13)	1,185,503	6.4%
Wellington Management Company, LLP(14)	1,191,111	6.4%

*
Indicates beneficial ownership of less than 1%.

(1)
Includes 20,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(2)
Includes 149,259 shares subject to options and 30,500 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(3)
Includes [40,000] shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(4)
Includes 12,500 shares subject to options and includes 48,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(5)
Includes 34,716 shares held by Raymond L. Ocampo Jr. and Sandra O. Ocampo, Trustees of Ocampo Revocable Trust UTA May 30, 1996, 167,000 shares subject to options and 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(6)
Includes 135,000 shares subject to options and includes 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(7)
Includes 146,000 shares subject to options and includes 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(8)
Includes 62,336 shares subject to options and includes 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013

(9)
Includes 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(10)
Includes 10,000 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(11)
Includes 937,576 shares subject to options and includes 303,250 shares subject to restricted stock units subject to settlement within 60 days of [                ], 2013.

(12)
Based solely on information provided by Empire Capital Management, LLC in its Form 13G, filed with the Securities and Exchange Commission on February 14, 2013. Scott A. Fine is a controlling person of such fund. The address of this person and this entity is 1 Gorham Island, Suite 201, Westport, CT, 06880.

(13)
Based solely on information provided by Dimensional Fund Advisors LP in its Form 13G, filed with the Securities and Exchange Commission on February 11, 2013. Dimensional Fund Advisors LP ("Dimensional") furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(14)
Based solely on information provided by Wellington Management Company, LLP ("Wellington Management") in its Form 13G, filed with the Securities and Exchange Commission on February 14, 2013. The securities as to which this Schedule is filed by Wellington Management, in its capacity as investment adviser, are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.

 PROPOSAL TWO

ADVISORY VOTE ON CERTAIN EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based upon or otherwise relates to the Merger.

        We are asking our stockholders to indicate their approval of the compensation and related agreements and arrangements of our named executive officers that are based upon or otherwise relate to the Merger. The amount of this compensation is set forth in the table entitled "Golden Parachute Compensation" and the accompanying footnotes on page 40. The various agreements and arrangements pursuant to which these compensation payments may be made have previously formed part of our overall compensation program for our named executive officers which has been previously disclosed to our stockholders.

        Approval of this proposal is not a condition to completion of the Merger. Therefore, regardless of whether our stockholders approve the compensation that may be paid or become payable to our named executive officers that is based upon or otherwise relates to the Merger, if the Merger Agreement is adopted by our stockholders and the Merger is consummated, the compensation may still be paid to our named executive officers.

Vote Required and Board Recommendation

        Approval of the non-binding proposal regarding the compensation arrangements requires the approval by a majority of our stockholders present (in person or by proxy) and entitled to vote at the special meeting, assuming a quorum is present. However, this vote is advisory and will not be binding on us or on Parent, or the Board or the compensation committee of us or Parent. Abstentions are treated as votes against this proposal if your shares are otherwise present in person or otherwise represented in proxy at the special meeting. However, any failure to vote will have no effect on this proposal.

        The Board encourages our stockholders to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement, and to approve the following resolution:

        "RESOLVED, that the stockholders of Keynote Systems, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by the Company or Parent to the named executive officers of the Company that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled "Golden Parachute Compensation" and the footnotes to that table."

        The Board unanimously recommends that you vote "FOR" the non-binding, advisory approval of the compensation that may be paid or become payable to our named executive officers that is based upon or relates to the Merger.

 PROPOSAL THREE

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

        In the event that the number of shares of our common stock present in person and represented by proxy at the special meeting and voting "FOR" adoption of the Merger Agreement is insufficient to approve the matter, we may move to adjourn or postpone the special meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the Merger Agreement. In that event, we will ask our stockholders to vote only upon this proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board Recommendation

        The approval of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast at the special meeting.

        The Board has approved the Merger Agreement and the Merger, and recommends that, if there are not sufficient votes to adopt the Merger Agreement, you vote "FOR" the proposal to adjourn the special meeting.

 CURRENT MARKET PRICE OF THE COMPANY'S COMMON STOCK

        Our common stock is listed on The Nasdaq Global Select Market under the ticker symbol "KEYN." This table shows, for the periods indicated, the high and low sales price per share for the Company common stock as reported by The Nasdaq Global Select Market.

	High	Low
Fiscal Year ending September 30, 2013:
Third Quarter	$19.86	10.85
Second Quarter	16.32	13.81
First Quarter	14.89	$12.82
Fiscal Year ended September 30, 2012:
Fourth Quarter	$15.29	$12.46
Third Quarter	19.76	13.48
Second Quarter	21.32	17.51
First Quarter	25.37	15.88
Fiscal Year ended September 30, 2011:
Fourth Quarter	$25.95	$19.42
Third Quarter	23.75	18.00
Second Quarter	19.84	14.01
First Quarter	15.34	11.08

        On June 21, 2013, which was the last trading day before we announced the Merger, the closing sales price for our common stock on The Nasdaq Global Select Market was $13.51 per share. On July [        ], 2013, which is the latest practicable trading day before this proxy statement was printed, the closing sales price for our common stock on The Nasdaq Global Select Market was $[          ] per share. As of July [        ], 2013, there were approximately [                ] stockholders of record of our common stock.

        The Company paid dividends on or about December 15, 2012 in the amount of $0.06 per share, December 31, 2012 in the amount of $0.06 per share, and June 15, 2013 in the amount of $0.07 per share.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, we are sending only one copy of this proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

        If you received a householding mailing and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request (i) in writing to Keynote Systems, Inc., Attention: Secretary at 777 Mariners Island Boulevard, San Mateo, California 94404; or (ii) telephonically to MacKenzie Partners at (800) 322-2885 or (212) 929-5500. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

SUBMISSION OF STOCKHOLDER PROPOSALS

        We currently do not expect to hold a 2014 annual meeting of stockholders. However, in the event that the closing of the Merger does not occur before our annual meeting, proposals of stockholders intended to be presented at our 2014 annual meeting of our stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received by us at our principal executive offices not later than the close of business on

October 18, 2013, which is 120 days prior to the first anniversary of the date our 2013 proxy statement was released to our stockholders. If the date of our 2014 annual meeting is changed by more than 30 days before or after the anniversary date of our 2013 annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In addition to submitting a proposal pursuant to Rule 14a-8, the Company's bylaws provide that for a stockholder proposal to be timely for an annual meeting, it must be received not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year's annual meeting. To be timely for the 2014 annual meeting of our stockholders, a stockholder's notice must be delivered or mailed to and received by the Company's Secretary at the principal executive offices of the Company, at 777 Mariners Island Boulevard, San Mateo, California 94404, between November 30, 2013 and December 30, 2013; provided, that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, proposals by the stockholder must be so delivered not earlier than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Such proposals must include information on the nominees for election and the business to be brought before the meeting. Our bylaws provide that such notice must also contain information concerning the stockholder submitting the proposals, such as its name and address, the number and class of shares of our capital stock beneficially owned by such stockholder and any material interest that such stockholder has in the business proposed to be brought before the meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposals that do not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. If a stockholder proposal is not included in our proxy statement, a stockholder may still present a proposal to our stockholders if the stockholder satisfies the prerequisites in our bylaws.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement, the reports, opinions or agreements attached to this proxy statement and any other information concerning us, without charge, by written request directed to us at Keynote Systems, Inc., 777 Mariners Island Boulevard, San Mateo, California 94404, Attention: Secretary. Information concerning us can also be obtained through our website (www.keynote.com) or from the SEC through the SEC's website at www.sec.gov. The information contained on our website is not part of, or incorporated into, this proxy statement. If you would like to request documents, please do so within five business days prior to the special meeting in order to receive them before the special meeting.

        Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below with respect to this proxy statement:

  •
  Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2012;

  •
  Quarterly Reports on Form 10-Q for the Quarters Ended, filed February 5, 2013 and May 8, 2013;

  •
  Definitive Proxy Statement for the Company's 2013 Annual Meeting, filed January 28, 2013;

  •
  Current Reports on Form 8-K, filed October 30, 2012, November 1, 2012, December 11, 2012, January 29, 2013, March 18, 2013, April 15, 2013, April 30, 2013 and June 24, 2013.

MISCELLANEOUS

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [                ], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

        Your vote is very important. Whether or not you plan to attend, to assure your representation at the meeting, please submit your Proxy and voting instructions over the Internet, by telephone, or mark, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

CERTAIN INFORMATION REGARDING KEYNOTE, PARENT AND MERGER SUB

        Thoma Bravo, LLC has supplied all information contained in this proxy statement relating to the Sponsor, Parent and Merger Sub, and we have supplied all information relating to us.

Annex A

EXECUTION VERSION

        AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KEYNOTE SYSTEMS, INC.,

HAWAII MERGER CORP.

AND

HAWAII PARENT CORP.

DATED AS OF JUNE 23, 2013

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 23, 2013, is by and among Hawaii Parent Corp., a Delaware corporation ("Parent"), Hawaii Merger Corp., a Delaware corporation and wholly-owned direct subsidiary of Parent ("Merger Sub"), and Keynote Systems, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Article IX, and Article IX includes an index of all capitalized terms used in this Agreement.

RECITALS

        WHEREAS, the Company and Merger Sub each have determined that it is advisable, fair to and in the best interests of its stockholders to effect a merger (the "Merger") of Merger Sub with and into the Company pursuant to the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, $0.001 value per share, of the Company (the "Company Common Stock") shall be converted into the right to receive cash as set forth herein, all upon the terms and subject to the conditions of this Agreement.

        WHEREAS, the board of directors of the Company (the "Company Board of Directors") has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its stockholders (the "Company Common Stockholders") and (iii) resolved to recommend the adoption of this Agreement by the Company Common Stockholders.

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Thoma Bravo Fund X, L.P., a Delaware limited partnership (the "Sponsor"), has entered into a limited guarantee, dated as of the date hereof, in favor of the Company with respect to certain obligations and liabilities of Parent and Merger Sub arising under, or in connection with, this Agreement (the "Limited Guarantee").

        WHEREAS, each of the boards of directors of Parent and Merger Sub have unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of Merger Sub and its sole stockholder and (iii) resolved to recommend the adoption of this Agreement by Merger Sub's sole stockholder.

        WHEREAS, simultaneously with the execution and delivery of this Agreement, certain Company Common Stockholders have entered into voting agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), dated as of the date hereof, with Parent, pursuant to which, among other things, such Company Common Stockholders have agreed to vote such Company Common Stockholder's shares of Company Common Stock in favor of the adoption of this Agreement and against any competing proposals.

AGREEMENT

        NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

 ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Parent shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the DGCL.

        Section 1.2    Closing.     Subject to the terms and conditions of this Agreement, the Closing will take place at 10:00 a.m., local time, at the offices of Kirkland & Ellis LLP, 300 N. LaSalle Street, Chicago, Illinois 60654, on the third (3rd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI, or another time, date or place as is agreed to in writing by the parties hereto (the date on which the Closing occurs, the "Closing Date").

        Section 1.3    Effective Time.     On the Closing Date and upon the terms and subject to the conditions hereof, the Certificate of Merger shall be delivered for filing with the Delaware Secretary. The Merger shall become effective at the Effective Time.

        Section 1.4    Conversion of the Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a)   Except as provided in Section 1.4(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenter Shares) shall be cancelled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive $20.00 in cash, without interest thereon (the "Merger Consideration"), upon surrender of the Certificate representing such share of Company Common Stock as provided in Article II. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate theretofore representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such shares of Company Common Stock have been converted, as provided herein.

          (b)   Each share of Company Common Stock that is owned by the Company (or any Subsidiary of the Company) as treasury stock or otherwise and each share of Company Common Stock owned by Parent or any of its Affiliates shall be cancelled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

          (c)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d)   If, between the date hereof and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action.

        Section 1.5    Organizational Documents.

          (a)   At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that such Certificate of Incorporation shall (i) be amended to change the name of the Surviving Corporation to "Keynote Systems, Inc." and (ii) comply with Section 5.9(a). Thereafter, the Certificate of Incorporation of the Surviving Corporation may only be amended in accordance with its terms, Section 5.9 and as provided by Law.

          (b)   At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that (i) all references to Merger Sub in the Bylaws of the Surviving Corporation shall be amended to refer to "Keynote Systems, Inc." and (ii) such Bylaws shall comply with Section 5.9(a)). Thereafter, the Bylaws of the Surviving Corporation may only be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by Law.

        Section 1.6    Directors and Officers of the Surviving Corporation.     The Company shall cause to be delivered to Parent, at the Closing, resignations of all the directors of the Company to be effective upon the Effective Time. At the Effective Time, the directors of Merger Sub and the officers of the Company shall continue in office as the directors and officers, respectively, of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation.

        Section 1.7    Company Options; Company RSUs; ESPP and Company Restricted Stock.

          (a)    Termination of Company Equity Incentive Plan.    Except as otherwise agreed to by the parties hereto in writing, (i) the Company Equity Incentive Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no participant in the Company Equity Incentive Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

          (b)    Company Common Stock Options.    Immediately prior to, and contingent upon the consummation of, the Closing, each unvested Company Common Stock Option shall immediately vest and become exercisable. At the Effective Time, each outstanding Company Common Stock Option (including those subject to acceleration pursuant to the immediately preceding sentence), shall be cancelled, (i) in the case of a Company Common Stock Option having a per share exercise price less than the Merger Consideration, for the right to receive from the Surviving Corporation for each share of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time an amount (subject to any applicable withholding Tax) in cash (without interest thereon) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time and (B) the amount by which the Merger Consideration exceeds the per share exercise price of such Company Common Stock Option, and Parent shall, or shall cause the Surviving Corporation to, pay to the holders of such Company Stock Options such amount as soon as practicable after the Effective Time in accordance with Section 2.1, or (ii) in the case of any Company Common Stock Option having a per share exercise price equal to or greater than the

  Merger Consideration, without the payment of cash or issuance of other securities in respect thereof. The cancellation of a Company Common Stock Option as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Company Common Stock Option. Prior to the Effective Time, the Company shall deliver to the holders of Company Common Stock Options notices, in form and substance reasonably acceptable to Parent, setting forth such holders' rights pursuant to this Agreement.

          (c)    Company RSUs.    At the Effective Time, each Company RSU, whether vested or unvested, that has not been settled into shares of Company Common Stock prior to the Effective Time shall become fully vested and cancelled, for the right to receive from the Surviving Corporation for each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time an amount (subject to any applicable withholding Tax) in cash (without interest thereon) equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time without regard to vesting and (ii) the Merger Consideration to each share, and Parent shall, or shall cause the Surviving Corporation to, pay to the holders of such Company RSUs such amount as soon as practicable after the Effective Time in accordance with Section 2.1. The cancellation of a Company RSU as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Company RSU. Prior to the Effective Time, the Company shall deliver to the holders of Company RSUs notices, in form and substance reasonably acceptable to Parent, setting forth such holders' rights pursuant to this Agreement.

          (d)    Company Restricted Stock.    At the Effective Time, each share of Company Restricted Stock, whether vested or unvested, that is outstanding immediately prior thereto shall become fully vested and all restrictions and repurchase rights thereon shall lapse and all such shares of Company Restricted Stock shall be converted automatically into the right to receive at the Effective Time an amount in cash (without interest thereon) in U.S. dollars equal to the product of (i) the total number of such shares of Company Restricted Stock without regard to vesting and (ii) the Merger Consideration.

          (e)    Employee Stock Purchase Plan.    As soon as practicable following the date hereof, the Company Board of Directors (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in the Offering (as defined in the ESPP) in progress as of the date hereof (the "Final Offering") shall not be permitted (x) to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect when the Final Offering commenced or (y) to make separate non-payroll contributions to the ESPP on or following the date hereof, (ii) no individual who is not participating in the ESPP as of the date hereof may commence participation in the ESPP following the date hereof, (iii) the Final Offering shall end on (and the final Purchase Date (as defined in the ESPP) shall be) the earlier to occur of July 31, 2013 and a date that is five (5) calendar days prior to the Effective Time, (iv) each ESPP participant's accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the end of the Final Offering, (v) the ESPP shall terminate the date immediately prior to the date of the Effective Time and no further rights shall be granted or exercised under the ESPP thereafter and (vi) no new Offering Periods (as defined in the ESPP) shall be commenced after the date hereof. Section 1.7(e) of the Company Disclosure Letter sets forth: (A) the aggregate number of shares of Company Common Stock to be purchased under the ESPP, and (B) the aggregate purchase price for such shares under the ESPP (in each case assuming for this purpose that the Merger Consideration is the Fair Market Value (as defined in the ESPP) of Company Common Stock on the Purchase Date (as defined in the ESPP) and the Purchase Date is the date prior to the date of this Agreement), as determined in accordance with the immediately preceding sentence. All shares of Company Common Stock purchased in the Final Offering shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

        Section 1.8    Dissenter Shares.     Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the "fair value" of its Dissenter Shares, as provided in Section 262 of the DGCL, such Dissenter Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 1.8) and shall entitle such Dissenting Stockholder only to payment of the fair value of such Dissenter Shares, in accordance with Section 262 of the DGCL, unless and until such Dissenting Stockholder withdraws (in accordance with Section 262 of the DGCL) or effectively loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair value of Dissenter Shares prior to the Effective Time. The Company shall give Parent prompt notice of any such demands prior to the Effective Time and Parent shall have the right to participate in all (but not control any) negotiations and proceedings with respect to any such demands. If any Dissenting Stockholder shall have effectively withdrawn (in accordance with Section 262 of the DGCL) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenter Shares held by such Dissenting Stockholder shall be cancelled and converted into and represent the right to receive the Merger Consideration pursuant to this Section 1.8. From and after the Effective Time, a holder of Dissenter Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Company or of a stockholder of Parent.

ARTICLE II

EXCHANGE OF CERTIFICATES

        Section 2.1    Paying Agent.     At the Closing, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund") payable pursuant to Article I in exchange for outstanding shares of Company Common Stock (but not, for the avoidance of doubt, for payments in respect of Company Common Stock Options, Company RSUs or Company Restricted Stock, which shall be paid by the Company through its payroll system as soon as practicable (and in any case no later than the second payroll date) following the Closing unless otherwise agreed to by Parent). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Article I in exchange for outstanding shares of Company Common Stock out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided that: (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock and (ii) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, and any amounts in excess of the amounts payable pursuant to Article I shall be promptly returned to the Surviving Corporation or Parent, in each case as directed by Parent. The Exchange Fund shall not be used for any other purpose.

        Section 2.2    Exchange Procedures.     Promptly following the Effective Time (but in no event later than three (3) Business Days following the Effective Time), Parent shall instruct the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Certificates," it being understood that any references herein to "Certificates" shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) and whose shares of Company Common Stock have been converted into the right to receive Merger Consideration pursuant to Article I (excluding, for the avoidance of doubt, the Company, Parent, Merger Sub, any Subsidiary of the Company or Parent or holders of Dissenter Shares who have not subsequently withdrawn or lost their rights of appraisal) (i) a letter of transmittal in customary form and with such other provisions as Parent may reasonably determine (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the "fair value" of the shares represented thereby as contemplated by Section 1.8.

        Section 2.3    Further Rights in Company Common Stock.     All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock in respect of which such Merger Consideration was paid.

        Section 2.4    Termination of Exchange Fund.     Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any Company Common Stockholders who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration, without any interest thereon.

        Section 2.5    No Liability.     None of Parent, the Company or the Surviving Corporation shall be liable to any Company Common Stockholder for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        Section 2.6    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

        Section 2.7    No Further Dividends.     No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

        Section 2.8    Withholding of Tax.     Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Common Stock Options, Company RSUs and/or Company Restricted Stock such amount as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable Law or Order and (ii) treated for all purposes of this Agreement as having been paid to the former holder of a Certificate, Company Common Stock Option or Company RSU in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Letter to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and except as set forth in the Company Reports (to the extent it is reasonably apparent that any such disclosure set forth in the Company Reports would qualify the representations and warranties contained herein and other than, in each case, any matters required to be disclosed for purposes of Section 3.3 (Capitalization), Section 3.8(c) (Financial Statements), Section 3.9(ii) (Absence of Company Material Adverse Effect), which matters shall be specifically disclosed in Sections 3.3, 3.8(c) and 3.9(ii) of the Company Disclosure Letter, respectively, and further excluding from the Company Reports (1) any exhibits thereto, (2) any items included therein that are incorporated by reference to Company Reports filed after September 30, 2011 and prior to the date hereof and (3) any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein), the Company represents and warrants to each of the other parties hereto as follows:

        Section 3.1    Organization and Good Standing; Charter Documents.

          (a)   The Company and each of its Subsidiaries (i) is a corporation or other entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company has delivered to Parent (or included as an exhibit to the Company 10-K) complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of the Company and each material Subsidiary of the Company, each as amended to date, and each as so delivered is in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws and will not be in violation of any of the provisions of the Company Certificate of Incorporation or Company Bylaws, as the Company Certificate of Incorporation and the Company Bylaws may be amended (subject to Section 5.1) between the date hereof and the Closing Date. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Letter, neither the Company nor any of its "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

        Section 3.2    Authority for Agreement.     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Required Vote, to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium and similar Law affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers (the "Bankruptcy and Equity Exception").

        Section 3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 500,000 shares of preferred stock. As of June 21, 2012, (i) no shares of preferred stock, and (ii) 18,502,041 shares of Company Common Stock are issued and outstanding, and no shares of Company Common Stock or preferred stock are held in the Company's treasury. As of June 21, 2012, a maximum number of 2,205,548 shares of Company Common Stock are issuable pursuant to outstanding Company Common Stock-Based Awards consisting solely of (i) 1,452,773 Company Common Stock Options outstanding pursuant to the Company Equity Incentive Plan, each such Company Common Stock Option entitling the holder thereof to purchase one share of Company Common Stock, and 1,452,773 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the exercise of such outstanding Company Common Stock Options, (ii) RSUs outstanding for 572,775 shares of Company Common Stock and (iii) 180,000 shares of Company Restricted Stock (which number of shares of Company Restricted Stock is included in issued and outstanding Company Common Stock set forth in this Section 3.3(a)). Except as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

          (b)   Except as set forth above, there are no outstanding contractual obligations to which the Company or any of its Subsidiaries is a party affecting or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock are, and any additional shares of Company Common Stock issued after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, free of any Encumbrances other than Encumbrances imposed upon the holder thereof by reason of the acts or omissions of such holder, not subject to any preemptive rights or rights of first refusal created by statute, and issued in compliance in all material respects with all applicable federal and state securities Law.

          (c)   All shares of Company Common Stock subject to issuance under the Company Equity Incentive Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance in all material respects with all applicable federal and state securities Law. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company Common Stockholders may vote. The copy of the Company Equity Incentive Plan that is filed as an exhibit to the Company 10-K is a complete and correct copy thereof as in effect on the date hereof. Section 3.3(c) of the Company Disclosure Letter sets forth a list of the holders of Company Common Stock Options, Company RSUs, Company Restricted Stock and/or Company Common Stock-Based Awards as of the date hereof, the maximum and target number of shares of Company Common Stock subject to such Company Common Stock Option, Company RSU, Company Restricted Stock or Company Common Stock-Based Award, the expiration date of such Company Common Stock Option, Company RSU, Company Restricted Stock or Company Common Stock-Based Award and the price at which such Company Common Stock Option, Company RSU, Company Restricted Stock or Company Common Stock-Based Award may be exercised (if any).

          (d)   As of the date hereof, except for the Voting Agreements, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company is a party or by which it is bound with respect to the voting or registration of Company Common Stock or capital stock of any its Subsidiaries or preemptive rights with respect thereto.

          (e)   There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock or other Equity Interests of the Company or any of its Subsidiaries.

          (f)    There are no preemptive rights of first refusal, co-sale rights, "drag-along" rights or registration rights granted by the Company with respect to the Company's capital stock.

          (g)   Except for the Company's repurchase rights with respect to unvested shares issued under the Company Equity Incentive Plan and with respect to Company Restricted Stock, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person.

          (h)   The aggregate consideration payable under Article I as of the date of this Agreement shall not exceed $394,251,229 ("Aggregate Consideration"), with such Aggregate Consideration consisting of amounts not to exceed (1) $371,241,300 with respect to the Company Common Stock (including Company Restricted Stock and shares to be purchased under the ESPP (assuming for this purpose that (i) the Merger Consideration is the Fair Market Value of Company Common Stock on the Purchase Date and the Purchase Date is the date prior to the date of this Agreement and (ii) the total number of shares to be purchased under the ESPP are the total number of shares that could be purchased as of the date hereof)), (2) $11,455,500 with respect to the Company RSUs, (3) $11,554,429 with respect to the Company Stock Options and (4) no amount in respect of Preferred Stock; provided that the Company shall not be deemed to have breached this Section 3.3(h) solely by virtue of proper exercises of Company Stock Options and/or settlement of

  Company RSUs (and set forth in Section 3.3(b)) in accordance with their terms, so long as the net effect of such exercise does not increase the Aggregate Consideration.

        Section 3.4    Company Subsidiaries.     Section 3.4 of the Company Disclosure Letter contains a correct and complete list of all of the Subsidiaries of the Company and the ownership interest of the Company or its Subsidiaries in each Subsidiary. The Company or one of its Subsidiaries is the record and beneficial owner of all outstanding shares of capital stock and other Equity Interests of each Subsidiary of the Company and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and other Equity Interests of each Subsidiary of the Company are owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances. Except for the capital stock of, or other Equity Interests in, the Subsidiaries set forth in Section 3.4 of the Company Disclosure Letter, the Company does not own or have the right or obligation to acquire, directly or indirectly, any Equity Interest in, any Person.

        Section 3.5    No Conflict; Required Filings and Consents.

          (a)   Assuming compliance with the matters, and receipt of the approvals, referenced in Section 3.5(d) and the obtainment of the Company Required Vote, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or the Company Bylaws, or the equivalent organizational documents of any Subsidiary of the Company, (ii) conflict with or violate any Law applicable to the Company or its Subsidiaries or any property or asset of the Company or any of its Subsidiaries or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, consent, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Company or its Subsidiaries pursuant to, any Company Material Contract, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date to be established for the Stockholders Meeting, voting as a single class, at the Stockholders Meeting, in favor of adopting this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement.

          (c)   The Company Board of Directors has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and the Company Common Stockholders and (iii) resolved to recommend the adoption of this Agreement by the Company Common Stockholders (the "Company Recommendation").

          (d)   No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of a premerger notification and report form by the Company under the HSR Act, and any applicable filings and approvals under any other Antitrust Law, (ii) the filing with the SEC of the Proxy Statement, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) any filings or notifications required under the rules and regulations of the Nasdaq of the transactions contemplated hereby and (iv) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business. As of the date hereof, to the Knowledge of the Company, there is no reason why all material regulatory approvals from any Governmental Entity of competent jurisdiction required for the consummation of the Merger should not be obtained.

        Section 3.6    Compliance.

          (a)    Compliance with Law; Permits.    Except in each case as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all Company Permits, (ii) all such Company Permits are in full force and effect, (iii) the Company and its Subsidiaries are in compliance with, and have for the past two (2) years been in compliance with, the terms of the Company Permits and all applicable Law, (iv) the Company and its Subsidiaries have for the past two (2) years been, and are, in compliance with all applicable listing, corporate governance and other rules and regulations of the Nasdaq and (v) no such Company Permit shall cease to be effective as a result of the transactions contemplated by this Agreement. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice that the Company or any of its Subsidiaries is not in material compliance with the terms of any material Company Permit or any applicable Law. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries or their respective businesses is pending or, to the Knowledge of the Company, threatened in writing. No representation or warranty is made in this Section 3.6(a) with respect to Tax matters, which shall be addressed exclusively by Section 3.10 (Taxes) and Section 3.13 (Employee Benefit Plans), or environmental matters, which shall be addressed exclusively by Section 3.21 (Environmental Matters).

          (b)    Prohibited Payments.    Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, none of the Company, any Subsidiary of the Company any director, officer, agent, or employee of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, other Person acting for or on behalf or at the direction of the Company or any Subsidiary of the Company has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic Government Official from corporate funds, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official or (iv) otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the "FCPA"). To the Knowledge of the Company, during the last five (5) years, neither the Company nor any Subsidiary of the Company has received any communication that alleges that the Company or any Subsidiary of the Company, or any Representative or other Person acting for or on behalf or at the direction thereof is, or may be, in material violation of, or has, or may have, any material liability under, the FCPA.

          (c)    Import/Export Compliance.    The Company and each of its Subsidiaries has at all times conducted its export transactions in accordance with (i) all applicable U.S. international trade laws, including the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Executive Orders and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control ("OFAC") imposing embargoes and restrictions on transactions with designated countries and parties, including individuals and entities designated on OFAC's list of Specially Designated Nationals and Blocked Persons ("SDN List");

  the anti-boycott regulations administered by the U.S. Department of Commerce ("Commerce"), and the U.S. Department of the Treasury; the Export Administration Act of 1979, as amended; the Export Administration Regulations; the Arms Export Control Act, as amended; and the International Traffic in Arms Regulations and (ii) all other applicable international trade laws in other countries in which the Company conducts business, except for any instances of noncompliance that would not have a Company Material Adverse Effect. Without limiting the foregoing, and except in each case as would not have a Company Material Adverse Effect, none of the Company, any Subsidiary of the Company, any officer, director or employee of the Company and, to the Knowledge of the Company, any agent or other Person acting for, on behalf of, or at the direction of the Company or any Subsidiary of the Company has (A) been or is designated on any list of any Governmental Entity, including the SDN List, Commerce's Denied Persons List, the Commerce Entity List, and the U.S. Department of State's Debarred List, (B) participated in any transaction involving such designated persons or entities, or any country that is subject to U.S. sanctions administered by OFAC or (C) participated in any transaction involving international terrorism or nuclear, chemical or biological weapons proliferation.

        Section 3.7    Litigation.     There are no claims, actions, suits, charges, demands, directives, proceedings, governmental investigations, inquiries, notices of violation or subpoenas (each an "Action") pending against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any current or former executive of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with his or her employment with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, and, to the Knowledge of the Company, there are no Actions threatened against the Company or any of its Subsidiaries, or any current or former executive of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, in each case that is individually material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order that is individually material to the Company and its Subsidiaries, taken as a whole. There is not currently any internal investigation or inquiry being conducted by the Company, the Company Board of Directors or any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. No representation or warranty is made in this Section 3.7 with respect to Tax matters, which shall be addressed exclusively by Section 3.10 (Taxes) and Section 3.13 (Employee Benefit Plans), or environmental matters, which shall be addressed exclusively by Section 3.21 (Environmental Matters).

        Section 3.8    Company Reports; Financial Statements.

          (a)   The Company has timely filed all Company Reports required to be filed with the SEC between September 30, 2011 and the date hereof. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Each Company Report has complied in all material respects as of its date (or, if amended prior to the date hereof, as finally amended prior to the date hereof) with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed (or amended). None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained, when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Each of the Chief Executive Officer and Chief Financial Officer of the Company has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the applicable Company Reports filed prior to the date hereof (collectively, the "Certifications") and the statements contained in such Certifications are accurate in all material respects as of the filing thereof.

          (c)   The Company has made available (including via the SEC's EDGAR system, as applicable) to Parent all of the Company Financial Statements and all material correspondence (if such correspondence has occurred since September 30, 2011 through the date hereof) between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. All of the Company Financial Statements comply in all material respects with applicable requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments and any other adjustments described therein, in each case consistent with GAAP). As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Deloitte & Touche LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (d)   The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since September 30, 2011 through the date hereof, the Company has disclosed to the Company's auditors and the audit committee of the Company Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and the Company has made available to Parent copies of any material written materials relating to each of the foregoing. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the reports the Company files or submits under the Exchange Act is made known to the Company's management by others within those entities. Such disclosure controls and procedures are reasonably designed to ensure that the Company's management is timely alerted to material information required to be included in the Company's periodic reports required under the Exchange Act.

          (e)   The Company has for the past two (2) years been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

          (f)    The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company's code of ethics since its adoption.

          (g)   There are no Liabilities of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, are required by GAAP to be set forth on the Company Financial Statements and are not set forth on the Company Financial Statements (or the notes thereto), other than (i) Liabilities incurred by or on behalf of the Company under, or otherwise permitted by, this Agreement or otherwise in connection with the transactions contemplated by this Agreement, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2012, none of which would reasonably be expected to have a Company Material Adverse Effect, and (iii) Liabilities for performance of the Company's obligations under its Contracts.

        Section 3.9    Absence of Certain Changes or Events.     Since September 30, 2012 and through the date hereof, except as disclosed in the Company 10-K or in Company Reports since September 30, 2012 through the date hereof, and except as specifically contemplated by, or as disclosed in, this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice and, since and through such dates, there has not been, (i) with respect to either the Company or any of its Subsidiaries, any action that, if taken (or committed to be taken) during the period from the date hereof through the Effective Time, would constitute a breach of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (ix), (xii), (xiii), (xiv), (xviii), (xx), (xxii), (xxiii), (xxiv), (xxv), (xxvi) or (xxix) of Section 5.1(b) or (ii) any Company Material Adverse Effect.

        Section 3.10    Taxes.

          (a)   The Company and each of its Subsidiaries has timely filed and will timely file with the appropriate Governmental Entities all income and other Tax Returns that are required to be filed by it prior to the Effective Time. All such Tax Returns were correct and complete in all material respects and, in the case of Tax Returns to be filed, will be correct and complete in all material respects. All income and other Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on such Tax Returns) have been timely paid and, in the case of Tax Returns to be filed, will be timely paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction. There are no security interests or other Encumbrances on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

          (b)   The Company and its Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all income and other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

          (c)   There is no dispute concerning any Tax Liability of the Company or any of its Subsidiaries raised by any Governmental Entity in writing to the Company or any of its Subsidiaries that remains unpaid, and neither the Company nor any of its Subsidiaries has received written notice of any threatened audits or investigations relating to any Taxes.

          (d)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency.

          (e)   The unpaid Taxes of the Company and its Subsidiaries did not, as of September 30, 2012, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet set forth in the Company Financial Statements as of such date (disregarding any notes thereto). Neither the Company nor any of its Subsidiaries has incurred any Tax Liability since September 30, 2012 other than a Tax Liability in the ordinary course of business.

          (f)    The Company has made available to Parent complete and accurate copies of all material Tax Returns filed by the Company and any of its Subsidiaries on or prior to the date hereof for all tax periods beginning on or after December 31, 2009.

          (g)   There are no agreements relating to the allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party.

          (h)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any Liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

          (i)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (j)    Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any material adjustments after the Closing Date pursuant to Section 481(a) of the Code or any similar Law by reason of a change in accounting method initiated by it or any other relevant party prior to the Closing Date, and the IRS has not proposed any such adjustment or change in accounting method in writing nor, to the Knowledge of the Company, otherwise proposed any material adjustment or change in accounting method, nor does the Company or any of its Subsidiaries have any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

          (k)   No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Tax Law has been entered into by or with respect to the Company or any of its Subsidiaries.

          (l)    Neither the Company nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

          (m)  Neither the Company nor any of its Subsidiaries is a party to any Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law) arising out of the transactions contemplated by this Agreement.

          (n)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) excess loss account described in Treasury Regulation under Code Section 1502 (or any corresponding or similar provision of Law), (ii) installment sale made prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date or (iv) election under Code Section 108(i).

          (o)   Neither the Company nor any of its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

        Section 3.11    Title to Personal Properties; Real Property.

          (a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its personal properties and assets reflected in the Company 10-K or acquired after September 30, 2012 (other than assets disposed of since September 30, 2012 in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances. The personal property and assets of the Company and its Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are operated in accordance with all applicable licenses, permits, consents and governmental authorizations, and are usable in the regular and ordinary course of business, except as would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries either owns, or has valid leasehold interests in, all personal properties and assets used by it in the conduct of its business, except where the absence of such ownership or leasehold interest would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets (other than the sale of the Company's products in the ordinary course of business) with an individual value in excess of $250,000 or an aggregate value in excess of $500,000. No representation or warranty is made in this Section 3.11(a) with respect to ownership of, or Encumbrances with respect to, Intellectual Property, which shall be addressed exclusively in Section 3.16 (Intellectual Property).

          (b)   Section 3.11(b) of the Company Disclosure Letter sets forth the address and description of each Owned Real Property. With respect to each Owned Real Property: (i) the Company or one of its Subsidiaries (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all material Encumbrances, except for Permitted Encumbrances, (ii) except as set forth in Section 3.11(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person a material right to use or occupy such Owned Real Property or any material portion thereof and (iii) other than the right of Parent and Merger Sub pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

          (c)   Section 3.11(c) of the Company Disclosure Letter sets forth the address and description of each Leased Property and contains a list of (i) all leases and other Contracts pursuant to which the Company or any Subsidiary holds any Leased Property (together, with all amendments, extensions, renewals, guaranties and other agreements with respect thereto, the "Leases") and (ii) all subleases and other Contracts pursuant to which the Company or any Subsidiary subleases, licenses or otherwise grants any Person the right to use or occupy any Leased Property. The Leased Property and the Owned Real Property comprise all of the real property used in the Company's business. Each of the Company and its Subsidiaries has complied with the material terms of all Leases, and all Leases are in full force and effect, except for such non-compliances or failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent and Merger Sub a true and complete copy of each Lease. To the Knowledge of the Company, there are no material disputes with respect to the Leases. Neither the Company nor any of its Subsidiaries is in breach or default under the Leases, except as would not reasonably be expected to have a Company Material Adverse Effect. The other party to each of the Leases is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries.

          (d)   With respect to the Owned Real Property, to the Knowledge of the Company, (i) all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Owned Real Property are in all material respects in good condition and repair and sufficient for the operation of the business of the Company and its Subsidiaries and (ii) there are no structural deficiencies or latent defects materially affecting any such improvements. Except as would not reasonably be expected to have a Company Material Adverse Effect, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Owned Real Property have been installed and are operational and sufficient for the operation of the business of the Company as currently conducted thereon, and all hook-up fees or other similar fees or charges have been paid in full.

          (e)   Section 3.11(e) of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property Subleases and Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto), including the date and name of the parties thereto. The Company has made available to Parent a true and complete copy of each of the Leased Real Property Subleases and Leases and, in the case of any oral agreement, a written summary of the material terms of such agreement. With respect to each of the Leased Real Property Subleases and Leases, except as would not reasonably be expected to have a Company Material Adverse Effect: (i) such lease is legal, valid, binding, enforceable and in full force and effect, (ii) neither the Company or any of its Subsidiaries nor any other party to such lease is in breach or default thereunder, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default thereunder, (iii) no security deposit or portion thereof deposited with respect such lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full, (iv) neither the Company nor any of its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such lease, (v) the other party to such lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries, (vi) the other party to such lease has not subleased, licensed or otherwise granted any Person the right to use or occupy, the premises demised thereunder or any portion thereof, (vii) the other party to such lease has not collaterally assigned or granted any other security interest in such lease and (viii) there are no Encumbrances on the estate or interest created by such lease.

        Section 3.12    Officers, Directors, Employees and Affiliates.

          (a)   Except as set forth on Section 3.12(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any Employment Agreement (other than offer letters or similar Contracts, in each case for at-will employment that do not provide for severance upon termination of employment or notice greater than what is required by Law), providing for compensation in excess of $250,000 per annum and (ii) except as otherwise contemplated by Section 1.7, no severance or other payment will become due or benefits or compensation increase or accelerate as a result of the transactions contemplated by this Agreement, solely or together with any other event, including a subsequent termination of employment (other than as required by Law under non-U.S. jurisdictions).

          (b)   Except for compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries, to the Knowledge of the Company, no director, officer or other Affiliate or Associate of the Company or any entity in which any such director, officer or other Affiliate or Associate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Persons) is currently a party to or has any interest in (i) any partnership, joint venture, Contract, arrangement or understanding with, or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $250,000 per annum, (ii) any Contract for or relating to Indebtedness for borrowed money of the Company or its Subsidiaries or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries. To the Knowledge of the Company, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company Reports filed prior to the date hereof.

        Section 3.13    Employee Benefit Plans.

          (a)   Section 3.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan, other than (i) any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary is eligible to receive immaterial compensation and/or benefits and that is terminable by the Company or a Company Subsidiary with no more than three (3) months' notice (other than as required by Law) without liability or financial obligation to the Company and (ii) any Contract that is superseded by the terms of Section 1.7 as contemplated herein.

          (b)   With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the IRS Forms 5500 (including schedules and attachments) and financial statements as filed for the past two (2) years and (iv) the most recent IRS determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code.

          (c)   None of the Company or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to or has any Liability under or with respect to any (i) "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) "multiple employer plan" (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA) or (v) plan, program, contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare-type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. Neither the Company nor any of its Subsidiaries has any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code.

          (d)   Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a current favorable determination or opinion letter from the IRS as to its qualified status or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury

  Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, and to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that caused or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

          (e)   The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, except where the failure to so maintain, fund and administer would not reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been made in all material respects and all contributions, assessments, premiums, and other payments for any period ending on or before the Effective Time that are not yet due have been made or properly accrued in all material respects.

          (f)    To the Knowledge of the Company, there have been no "prohibited transactions" (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan. No "fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan. There are no pending or, to the Knowledge of the Company, threatened in writing any suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan and, to the Knowledge of the Company, there is no basis for any such suit, action, dispute, claim, arbitration, audit, investigation, administrative or other proceeding.

          (g)   The Company and its Subsidiaries and each other Person considered at any relevant time to be a single employer with the Company or any of its Subsidiaries under Section 414 of the Code have complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law in all material respects. Except (i) as set forth on Section 3.13(g) of the Company Disclosure Letter, (ii) as contemplated by Section 1.7 and (iii) other than any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary that is terminable by the Company or a Company Subsidiary with no more than three (3) months' notice (other than as required by Law), the transactions contemplated by this Agreement (either alone or in connection with any other event) will not cause the acceleration of, vesting in, increase of or payment of, any benefits or compensation under any Company Benefit Plan and will not otherwise accelerate or materially increase any Liability under any Company Benefit Plan (other than as required by Law under non-U.S. jurisdictions).

        Section 3.14    Labor Relations.

          (a)   The Company and its Subsidiaries are, and for the past two (2) years have been, in compliance with all applicable Law and Orders governing or concerning labor or employment, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The employees of the Company and its Subsidiaries have not been, and currently are not, represented by a labor organization, works council, or other employee representative and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Company or its Subsidiaries. There has not been, nor is there existent or, to the Knowledge of the Company, threatened in writing, any strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Company or its Subsidiaries.

          (c)   No Action for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record-keeping violations has been filed, is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis-Bacon Act, the Walsh-Healey Act or the Service Contract Act, or any other Law. No discrimination, illegal harassment and/or retaliation Action has been filed, is pending or, to the Knowledge of the Company, is threatened against the Company or any Subsidiary or employee, officer or director of the Company under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal Law or comparable state fair employment practices act or foreign Law, including any provincial Law regulating discrimination in the workplace. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Action that arises out of the employment relationship between the Company or any of its Subsidiaries and their respective employees has been filed, is pending or, to the Knowledge of the Company, is threatened against the Company or any of its Subsidiaries under any applicable Law.

          (d)   To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation, in any material respect, of any term of any employment contract, non-disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. Neither the Company nor any Company Subsidiary is required to have, and does not have, any affirmative action plans or programs.

          (e)   Within the past two (2) years, neither the Company nor any Company Subsidiary has implemented any plant closing or layoff of employees in violation of WARN.

          (f)    To the Knowledge of the Company, no officer, executive or key employee has any intention to terminate his or her employment within the first twelve (12) months following the Closing, except as expressly contemplated by this Agreement.

        Section 3.15    Contracts and Commitments.

          (a)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Contract:

              (i)  providing for aggregate noncontingent payments by or to the Company or any of its Subsidiaries in excess of $500,000 in any fiscal year, other than Contracts with an employee, consultant or independent contractor relating to employment or the provision of services;

             (ii)  limiting, in any material respect, the freedom of the Company to engage in any line of business or sell, supply or distribute any service or product (including with respect to the pricing thereof), or to compete with any entity or to conduct business in any geography, or that grants any exclusive rights to any party (other than any (x) non-exclusive licenses entered into in the ordinary course of business or (y) Contracts for which noncontingent payments by or to the Company or any of its Subsidiaries do not exceed $500,000 in any fiscal year and that are terminable upon 90 days or fewer notice), or any settlement, cross-license, concurrent use or consent-to-use agreements;

            (iii)  involving any joint venture, partnership or similar arrangement that is material to the Company and its Subsidiaries, taken as a whole;

            (iv)  relating to Indebtedness for borrowed money in excess of $500,000;

             (v)  containing severance or termination pay Liabilities related to termination of employment in excess of $200,000 (individually to any employee);

            (vi)  providing for the supply, manufacturing, distribution or development of Company Products (except for any Contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $500,000 or the potential payments to or by the Company are not expected to exceed $500,000);

           (vii)  providing for the acquisition, transfer, in-bound licensing, out-bound licensing, development, co-development, or sharing of any material Intellectual Property or Software or any other agreement materially affecting the ability of the Company or any of its Subsidiaries to use or disclose any Intellectual Property or Software (other than license agreements for commercially available software on standard terms and non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business);

          (viii)  providing for indemnification by the Company of any officer or director of the Company;

            (ix)  pursuant to which the Company or any Subsidiary of the Company has any Liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person (other than the Company or any Subsidiary of the Company), or any capital maintenance, keep-well or similar agreements or arrangements in any such case that individually is in excess of $500,000;

             (x)  providing for the lease of real property with aggregate annual rent payments in excess of $250,000;

            (xi)  that would reasonably be expected to prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

           (xii)  that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of its Subsidiaries;

          (xiii)  that provided for any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment or guarantee obligations;

          (xiv)  with any directors, executive officers (as such term is defined in the Exchange Act) or 5% Company Common Stockholders or any of their Affiliates (other than the Company or any of its Subsidiaries) or immediate family members, other than Contracts with an employee, consultant or independent contractor relating to employment or the provision of services;

           (xv)  that contains any material covenant granting "most favored nation" status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates;

          (xvi)  that involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract;

         (xvii)  that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any Equity Interests or assets that are material to the Company and its Subsidiaries, taken as a whole (other than in the ordinary course of business) of any Person; or

        (xviii)  otherwise required to be filed as an exhibit to an Annual Report on Form 10-K, as provided by Rule 601 of Regulation S-K promulgated under the Exchange Act.

          Each Contract of the type described in the immediately preceding sentence is referred to herein as a "Company Material Contract." The Company has heretofore made available to Parent a complete and correct copy of each Company Material Contract, including any amendments or modifications thereto.

          (b)   Each Company Material Contract is binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and, to the Knowledge of the Company, enforceable against each other party thereto (in each case, subject to the Bankruptcy and Equity Exception), and the Company and each of its Subsidiaries have performed all obligations required to be performed by them under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has performed all obligations required to be performed by it under such Company Material Contract, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the Company has not received notice of any violation or default under (or any condition that with the passage of time or the giving of notice, or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   To the Knowledge of the Company, as of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time), would reasonably be expected to: (i) result in a material violation or breach of any provision of any Company Material Contract, (ii) give any Person the right to declare a default under any Company Material Contract, or (iii) give any Person the right to cancel terminate or modify any Company Material Contract, in each case, in a manner that would reasonably be expected to have a Company Material Adverse Effect.

          (d)   Section 3.15(d) of the Company Disclosure Letter sets forth the standard terms and conditions of all warranties with respect to the quality of any of the Company's products or services.

        Section 3.16    Intellectual Property.

          (a)   Section 3.16(a) of the Company Disclosure Letter sets forth a complete and correct list of: (i) all patented or registered Intellectual Property owned by the Company or one of its Subsidiaries, (ii) all pending patent applications, all trademark applications, or other applications for registration of Intellectual Property owned by the Company or one of its Subsidiaries and (iii) all material unregistered trademarks, material unregistered copyrights (including Software), trade names and service marks, all registered copyrights, and all domain names owned by the Company or its Subsidiaries, including, to the extent applicable, the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed. All necessary registration, maintenance and renewal fees in connection with the foregoing have been paid and all necessary documents and certificates in connection with the foregoing have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the foregoing. There are no actions that are required to be taken by Company within 180 days of the date hereof with respect to any of the foregoing, except as set out in Section 3.16(a) of the Company Disclosure Letter.

          (b)   The Company is the owner of all right, title and interest in and to the Company Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances)

  and, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property is being used by the Company or any of its Subsidiaries, subject to any license agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries licenses others to use any such Company Intellectual Property. The Company or one of its Subsidiaries owns, or is licensed under, or otherwise possesses sufficient rights under, the Intellectual Property or Software used in or necessary for the conduct the business of the Company or its Subsidiaries as currently conducted. The foregoing representation and warranty is made with respect to ownership only, and is not made with respect to the Company's infringement of Intellectual Property of any Third Party.

          (c)   To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights by any Third Party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has brought or is bringing or has threatened any action, suit or proceeding for infringement or misappropriation of the Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any Third Party.

          (d)   Neither the Company nor any of its Subsidiaries is a party to any suit, action or proceeding that involves a claim of infringement or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property of any Third Party nor has any such suit, action or proceeding been threatened in writing against the Company or any of its Subsidiaries nor has Company or any of its Subsidiaries received any demands or unsolicited offers to license any Intellectual Property from any Third Party. Neither the conduct of the business of the Company and each of its Subsidiaries nor the development, manufacture, sale, licensing or use of any of the Company Products has infringed or misappropriated or is infringing or misappropriating (i) any Intellectual Property (other than patent rights) of any Third Party or (ii) to the Knowledge of the Company, any patent rights of any Third Party. No Third Party has notified the Company that it is challenging the ownership or use by the Company or any of its Subsidiaries, or the validity or enforceability of, any of the Company Intellectual Property.

          (e)   The Company or its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and material confidential information of the Company or its Subsidiaries. Without limiting the foregoing, each of the Company and its Subsidiaries have instituted policies requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms, which forms have been made available to Parent.

          (f)    Except as set forth in Section 3.16(f) of the Company Disclosure Letter, the Company Intellectual Property was: (i) developed by employees of the Company or its Subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights (including Intellectual Property rights) to the Company or its Subsidiaries pursuant to written agreements or (iii) otherwise acquired by the Company or its Subsidiaries from a Third Party pursuant to written agreements that include representations, warranties or indemnities from such Third Party relating to title to such Intellectual Property. No current or former employees of the Company or its Subsidiaries have any claim, right (whether or not currently exercisable) or interest to or in any Company Intellectual Property and each such employee who is or was involved in the creation or development of any Company Intellectual Property has signed a valid, enforceable agreement containing a present assignment of Intellectual Property rights to the Company or its Subsidiaries without further payment being owed to any parties and without any restrictions or obligations on the Company or its Subsidiaries' ownership thereof. No Third Party that has licensed Intellectual Property to the Company or any of its Subsidiaries has ownership rights or license rights to improvements or derivative works made by the Company or any of its Subsidiaries in such Intellectual Property (other than those aspects of such improvements or derivative works that are protected by such licensed Intellectual Property).

          (g)   Section 3.16(g) of the Company Disclosure Letter lists all Software, including Open Source Software, licensed to the Company (and the associated Software license agreement identifying the applicable licensor) that is embedded, integrated, bundled with or otherwise distributed with the Company Products, including any Software (or portions thereof) from which the Company Products inherit, link, or otherwise call functionality (including libraries or other shared-source repositories). With respect to Open Source Software, Section 3.16(g) of the Company Disclosure Letter identifies (i) the Company Product that embeds the Open Source Software, (ii) whether any modification was made by or for the Company or its Subsidiaries, (iii) the name and version number of the applicable license agreement for each such item of Open Source Software and (iv) the manner in which such Open Source Software is embedded in each Company Product. Neither the Company nor any of its Subsidiaries have used Open Source Software in a manner that would create obligations for Company or its Subsidiaries with respect to, or grant, or purport to grant, to any Third Party, any rights or immunities under, any Company Intellectual Property or any other license requiring the Company or any of its Subsidiaries to disclose source code to any of the Company Products, grant rights to redistribute the Company Products, grant patent non-asserts or patent licenses, or otherwise grant any rights no specifically granted in the Company's or any of its Subsidiary's license agreement with such Third Party.

          (h)   The Company and its Subsidiaries use commercially reasonable efforts to protect the Company Products and Software used internally by the Company or its Subsidiaries from becoming infected by viruses, worms, Trojan horses or similar disabling codes or programs. To the knowledge of the Company, there are no defects in any of the Company Products that would prevent the same from performing materially in accordance with its user specifications and the Company has introduced no viruses, worms, Trojan horses or similar disabling codes or programs in any of its products. Each Company Product licensed or provided to Third Parties is capable of performing in accordance with its User Documentation in all material respects when properly installed (or accessed) and used.

          (i)    Except as set forth in Section 3.16(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered to any Third Party, agreed to disclose or deliver to any Third Party, or permitted the disclosure or delivery to any escrow agent of, any source code that is Company Intellectual Property and the confidentiality of which is material to the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed or delivered to any Third Party by the Company, any of its Subsidiaries or any person acting on their behalf. To the Knowledge of the Company, there has been no unauthorized theft or disclosure of any Source Code of a Company Product.

          (j)    The Company has not received any unresolved, written claims from Third Parties, and to its Knowledge is not aware of any unwritten claims from Third Parties, that any installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services or other services that have been performed by the Company or any Subsidiary for such Third Parties were in any material respect performed improperly or not in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Law, in each case excluding bug reports or immaterial customer support issues arising in the ordinary course of business.

          (k)   To the Knowledge of the Company, the Information Systems are adequate for the operation of its business as currently conducted, and the Company and its Subsidiaries have purchased sufficient license rights for all Software used by the Company and its Subsidiaries in such operations.

          (l)    With respect to the Information Systems: (i) the Company and its Subsidiaries have a commercially reasonable disaster recovery plan in place and have tested such disaster recovery plan for effectiveness, (ii) to the Knowledge of the Company, there have been no successful unauthorized intrusions or breaches of the security of the Information Systems, (iii) there have not been any material malfunctions that have not been remedied or replaced in all material respects, or any unplanned downtime or service interruption and (iv) the Company and its Subsidiaries have implemented or are in the process of implementing (or in the exercise of reasonable business judgment have determined that implementation is not yet in the best interest of the Company and its Subsidiaries) in a timely manner any and all security patches or security upgrades that are generally available for the Company's and its Subsidiaries' Information Systems.

          (m)  The Company and its Subsidiaries maintain policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and that ensure that the Company and its Subsidiaries are in compliance with all applicable Law. The Company and its Subsidiaries and the operation of the Company's and its Subsidiaries' business is in compliance with all such policies and other Legal Requirements pertaining to data privacy and data security. To the Knowledge of the Company, there have been (i) no material losses or thefts of data or security breaches relating to data used in the businesses of the Company and its Subsidiaries, (ii) violations of any security policy regarding any such data, (iii) no unauthorized access or unauthorized use of any data and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or its Subsidiaries or a contractor or agent acting on behalf of the Company or its Subsidiaries.

        Section 3.17    Insurance Policies.     Section 3.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain insurance for the business and assets of the Company and its Subsidiaries against all risks normally insured against, and in amounts normally carried by, corporations of similar size engaged in similar lines of business, (ii) all insurance policies and bonds with respect to the business and assets of the Company and its Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and are in full force and effect as they apply to any matter, action or event relating to the Company or its Subsidiaries occurring through the date hereof, (iii) the Company and its Subsidiaries have not reached or exceeded their policy limits for any such insurance policies in effect at any time during the past five years and (iv) neither the Company nor any of its Subsidiaries is in breach or default of any of such insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. To the Knowledge of the Company, since September 30, 2011, the Company has not received any notice regarding any actual or possible (A) cancellation or invalidation of any insurance policy, (B) refusal or denial of any material coverage, reservation or rights or rejection of any material claim under any insurance policy or (C) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        Section 3.18    Brokers.     No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.

        Section 3.19    Company Financial Advisor Opinion.     The Company Financial Advisor has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion, subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be received by the holders (other than Parent and its Affiliates) of shares of

Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such opinion has been provided to Parent or, if a written opinion is not available as of the date hereof, will be provided to Parent as soon as practicable after the date hereof.

        Section 3.20    Anti-Takeover Provisions.     Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, none of the restrictions on "business combinations" set forth in Section 203 of the DGCL, any rights agreement or "poison pill" arrangement or any other takeover, anti-takeover, moratorium, "fair price," "control share," or similar Law applicable to the Company apply to this Agreement, the Merger or the other transactions contemplated hereby.

        Section 3.21    Environmental Matters.     Except for such matters that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Law and possesses and is and has been in compliance with all required Environmental Permits, (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of their predecessors has owned or operated any property or facility that is or has been contaminated by any Hazardous Materials, or is liable for or caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Company or any of its Subsidiaries or their predecessors, which in each case would reasonably be expected to result in an Environmental Claim, (iv) to the Knowledge of the Company, there has been no exposure of any Person to any Hazardous Material, pollutant or contaminant in connection with the current or former properties, operations and activities of the Company and/or any of its Subsidiaries, (v) neither the Company nor any of its Subsidiaries has received any written claim or notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials and (vi) neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any Liability of any other Person relating to Environmental Law or Hazardous Materials. All environmental reports, assessments, audits and other similar documents in the possession or control of the Company or any of its Subsidiaries, in each case containing information that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, have been made available to Parent.

        Section 3.22    Customers and Suppliers.     Section 3.22(a) of the Company Disclosure Letter lists the ten (10) largest customers of the Company (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries for the fiscal year ended September 30, 2012) (each, a "Major Customer"). Section 3.22(b) of the Company Disclosure Letter lists the ten (10) largest suppliers of the Company (determined on the basis of aggregate purchases made by the Company and its Subsidiaries for the fiscal year ended September 30, 2012) (each, a "Major Supplier"). The Company has not received, as of the date hereof, any written notice from any Major Customer or Major Supplier that it intends to terminate, or not renew, its Contract with the Company or its Subsidiaries.

        Section 3.23    Information Supplied.     Neither the written information supplied, or to be supplied, by or on behalf of the Company for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is first mailed to the Company Common Stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Stockholders Meeting any event with respect to the Company or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Common Stockholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

        Section 3.24    No Other Representations or Warranties.     Except for the representations and warranties of the Company expressly set forth in this Article III, the Company makes (i) no other express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses and (ii) no other express or implied representation or warranty with respect to any information provided by the Company or its Representatives, whether or not in the "data room" established by the Company for Parent and Merger Sub, including as to the probable, projected or forecasted success or profitability of the operations of Company and its Subsidiaries; provided that the foregoing shall not relieve any Person of liability for fraud or willful misconduct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Subject to such exceptions as are disclosed in the Parent Disclosure Letter (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other Section or subjection of the Parent Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Parent Disclosure Letter to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization and Good Standing.     Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the State of Delaware, has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.2    Authority for Agreement.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject the Bankruptcy and Equity Exception.

        Section 4.3    No Conflict; Required Filings and Consents.

          (a)   Assuming compliance with the matters, and receipt of the approvals, referenced in Section 4.3(b), the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent's Amended and Restated Certificate of Incorporation or the Parent Bylaws, or the equivalent organizational documents of Merger Sub, (ii) conflict with or violate any Law applicable to Parent or its Subsidiaries or any property or asset of Parent or any of its Subsidiaries or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of Parent or its Subsidiaries pursuant to, any Contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities Law or "blue sky" Law and the HSR Act. As of the date hereof, to the knowledge of Parent and the Company, there is no reason why all material regulatory approvals from any Governmental Entity of competent jurisdiction required for the consummation of the Merger should not be obtained.

        Section 4.4    Litigation.     There are no Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, that would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Subsidiary of Parent is subject to any outstanding Order, except as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.5    Availability of Funds.

          (a)   Parent has received and accepted (i) the executed commitment letter, dated as of the date hereof and provided to the Company, from the Lender, including all exhibits, schedules, annexes and amendments to such letter in effect as of the date hereof (such letter and the commitment set forth therein, the "Debt Financing Commitment"), pursuant to which the Lender has, subject to the terms and conditions therein, agreed to provide the amounts set forth therein for the purposes of financing the Merger and the other transactions contemplated by this Agreement and related fees and expenses (the "Debt Financing") and (ii) the executed equity commitment letter, dated as of the date hereof and provided to the Company, from the Sponsor, including all exhibits, schedules, annexes and amendments to such letter (such letter and the commitment set forth therein, the "Equity Financing Commitment" and together with the Debt Financing Commitment, the "Financing Commitments"), pursuant to which the Sponsor has, subject to the terms and conditions therein, agreed to provide the equity investments set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"). Parent has delivered to the Company a true and complete copy of the fee letter referenced in the Debt Financing Commitment (the "Fee Letter") (except that such fee letter shall have been redacted in a manner acceptable to the Lender and Parent, including redactions of the fee amounts, consent fees, price caps (including price caps in any securities demand provisions and economic flex provisions) set forth therein).

          (b)   Except as expressly set forth in the Financing Commitments, there are no conditions precedent to the obligations of the Lender or the Sponsor to provide the Financing or any contingencies that would permit the Lender or the Sponsor to reduce the total amount of the Financing. Assuming the satisfaction of the conditions set forth Sections 6.1 and 6.2 and the performance by the Company of its obligations under this Agreement, Parent does not have any reason to believe that it will be unable to satisfy fully and unconditionally on a timely basis all conditions and terms to be satisfied by it in any of the Financing Commitments on or prior to the Closing Date, nor does Parent have knowledge that the Lender or the Sponsor will not perform any of its respective obligations thereunder.

          (c)   The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent and Merger Sub and, to the knowledge of Parent, of the other parties thereto, in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception. No event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent or, to the knowledge of Parent, any other party to the Financing Commitments, under any of the Financing Commitments. Parent shall have paid in full any and all commitment fees and other fees required to be paid pursuant to the terms of the Financing Commitments as and when due. Neither Financing Commitment has been modified, amended or altered as of the date hereof, neither Financing Commitment will be amended, modified or altered at any time through the Closing, except as permitted by Section 4.5(d), none of the respective commitments under any Financing Commitment have been withdrawn or rescinded in any respect and neither the Lender nor the Sponsor has threatened to withdraw or rescind any of the Equity Financing or the Debt Financing, respectively.

          (d)   Notwithstanding anything in this Agreement to the contrary, all or a portion of the Debt Financing Commitment may, in accordance with the provisions of this Agreement, be superseded at the option of Parent after the date hereof but prior to the Effective Time by instruments (the "Alternative Financing Commitments") replacing the existing Debt Financing Commitment; provided that any Alternative Financing Commitment shall comply with all limitations on amendments, modifications and replacements of the Debt Financing Commitment set forth in the first sentence of Section 5.12(c) and shall not contain conditions to the receipt of such Debt Financing that are materially less favorable, in the aggregate, to Parent (as determined in the reasonable judgment of Parent) than the terms of the Debt Financing Commitment such Alternative Financing Commitment is replacing. In the event all or a portion of the Debt Financing Commitment is superseded after the date hereof, (x) the term "Financing Commitments" as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the Alternative Financing Commitments to the extent then in effect, and (y) the term "Debt Financing" as used herein shall mean the debt financing contemplated by the Financing Commitments as modified pursuant to the foregoing clause (x).

          (e)   Assuming the Financing Commitments are funded, Parent and Merger Sub will have at and after the Closing funds (after netting out applicable, fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Debt Financing Commitment and the Fee Letter) sufficient to pay all of the amounts payable under Article I or otherwise in connection with the Merger and fees and expenses associated with the consummation of the Merger and the other transactions contemplated hereby.

          (f)    Parent's obligation to consummate the transactions contemplated hereby is not contingent on Parent's ability to obtain the Financing prior to consummating the Merger.

        Section 4.6    Limited Guarantee.     Parent has provided to the Company a true and complete copy of the Limited Guarantee. The Limited Guarantee is in full force and effect as of the date hereof and constitutes a valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject the Bankruptcy and Equity Exception. No event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Sponsor under the Limited Guarantee.

        Section 4.7    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective directors, officers or employees, for which the Company may become liable.

        Section 4.8    Merger Sub.     As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the transactions contemplated by this Agreement.

        Section 4.9    Solvency.     As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger, the Financing and all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article I in connection with or as a result of the Merger) and payment of all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith, and assuming the accuracy as of the Effective Time in all material respects of those representations and warranties of the Company set forth in Article III that relate to the subject matter of clauses (i) through (iii) of this Section 4.9 (including Section 3.8): (i) the amount of the "fair saleable value" of the assets of each of the Surviving Corporation and its Subsidiaries, taken as a whole, will exceed (A) the value of all Liabilities of the Surviving Corporation and such Subsidiaries, taken as a whole, including contingent and other Liabilities (whether or not reflected in a balance sheet prepared in accordance with GAAP), and (B) the amount that will be required to pay the probable Liabilities of the Surviving Corporation and such Subsidiaries on their existing debts as such debts become absolute and matured, (ii) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged and (iii) each of the Surviving Corporation and its Subsidiaries will be able to pay its Liabilities, including contingent and other Liabilities, as they mature. For purposes of the foregoing, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 4.10    Information Supplied.     Neither the written information supplied, or to be supplied, by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to Company Common Stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Merger Sub shall occur that is required to be described in the Proxy Statement, Parent shall promptly disclose such event to the

Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

        Section 4.11    Stockholder, Labor and Employee Matters.     Other than the Voting Agreements, neither Parent nor Merger Sub has: (i) entered into any employment agreement, or made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any of the Company's stockholders, directors, officers or employees, or any other Contract with such Persons relating to this Agreement, the Merger or any of the other transactions contemplated hereby, (ii) offered employment to any of the Company's stockholders, directors, officers or employees, (iii) had discussions with any of the Company's stockholders, directors, officers or employees regarding the future terms of their employment after the Closing or (iv) sold, or offered to sell, any direct or indirect equity interest in the Company to any of the Company's stockholders, directors, officers or employees.

        Section 4.12    Ownership of Common Stock.     None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates "owns" (as defined in Section 203 of the DGCL), directly or indirectly (including pursuant to a derivatives contract), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and none of Parent, its Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Company Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any of their "affiliates" or "associates" is, or at any time during the two (2) years prior to the date hereof has been, an "interested stockholder" of the Company.

ARTICLE V

COVENANTS

        Section 5.1    Conduct of Business by the Company Pending the Merger.

          (a)   The Company covenants and agrees that between the date hereof and the Effective Time, unless Parent shall otherwise agree in writing (and except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly contemplated, permitted or required by this Agreement), the Company shall and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under applicable Law, (ii) subject to the restrictions and exceptions set forth in Section 5.1(b) or elsewhere in this Agreement, conduct its business and operations in all material respects only in the ordinary and usual course of business and in a manner consistent with past practice and (iii) use commercially reasonable efforts to, in all material respects, (A) preserve intact its assets, properties, Contracts or other legally binding understandings and business organizations, (B) keep available the services of its current officers and key employees and consultants and (C) preserve the current relationships of the Company and its Subsidiaries with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and other Persons with which the Company or any of its Subsidiaries has business relations.

          (b)   Without limiting the foregoing, the Company covenants and agrees that between the date hereof and the Effective Time, the Company shall not and shall cause each of its Subsidiaries not to (except as expressly contemplated, permitted or required by this Agreement, as set forth on the applicable subsection of Section 5.1(b) of the Company Disclosure Letter or with the prior written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed):

              (i)  declare, set aside, establish a record date for, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its capital stock or other Equity Interests or enter into any agreement with respect to the voting of its capital stock or other Equity Interests, except dividends or other distributions from any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

             (ii)  adjust, split, combine or reclassify any of its capital stock or that of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or that of its Subsidiaries;

            (iii)  repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its or its Subsidiaries' capital stock or any Company Common Stock Rights or Subsidiary Stock Rights (except pursuant to restricted stock award agreements outstanding on the date hereof) or any other Equity Interests, except to effect any withholding obligations in connection with the exercise of Company Common Stock Options, settlement of Company RSUs or the issuance of shares under the ESPP;

            (iv)  issue, deliver or sell, pledge or encumber any shares of its or its Subsidiaries' capital stock, or any Company Common Stock Rights (other than the issuance of shares of Company Common Stock upon the exercise of Company Common Stock Options, settlement of Company RSUs or pursuant to the ESPP solely with respect to the Final Offering Period);

             (v)  amend the Company Certificate of Incorporation or the Company Bylaws or equivalent organizational documents of the Company's Subsidiaries;

            (vi)  incur, create, assume or otherwise become liable for any Indebtedness for borrowed money or assume, guaranty, endorse or otherwise become liable or responsible for the Indebtedness for borrowed money of any other Person;

           (vii)  (A) make any loans or advances to any other person other than in the ordinary course of business consistent with past practice or in accordance with (x) the indemnification and expense advancement provisions of the Company Certificate of Incorporation or the Company Bylaws or (y) the indemnification agreements set forth on Section 3.15(a)(viii) or Section 5.1(b)(xvii) of the Company Disclosure Letter or (B) make any capital contributions to or investments in any other Person;

          (viii)  merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

            (ix)  change in any material respect its Tax accounting methods, principles or practices, except as required by GAAP or applicable Law;

             (x)  alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present or former employees, directors or Affiliates of the Company, other than alterations or amendments (A) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, (B) as expressly contemplated by Section 1.7, (C) required under applicable Law or (D) pursuant to Company Benefit Plans and agreements with newly hired employees on terms consistent in all material respects with those provided to other employees of the Company or its Subsidiaries of comparable level;

            (xi)  hire any new employees, other than non-officer employees (which for this purpose shall be employees with a title below the level of "vice president") in the ordinary course of business consistent with past practice;

           (xii)  sell, license, mortgage, transfer, lease, pledge or otherwise subject to any Encumbrance (including by merger, consolidation or sale of stock or assets) or otherwise dispose of any entity, business or material rights, properties or assets (including stock or other ownership interests of its Subsidiaries), other than Permitted Encumbrances, non-exclusive licenses or otherwise in the ordinary course of business consistent with past practice;

          (xiii)  acquire (by merger, consolidation or acquisition of stock or assets) any business for which the aggregate amount to be paid in respect of such business would exceed $250,000;

          (xiv)  make any material Tax election not consistent with past practice or settle or compromise any income Tax Liability or fail to file any material Tax Return when due or fail to cause such Tax Returns when filed to be complete and accurate in all material respects or file any material amended Tax Return;

           (xv)  incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that are in excess of $750,000 individually in any fiscal quarter or $1,500,000 in the aggregate in any fiscal quarter, except in the ordinary course of business consistent with past practice, or materially delay any material capital expenditures;

          (xvi)  pay, discharge, settle, cancel, incur or satisfy any material Liabilities, other than the payment, discharge, settlement, cancellation, incurrence or satisfaction of Liabilities in the ordinary course of business consistent with past practice, as required by any applicable Law, as accrued for in the Company Financial Statements or as required by the terms of any Contract of the Company, as in effect on the date hereof;

         (xvii)  enter into, modify, amend or terminate (A) any Contract that if so entered into, modified, amended or terminated would reasonably be likely to (x) have a Company Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (B) any Company Material Contract, except (x) in the ordinary course of business, (y) for expirations or renewals in accordance with their terms or (z) as otherwise permitted pursuant other clauses of this Section 5.1(b);

        (xviii)  terminate any officer (which for this purpose shall be employees with a title of "vice president" or more senior) of the Company or any of its Subsidiaries other than for good reason or for reasonable cause;

          (xix)  maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

           (xx)  except as required by GAAP, revalue in any material respect any of its material assets or make any material changes in accounting methods, principles or practices;

          (xxi)  enter into any transaction that could give rise to a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder;

         (xxii)  engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

        (xxiii)  compromise, release, waive or settle any Action having a value or in an amount, individually or in the aggregate, in excess of $1,500,000;

        (xxiv)  compromise, release, waive or settle any Action directly relating to or affecting the Company's Intellectual Property, having a value or in an amount, individually or in the aggregate, in excess of $750,000;

          (xxv)  compromise, release, waive or settle any Action that is brought by any current, former or purported holder of any capital stock of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement, having a value or in an amount, individually or in the aggregate, in excess of $750,000;

        (xxvi)  effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

       (xxvii)  grant any material refunds, credits, rebates or other allowances by the Company to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business;

      (xxviii)  abandon or allow to lapse or expire any registration or application for material Company Intellectual Property;

         (xxix)  enter into any material new line of business outside of its existing business segments;

          (xxx)  except as otherwise contemplated by this Agreement, communicate with employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment that they will receive in connection with the Merger prior to providing Parent with prior notice of, and the opportunity to review and comment upon, any such communications; or

         (xxxi)  knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described in this Section 5.1(b).

          (c)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

          (d)   The parties acknowledge and agree that any particular Action may be classified under only one of Section 5.1(b)(xxiii), Section 5.1(b)(xxiv) or Section 5.1(b)(xxv).

        Section 5.2    Access to Information and Employees.

          (a)   From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries and the Representatives of the Company to, afford the Representatives of Parent and Merger Sub and the Lender Parties (and counsel to the Lender Parties) reasonable access during normal business hours to the officers, employees, agents (including outside accountants), properties, offices and other facilities, books and records, Contracts, commitments, work papers and other documents and information relating to the Company and its Subsidiaries as reasonably requested in advance by Parent and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish or otherwise make available (including via EDGAR, if applicable) to Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities Law reasonably promptly following such filing or receipt and (ii) to the extent available, for the period beginning after the date hereof and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow; provided that nothing in this Section 5.2(a) shall require the Company to take any action that would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of the Company with respect to confidentiality or non-disclosure, (ii) the waiver of any applicable attorney-client privilege, (iii) the violation of any applicable Law or (iv) an unreasonable interference in the operations of the Company.

          (b)   No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          (c)   With respect to any information that is disclosed pursuant to this Section 5.2, each of the parties hereto shall comply with, and shall cause each of its Representatives to comply with, all of its obligations under the Confidentiality Agreement.

        Section 5.3    Reasonable Efforts; Notification.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to fulfill all conditions to the obligations of the other parties hereto set forth in Article VI and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents, including (i) using commercially reasonable efforts to take all acts necessary to cause such conditions to be satisfied and not to take acts that would reasonably be expected to result in such conditions not being so satisfied, (ii) obtaining all necessary actions or non-actions, waivers, consents, qualifications and approvals from Governmental Entities and making all necessary registrations, filings and notices and taking all reasonable steps as may be necessary to obtain any required approval, waiver or exemption from any Governmental Entity (including under the HSR Act), (iii) obtaining all necessary consents, qualifications, approvals, waivers or exemptions from the non-governmental Third Parties set forth on Section 5.3(a) of the Company Disclosure Letter and (iv) repatriating funds as of the Closing at the reasonable direction of Parent (provided that any such actions shall not be required to be taken if the Company determines in good faith that such actions would result in material and adverse Tax consequences to the Company or its Subsidiaries), converting any short-term investments (as classified in the consolidated financial statements of the Company and its Subsidiaries) into cash as of the Closing at the reasonable discretion of Parent and executing and delivering any additional documents or instruments, in each case to the extent necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

          (b)   Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub shall use its reasonable best efforts to make promptly (and in any event no later than ten (10) Business Days following the date hereof) any required submissions under the HSR Act and any other Antitrust Law that the Company and Parent determines should be made, in each case with respect to the Merger and the transactions contemplated hereby and (ii) Parent, Merger Sub and the Company shall cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any foreign Law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other Contracts material to the Company's business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Action or threat, (3) promptly inform the other party of any material communication concerning the HSR Act or other Antitrust Law to or from any Governmental Entity regarding the Merger and (4) furnish to the other party such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the

  HSR Act and any other Antitrust Law. Except as may be prohibited by any Governmental Entity, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any suit, claim, action, investigation or proceeding under or relating to the HSR Act or any other Antitrust Law. Each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding. Notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates shall be required to, nor shall the Company (without the consent of Parent, which may be withheld in Parent's sole discretion), negotiate, commit to or effect by Order or otherwise, the sale, divestiture or disposition of any assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or enter into any Order, accept any undertaking or condition or otherwise take or commit to take actions that would limit Parent's, the Company's or their respective Affiliates' freedom of action with respect to, or ability to retain, any of their businesses, product lines or assets, or otherwise limit Parent's or its Affiliates' ability to receive the full benefits of this Agreement. In no event shall Parent or Merger Sub be required to (nor will the Company, without Parent's consent, which may be withheld at Parent's sole discretion) pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transaction contemplated by this Agreement under any Contract.

          (c)   Each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall promptly (and in any event within five (5) Business Days) notify the other party in writing if it believes that such party has breached any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, reasonably be likely to result in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

          (d)   If any Antitakeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board of Directors shall promptly grant such approvals and use commercially reasonable efforts to take such other lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such other commercially reasonable and lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

        Section 5.4    Proxy.

          (a)    Proxy Statement.    As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement and the Company shall cause the Proxy Statement to be filed with the SEC as soon as practicable after the date hereof, and in any event no later than the date that is ten (10) Business Days following the date hereof. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to and without limiting the rights of the Company Board of Directors pursuant to Section 5.6, the Proxy Statement shall include the Company Recommendation. The Proxy Statement shall include all material disclosure relating to the Company Financial Advisor (including the amount of fees and other considerations the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other considerations), the opinion referred to in Section 3.19 and the basis for rendering such opinion.

          (b)    SEC Comments.    The Company, after consultation with Parent, will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by Parent. As promptly as practicable after the clearance (which shall include upon expiration of the ten- (10) day period after filing in the event the SEC does not review the Proxy Statement) of the Proxy Statement by the SEC (the "SEC Clearance Date"), the Company shall mail the Proxy Statement and all other proxy materials to the holders of shares of Company Common Stock and, if necessary in order to comply with applicable securities Law, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

          (c)    Information Supplied.    Each of Parent and the Company agrees, as to it and its Affiliates and Representatives, that none of the information supplied or to be supplied by Parent or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of shares of Company Common Stock and at the time of the Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Law and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance. If at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance.

        Section 5.5    Stockholders Meeting.

          (a)   The Company shall duly call, give notice of and hold the Stockholders Meeting as promptly as practicable following the date on which the Proxy Statement is mailed to the Company Common Stockholders; provided that, without the prior written consent of Parent, (i) the Stockholders Meeting shall not be held later than thirty (30) calendar days after the SEC Clearance Date and (ii) the Company may not adjourn or postpone the Stockholders

  Meeting; provided that nothing herein shall prevent the Company from postponing or adjourning the Stockholders Meeting (x) if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Stockholders Meeting to constitute a quorum at the Stockholders Meeting, (y) if the Company is required to postpone or adjourn the Stockholders Meeting by an Order or a request from the SEC or its staff or (z) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to the holders of the Company Common Stock prior to the vote at the Stockholders Meeting.

          (b)   The Company shall establish a record date for purposes of determining Company Common Stockholders entitled to notice of and vote at the Stockholders Meeting (the "Record Date"). Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent. In the event that the date of the Stockholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing (such approval not to be unreasonably withheld, conditioned or delayed), it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Stockholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law.

          (c)   Subject to Section 5.6, at the Stockholders Meeting, the Company Board of Directors shall make the Company Recommendation and, unless there has been a Company Adverse Recommendation Change, the Company shall take all reasonable lawful action to solicit the Company Required Vote. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the Company Common Stockholders for the purpose of obtaining the Company Required Vote. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Required Vote. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than procedural matters) that the Company shall propose to be acted on by the Company Common Stockholders at the Stockholders Meeting.

        Section 5.6    No Solicitation of Transactions.

          (a)   Within one (1) Business Day following the date hereof, the Company will instruct and cause its Subsidiaries and its and their respective Representatives to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries made available to such Person in connection with a potential Acquisition Proposal. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Company will not and will not authorize or permit any Subsidiary, or Representative to, directly or indirectly:

            (A)  initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

            (B)  engage in, continue or otherwise participate in any discussions (other than to refer to this Agreement) or negotiations regarding, or provide any information or data concerning the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

            (C)  grant any waiver, amendment or release under any standstill or confidentiality agreement or Section 203 of the DGCL (provided that the Company shall not be required to enforce, and shall be permitted to waive, any provision that prohibits or purports to prohibit a confidential proposal being made to the Company Board of Directors (directly or indirectly through the Company's Representatives) or would restrict the Company's rights under this Agreement);

            (D)  approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (which, for the avoidance of doubt, excludes any Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or that contradicts this Agreement or requires the Company to abandon this Agreement; or

            (E)  resolve, propose or agree to do any of the foregoing.

          (b)   Notwithstanding anything to the contrary contained in Section 5.6(a), at any time prior to, but not after, obtaining the Company Required Vote, the Company may:

              (i)  provide information in response to a request therefor to a Third Party who has made a bona fide written Acquisition Proposal after the date hereof that was not solicited in material violation of this Section 5.6 if and only if, prior to providing such information, the Company has received from such Third Party so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within 24 hours) make available to Parent any material information concerning the Company and its Subsidiaries that is provided to such Third Party making such Acquisition Proposal that is given such access and that was not previously made available to Parent or the Parent Representatives; or

             (ii)  engage or participate in any discussions or negotiations with an Third Party who has made such an unsolicited bona fide written Acquisition Proposal;

  provided that, prior to taking any action described in Section 5.6(b)(i) or Section 5.6(b)(ii), (A) the Company Board of Directors shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law, and (B) the Company Board of Directors shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; provided, further, that the Company and its Representatives may contact such Third Party to clarify the terms and conditions of such Acquisition Proposal prior to making any such determinations.

          (c)   Except as expressly provided by Section 5.6(d), Section 5.6(e) or Section 5.6(f), at any time after the date hereof, neither the Company Board of Directors nor any committee thereof nor any of the directors, whether acting in their individual capacity or as a director, shall:

              (i)  (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or the Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend to the Company Common Stockholders or propose to adopt, approve or recommend to the

    Company Common Stockholders an Acquisition Proposal, (C) fail to make a Required Reaffirmation within five (5) Business Days after Parent so requests in writing; provided that such failure shall not be a Company Adverse Recommendation Change if the Company shall have previously made a Required Reaffirmation on two (2) or more occasions or within the thirty (30) days immediately preceding such request; provided, further, that such failure shall not be a Company Adverse Recommendation Change if there shall not have been, at the time of such request, a publicly announced Acquisition Proposal that has not been withdrawn or substantial market rumors with respect to a potential Acquisition Proposal, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a "Company Adverse Recommendation Change"); or

             (ii)  cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement relating to any Acquisition Proposal.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, if the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal, then (x) the Company Board of Directors may effect a Company Adverse Recommendation Change with respect to such Superior Proposal, or (y) the Company Board of Directors may authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

              (i)  the Company Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Law;

             (ii)  the Company shall have complied in all material respects with its obligations under this Section 5.6 with respect to such Acquisition Proposal;

            (iii)  the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance (the "Notice Period"), to the effect that the Company Board of Directors has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board of Directors has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to Section 7.1(d), which notice shall specify the basis for such Company Adverse Recommendation Change and/or termination, including the identity of the party making the Superior Proposal and the material terms thereof; and

              (A)  prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause their financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided that in the event of any material revisions to the Acquisition Proposal that the Company Board of Directors has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.6 (including this Section 5.6(d)) with respect to such new written notice; provided, further, that the Notice

      Period with respect to such new written notice shall expire upon the end of the second (2nd) Business Day after the delivery of such new written notice; and

              (B)  any such termination shall be in accordance with Section 7.1(e), including the payment of the Company Termination Fee in accordance with Section 7.2(b).

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, the Company Board of Directors may, in response to a material development or change in material circumstances not relating to any Acquisition Proposal, which development or change first occurred or arose after the date hereof and the existence and material consequences of which development or change were not known by the Company Board of Directors at or prior to the date hereof (such material development or change in circumstances, an "Intervening Event"), make a Company Adverse Recommendation Change if the Company Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board of Directors to effect such a Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board of Directors shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to this Section 5.6(e) unless the Company has (i) provided to Parent at least four (4) Business Days prior written notice (unless the Intervening Event arises fewer than four (4) Business Days prior to the Stockholders Meeting, in which case such notice shall be given as promptly as practicable prior to the Stockholders Meeting), which notice shall set forth in reasonable detail the basis for such Company Adverse Recommendation Change, and (ii) during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to make such adjustments in the terms and conditions of this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change as a result of such Intervening Event.

          (f)    Nothing contained in this Section 5.6 shall be deemed to prohibit the Company or the Company Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal or this Agreement, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to Company Common Stockholders), provided that the Company shall not effect or disclose pursuant to such rules or otherwise a position that constitutes a Company Adverse Recommendation Change unless otherwise specifically permitted by this Section 5.6, or (ii) making any "stop-look-and-listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

          (g)   The Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives from or by, respectively, any Third Party indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and any material change in the status of any such discussions or negotiations.

          (h)   The Company agrees that in the event any of its Representatives takes any action that, if taken by the Company, would constitute a breach of this Section 5.6, then the Company shall be deemed to be in breach of this Section 5.6.

        Section 5.7    Public Announcements.     The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that a party hereto may, without the prior consent of the other parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of the Nasdaq if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made.

        Section 5.8    Litigation.     Without limiting the obligations of the parties hereto in Section 5.3, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any Order adversely affecting the ability of the parties hereto to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity promptly vacated or reversed; provided that, without limiting Section 5.1(b)(xxv), the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any Merger Litigation, and the right to consult on the settlement with respect to such Merger Litigation, and the Company will in good faith take such comments into account.

        Section 5.9    Directors' and Officers' Indemnification and Insurance.

          (a)   For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall indemnify, advance expenses to, and hold harmless all past and present officers and directors of the Company ("Indemnified Persons") to the same extent and in the same manner such persons are indemnified as of the date hereof by the Company pursuant to any indemnification agreements between such Indemnified Persons and the Company, the DGCL, the Company Certificate of Incorporation and the Company Bylaws for acts or omissions occurring at or prior to the Effective Time; provided that in the case of advancement of expenses, any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The Certificate of Incorporation and the Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement and indemnification that are at least as favorable to the Indemnified Persons as those contained in the Company Certificate of Incorporation and the Company Bylaws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of not less than six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such a modification is required by Law.

          (b)   From the Effective Time until the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Company occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date hereof in the form delivered by the Company to Parent prior to the date hereof (the "Existing D&O Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided that: (i) Parent and the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a "tail" insurance policy; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or "tail" policies) in excess of $600,000 (the "Maximum Premium"). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or "tail" policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

          (c)   The rights set forth in this Section 5.9 are in addition to, and not in limitation of, and Parent shall, and shall cause the Surviving Corporation to, enforce and honor, to the fullest extent permitted by Law for a period of six (6) years from the Effective Time, the rights otherwise available to the current officers and directors of the Company and its Subsidiaries by Law, charter, bylaw or Contract, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their Representatives.

          (d)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

        Section 5.10    Conveyance Taxes.     The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

        Section 5.11    Delisting.     Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the Nasdaq and terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time.

        Section 5.12    Financing.

          (a)   Parent shall use its reasonable best efforts to: (i) negotiate and execute definitive agreements (the "Definitive Debt Agreements") with respect to the Debt Financing on the terms and conditions contemplated by the Debt Financing Commitment or, to the extent the financing contemplated by the Debt Financing Commitment is not available to Parent, on terms that do not contain any conditions to the receipt of such Debt Financing that are materially less favorable, in the aggregate, to Parent and the Company (as determined in the reasonable judgment of Parent, and with such determination based in part on the relevant closing conditions) than the terms of the Debt Financing Commitment and subject to the additional limitations set forth in Section 5.12(c), (ii) satisfy on a timely basis all conditions set forth in the Debt Financing Commitment (and the Definitive Debt Agreements) applicable to Parent and Merger Sub that are within their control, (iii) obtain, at or prior to the Closing Date, the financing necessary such that Parent and Merger Sub, in either case, will have at and after the Closing funds sufficient to pay all of the amounts payable under Article I or otherwise in connection with the Merger and all fees and expenses of the parties hereto associated with the consummation of the Merger and the other transactions contemplated hereby and (iv) comply with Parent's and Merger Sub's obligations under the Debt Financing Commitment (and the Definitive Debt Agreements) and not take or fail to take any action that would reasonably be expected to prevent or delay the availability of the Financing on the terms and conditions contemplated by the Financing Commitments. In the event that all conditions contained in the Financing Commitments (other than, with respect to the Debt Financing, the availability of the Equity Financing) have been satisfied, Parent shall use its reasonable best efforts to cause the Lenders and the Sponsor to fund the Financing on the Closing

  Date, including, in the event of a breach or default by the other parties thereto, by enforcing in a timely manner its rights (including by seeking specific performance of the other parties thereto) under the Financing Commitments and/or the applicable definitive agreements therefor. If any portion of the Debt Financing becomes unavailable or if Parent becomes aware of any event or circumstance that would, or would reasonably be expected to, make any portion of the Debt Financing to become unavailable, in each case, on the terms and conditions contemplated in the Debt Financing Commitments, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms that comply with the limitations on amendments, modifications and replacements of the Debt Financing Commitment set forth in the first sentence of Section 5.12(c), and in an amount sufficient, together with the Equity Financing to pay all of the amounts payable under Article I or otherwise in connection with the Merger and all fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby, as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party to the Financing Commitments of which Parent becomes aware or any termination of the Financing Commitments.

          (b)   Prior to the Closing, the Company shall use its reasonable best efforts to provide all cooperation reasonably requested by Parent, and to cause its Subsidiaries and Representatives to so cooperate, in connection with the arrangement of the Debt Financing, including by: (i) furnishing Parent and its financing sources as promptly as practicable with financial and other pertinent information regarding the Company and its Subsidiaries required under the Debt Financing Commitment, as may be reasonably requested in writing by Parent, including all financial statements and projections and other pertinent information required by the Debt Financing Commitment and reasonably requested in writing by Parent (other than information for which the Company is dependent on information to be provided by Parent to the Company in order to prepare such financial statements and projections, unless such information is provided to the Company by Parent or the Lender or any of their respective Representatives at least five (5) Business Days prior to the date required to be delivered by the Company), (ii) participating in a reasonable number meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, (iii) assisting with the preparation of materials for rating agency presentations, confidential information memoranda and similar documents required in connection with the Financing and (iv) executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent or otherwise reasonably facilitating the pledging of collateral (provided that such documents will not take effect until the Effective Time); provided that nothing herein shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its Subsidiaries; provided, further, that, notwithstanding the foregoing, no obligations of the Company, its Subsidiaries or their respective Affiliates or Representatives under any agreement, document or instrument executed or delivered by the Company, its Subsidiaries or their respective Affiliates or Representatives pursuant to the Company's obligations under this Section 5.12(b) shall be effective until the Effective Time, and the Company Board of Directors shall not be required to pass resolutions or consents to approve the Debt Financing; provided, further, that nothing herein shall require such assistance to the extent it would require the Company to pay (or to agree to pay) any fees, reimburse any expenses, incur any liability or give any indemnities prior to the Effective Time for which it is not promptly reimbursed or indemnified. If the Closing does not occur, Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives for and against any and all losses actually suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 5.12(b) and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries). All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.12 shall be kept confidential in accordance with the Confidentiality Agreement.

          (c)   Neither Parent nor Merger Sub shall amend, modify, alter, waive, replace or agree to amend, modify, alter, waive or replace (in any case whether by action or inaction and including by entering into the Definitive Debt Agreements or obtaining any Alternative Financing Commitment) any term of the Financing Commitments (or, if entered into, the Definitive Debt Agreements) if such amendment, modification, alteration, waiver or replacement (x) reduces the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount of the Debt Financing unless the Equity Financing is increased by a corresponding amount and after giving effect to the exercise of any lender flex provisions provided under the Debt Financing Commitment and the Fee Letter) beyond the amount necessary for Parent and Merger Sub to sufficiently pay all of the amounts payable under Article I or otherwise in connection with the Merger and all fees and expenses relating to the consummation of the Merger and the other transactions contemplated thereby or (y) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing in a manner that would reasonably be expected to (I) delay or prevent the Closing Date, (II) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (III) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against other parties to the Financing Commitments or the definitive agreements with respect thereto, and each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments (including any lender flex provisions contained in the Fee Letter), including using its reasonable best efforts to (i) maintain in effect the Financing Commitments and, following execution thereof, the Definitive Debt Agreements, (ii) satisfy on a timely basis all conditions applicable to the Parent and Merger Sub to obtaining the Debt Financing at the Closing set forth therein that are within its control, (iii) enter into the Definitive Debt Agreements on the terms and conditions contemplated by the Debt Financing Commitment (other than changes to such terms and conditions as a result of the exercise of any lender flex provisions contained in the Fee Letter or other changes that comply with the limitations set forth in the first sentence of this Section 5.12(c)) and provide copies of such definitive agreements to the Company and (iv) upon satisfaction of the conditions set forth in the Financing Commitments, consummate the Financing at or prior to the Closing. In the event any portion of the Debt Financing becomes unavailable or if Parent becomes aware of any event or circumstance that would, or would reasonably be expected to, make any portion of the Debt Financing unavailable, in each case on the terms and conditions contemplated in the Debt Financing Commitment (including any lender flex provisions contained in the Fee Letter and other than changes to such terms and conditions that, in each case, do not reduce the aggregate committed amount beyond the amount necessary for Parent and Merger Sub to sufficiently pay all of the amounts payable under Article I or otherwise in connection with the Merger and all fees and expenses relating to the consummation of the Merger and the other transactions contemplated thereby, or the conditionality of, the Debt Financing Commitment), Parent shall promptly notify the Company (and in any event within one (1) Business Day thereof) and shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms that comply with the limitations on amendments, modifications and replacements of the Debt Financing Commitment set forth in the first sentence of this Section 5.12(c) and in an amount sufficient to pay all of the amounts payable under Article I or otherwise in connection with the Merger and all fees and expenses relating to the consummation of the Merger and the other transactions contemplated hereby, as promptly as practicable following the occurrence of such event.

          (d)   Parent and the Surviving Corporation shall take any and all actions reasonably necessary to ensure that any distributions by the Surviving Corporation to the Company Common Stockholders in connection with this Agreement, if any, shall be made in compliance with the DGCL and without any liability to the Indemnified Parties or the Company Common Stockholders under the DGCL.

          (e)   At the Closing, Parent shall provide to Fenwick & West LLP, counsel to the Company, Federal Reserve Wire Network reference numbers reflecting the funding to Parent of amounts dispersed to Parent (or one or more of Parent's Subsidiaries) pursuant to the Financing.

        Section 5.13    Section 16 Matters.     Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including any Company Common Stock Options, Company RSUs or shares of Company Restricted Stock) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

        Section 5.14    Section 280G Matters.     Parent and Merger Sub shall use their respective commercially reasonable efforts to mitigate any "parachute payments" (within the meaning of Section 280G of the Code) to "disqualified individuals" (within the meaning of Section 280G of the Code) of the Company, which efforts may include analyses with respect to reasonable compensation and the valuation of noncompetition agreements; provided that none of Parent, any Subsidiary of Parent and the Company shall be required to gross-up or otherwise reimburse any such individual for any excess Tax liability relating to any such "parachute payments."

        Section 5.15    Employee Benefits.

          (a)   During the one-year period commencing at the Effective Time, Parent shall provide to the employees of the Company and its Subsidiaries who remain employed by the Company or its Subsidiaries in the United States (the "Continuing Employees") compensation and benefits (but excluding any equity-based compensation) that are in the aggregate not materially less favorable than the compensation and benefits (but excluding any equity-based compensation) being provided to the Continuing Employees immediately prior to the Effective Time under the Company Benefit Plans. Each Continuing Employee shall, to the extent permitted by applicable Law, receive full credit for purposes of eligibility and vesting. With respect to any health benefit plans maintained by Parent for the benefit of the Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or applicable Law, Parent shall: (i) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year in which the Effective Time occurs, to the extent satisfied or waived under a similar Company Benefit Plan as of the Effective Time and (ii) give effect, in determining any deductible maximum out-of-pocket limitations in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by the Company or its Subsidiaries during the plan year in which the Effective Time occurs.

          (b)   Nothing in this Agreement shall be deemed to (i) require or guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate, any Continuing Employee at any time and for any or no reason, (ii) require Parent or the Surviving Corporation to establish or continue any benefit or compensation plan, program, agreement or arrangement or prevent the amendment, modification or termination thereof at any time, or (iii) establish or amend any benefit or compensation plan, program, agreement or arrangement. The parties hereto acknowledge and agree that this Section 5.15 is included in this Agreement for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall be construed to create any third-party beneficiary or other rights in any other Person, including any employees or former employees of the Company, any of its Subsidiaries or Affiliates or any Continuing Employee, or any dependent or beneficiary thereof, other than the parties hereto.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligations of the parties hereto to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Company Required Vote.    The Company Required Vote shall have been obtained.

          (b)    No Order.    No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued, promulgated, enforced or entered that is in effect and that prevents or prohibits consummation of the Merger.

          (c)    HSR Act or other Foreign Competition Law.    The applicable waiting periods, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition Law set forth on Section 6.1 of the Company Disclosure Letter shall have expired or been terminated.

        Section 6.2    Additional Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger on the Closing Date are also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) Other than the representations and warranties set forth in Sections 3.1(a)(i) (Organization), 3.2 (Authority), 3.3(a) (Capitalization), 3.3(h) (Aggregate Consideration), 3.18 (Brokers) and 3.20 (Anti-Takeover Provisions), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Sections 3.1(a)(i) (Organization), 3.2 (Authority), 3.18 (Brokers) and 3.20 (Anti-Takeover Provisions) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) the representations and warranties set forth in Sections 3.3(a) (Capitalization) and 3.3(h) (Aggregate Consideration) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct would be de minimis. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time or, if and to the extent not performed or complied in any material respect, such failure to perform or comply shall have been cured in all material respects. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

          (c)    FIRPTA.    Parent shall have received a certificate from the Company, in the form attached hereto as Exhibit B, to the effect that the Company is not a U.S. real property holding company.

          (d)    No Material Adverse Effect.    Since the date hereof, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Closing.

          (e)    Company Reports.    All Company Reports required to be filed with the SEC prior to the Closing shall have been filed.

          (f)    Payoff Letters.    The Company shall have delivered to Parent payoff letters with respect to all Indebtedness of the Company and its Subsidiaries for borrowed money outstanding as of the Closing and releases of all Encumbrances securing such Indebtedness for borrowed money, conditioned only on the payment of the amounts described in such payoff letters.

        Section 6.3    Additional Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger on the Closing Date is also subject to the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct that, individually or in the aggregate, have not had and would not have a Parent Material Adverse Effect. The Company shall have received a certificate signed by an executive officer of Parent on its behalf to the foregoing effect.

          (b)    Agreements and Covenants.    Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time or, if and to the extent not performed or complied in any material respect, such failure to perform or comply shall have been cured in all material respects. The Company shall have received a certificate of an executive officer of Parent to that effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger (and the other transactions contemplated by the Transaction Documents) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote has been obtained or Parent has adopted this Agreement as the sole stockholder of Merger Sub):

          (a)   by the mutual written consent of the Company and Parent, which consent shall have been approved by the action of their respective Boards of Directors;

          (b)   by the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (b) shall not have initiated the proceeding with respect to such Order, taken any action in support of such Order or failed to use such efforts as required by Section 5.3 to prevent and oppose such Order or other action;

          (c)   by either Parent or the Company, if at the Stockholders Meeting (giving effect to any adjournment or postponement thereof), the Company Required Vote shall not have been obtained;

          (d)   by the Company in order to enter into an Acquisition Agreement for a Superior Proposal; provided that this Agreement may not be so terminated unless (i) the Company Board of Directors shall have complied with the applicable procedures set forth in Section 5.6 (other than (x) any unauthorized or materially cured breaches thereof or (y) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal) and (ii) the payment as required by Section 7.2(b) has been made in full to Parent;

          (e)   by Parent if the Company Board of Directors shall have made a Company Adverse Recommendation Change;

          (f)    by either Parent or the Company, if the Merger shall not have been consummated prior to the earlier to occur of (i) 90 days from the date hereof and (ii) that date that is five (5) calendar days after the date upon which the Stockholders' Meeting is originally scheduled to be held pursuant to Section 5.5(a); provided that such date referred to clause (ii) may be extended on one or more occasions by either party (by written notice to the other party) up to and including the date that is 90 days from the date hereof in the event that the conditions set forth in Section 6.1(b) and Section 6.1(c) (but in the case of Section 6.1(b), only if related to antitrust or competition matters) have not been satisfied or waived by such dates (the applicable date, the "Outside Termination Date"); provided, further, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date;

          (g)   by Parent, if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) if continuing on the Closing Date and (ii) such breach (A) shall not have been cured before the Outside Termination Date, (B) is not reasonably capable of being cured before the Outside Termination Date or (C) the Company does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if such breach by the Company is so cured); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement;

          (h)   by the Company, if (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) if continuing on the Closing Date (other than a breach of Section 5.12) and (ii) such breach (A) shall not have been cured before the Outside Termination Date, (B) is not reasonably capable of being cured before the Outside Termination Date or (C) Parent or Merger Sub does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if such breach by Parent or Merger Sub is so cured); provided that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement;

          (i)    by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) Parent and Merger Sub fail to complete the Closing within six (6) Business Days following the date the Closing should have occurred pursuant to Section 1.2 and (iii) the Company stood ready and willing to consummate the Closing during such period; or

          (j)    by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under this Agreement), if the Company shall have breached any of its obligations under Section 5.4 (Proxy), Section 5.5 (Stockholders Meeting) or Section 5.6 (No Solicitation of Transactions) (other than (x) any unauthorized or materially cured breaches thereof or (y) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal).

The party desiring to terminate this Agreement pursuant to subsection (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision or provisions hereof pursuant to which such termination is effected. The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective Affiliates or Representatives, whether prior to or after the execution of this Agreement.

        Section 7.2    Expenses.

          (a)    Expense Allocation.    Except as otherwise specified in Section 7.2(c) or agreed in writing by the parties hereto, all out-of-pocket costs and expenses incurred in connection with the Transaction Documents, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

          (b)    Company Termination Fee.

              (i)  If this Agreement is terminated (A) by the Company pursuant to Section 7.1(c) (No Vote) (and at the time of such termination Parent would have been entitled to terminate this Agreement pursuant to Section 7.1(j) (Proxy; Shareholder Meeting; No Solicitation of Transactions)) or Section 7.1(d) (Superior Proposal), (B) by Parent pursuant to Section 7.1(e) (Adverse Recommendation) or Section 7.1(j) (Proxy; Shareholder Meeting; No Solicitation of Transactions), (C) by Parent or the Company pursuant to Section 7.1(c) (No Vote) or Section 7.1(f) (Drop Dead) or (D) by Parent pursuant to Section 7.1(g) (Company Breach) due to a willful breach by the Company, the Company shall promptly, and in any event within five (5) Business Days after the date of such termination (except as provided in the proviso below), pay Parent the Company Termination Fee (less the amount of Parent Expenses previously paid to Parent pursuant to Section 7.2(c), if any) by wire transfer of immediately available funds (it being understood and agreed that Parent shall provide the Company with the applicable account information promptly upon request therefor); provided that, in the case of a termination pursuant to clause (C), prior to such termination an Acquisition Proposal shall have been announced, or otherwise made publicly known, and not withdrawn; provided, further, that in the case of a termination pursuant to clauses (C) or (D): (x) such payment shall be made only if the Company has consummated an Acquisition Proposal with a Third Party within twelve (12) months following such termination and (y) such payment shall be made substantially concurrently with the consummation of such Acquisition Proposal; provided, further, that, for the purpose of this clause (i), each reference to 20% in the definition of Acquisition Proposal shall be replaced with 50%.

             (ii)  For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

            (iii)  Subject to Section 8.8, if the Company becomes obligated to pay the Company Termination Fee pursuant to this Section 7.2(b), Parent and Merger Sub agree that Parent's right to receive the Company Termination Fee from the Company shall be Parent's and

    Merger Sub's sole and exclusive remedy against the Company and the Company Group and, upon payment of the Company Termination Fee, neither the Company nor any member of the Company Group shall have any liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby.

          (c)    Expense Reimbursement.    In the event this Agreement is terminated under Section 7.1(g) (Company Breach) due to a willful breach by the Company, then the Company shall, following receipt of an invoice therefor, promptly (in any event within two (2) Business Days) pay up to $2,000,000 of Parent's reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the "Parent Expenses"), by wire transfer of same day funds to one or more accounts designated by Parent; provided that the existence of circumstances that could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.2(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.2(c); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 7.2(c) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.2(b) except to the extent indicated in Section 7.2(b).

          (d)    Parent Termination Fee.

              (i)  In the event (A) the conditions to Closing set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing), (B) Parent fails to complete the Closing and (C) the Company terminates this Agreement pursuant to Section 7.1(h) (Parent Breach) or Section 7.1(i) (Failure to Close) by sending a notice of termination that includes a demand, which demand shall be irrevocable, to receive the Parent Termination Fee. Parent shall pay or cause to be paid the Parent Termination Fee to the Company promptly, and in any event within two (2) Business Days following such termination, by wire transfer of immediately available funds (it being understood and agreed that the Company shall provide Parent with the applicable account information promptly upon request therefor). Notwithstanding the foregoing, and without limiting the Company's right to seek specific performance pursuant to Section 8.8, and other than in the case of fraud, the Company's right to receive the Parent Termination Fee pursuant to this Section 7.2(d)(i) shall be of no further force or effect if the Company makes any demand or claim for damages suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder under the Limited Guarantee or otherwise in any Action against any member of the Parent Group other than for the payment of the Parent Termination Fee.

             (ii)  For the avoidance of doubt, in no event shall Parent be obligated to pay, or cause to be paid, the Parent Termination Fee on more than one occasion.

            (iii)  Subject to Section 8.8, if Parent becomes obligated to pay the Parent Termination Fee pursuant to this Section 7.2(d), the Company agrees that its right to receive the Parent Termination Fee from Parent or from the Sponsor pursuant to the Limited Guarantee shall be its sole and exclusive remedy against Parent and the Parent Group and, upon payment of the Parent Termination Fee, neither Parent nor any member of the Parent Group shall have any liability or obligation to the Company relating to or arising out of this Agreement or the transactions contemplated hereby.

          (e)    Acknowledgment.    The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.2(b) or Section 7.2(d) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby and (iii) without the agreements contained in this Section 7.2, the parties hereto would not have entered into this Agreement.

        Section 7.3    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, except that the provisions of Section 7.1, Section 7.2, this Section 7.3 and Article VIII (and the defined terms referenced therein) shall survive such termination.

        Section 7.4    Amendment.     This Agreement may be amended by the parties hereto in writing by action of their respective Boards of Directors at any time before or after the Company Required Vote has been obtained and prior to the filing of the Certificate of Merger with the Delaware Secretary; provided that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall be made that by Law requires the further approval of the Company Common Stockholders without such further approval. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties hereto.

        Section 7.5    Extension; Waiver.     At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party hereto against whom the waiver is to be effective. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto in this Agreement that by its terms contemplates performance after the Effective Time.

        Section 8.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of this Agreement) and shall be deemed given (and duly received) if delivered personally, sent by overnight courier (providing proof of delivery and confirmation of receipt by telephonic notice to the applicable contact person) to the parties hereto or sent by fax (providing proof of transmission and confirmation of transmission by telephonic notice to the applicable contact person) at the following addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice):

    if to Parent, to

    Hawaii Parent Corp.
    c/o Thoma Bravo, LLC
    600 Montgomery Street, 32nd Floor
    San Francisco, CA 94111

    Attn:
    Seth Boro
    Chip Virnig
    Phone:
    (415) 263-3660
    Fax:
    (415) 392-6480

    with a copy to:

    Kirkland & Ellis LLP
    300 N. LaSalle Street
    Chicago, Illinois 60654

    Attn:
    Gerald T. Nowak, P.C.
    Theodore A. Peto
    Phone:
    (312) 862-2000
    Fax:
    (312) 862-2200

    if to the Company, to

    Keynote Systems, Inc.
    777 Mariners Island Boulevard
    San Mateo, CA 94404

    Attn:
    Umang Gupta
    Phone:
    (650) 403-2400
    Fax:
    (650) 403-5500

    with a copy to:

    Fenwick & West LLP
    Silicon Valley Center
    801 California Street
    Mountain View, CA 94041

    Attn:
    Matthew Quilter
    Scott Joachim
    Phone:
    (650) 988-8500
    Fax:
    (650) 938-5200

        Section 8.3    Interpretation.     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Unless the context of this Agreement otherwise requires, (i) the words "hereof," "herein" and "hereby" refer to this Agreement, (ii) words using the singular or plural form also include the plural or singular form, respectively and (iii) words of any gender include each other gender. The Company Disclosure Letter, as well as any schedules thereto and any exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends and such phrase shall not mean simply "if." References to a Person are also to its permitted successors and assigns. All references to "days" shall be to calendar days unless otherwise indicated as a "Business Day."

        Section 8.4    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

        Section 8.5    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter of this Agreement and (ii) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than the Indemnified Persons intended to benefit from the provisions of Section 5.9, who shall have the right to enforce such provisions directly. Notwithstanding the foregoing or anything herein to the contrary, the Lender Parties are third-party beneficiaries of Sections 7.2(d)(iii), 8.8(b)(iv), 8.8(d), 8.10 and 8.11 of this Agreement with rights of enforcement against all parties hereto under the provisions of such Sections and each Lender Party is entitled to rely upon the terms and provisions of such Sections.

        Section 8.6    GOVERNING LAW.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        Section 8.7    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates and/or to any parties providing the Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing). No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        Section 8.8    Remedies.

          (a)    Remedies of Parent and Merger Sub.

            (i)    Specific Performance.    Prior to the valid termination of this Agreement pursuant to Section 7.1, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 8.10 and to enforce specifically the terms and provisions hereof, including the Company's obligation to consummate the Merger. In no event shall Parent or Merger Sub be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 8.8(a)(i). The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit Parent from, in the alternative, seeking to terminate the Agreement and collect the Company Termination Fee pursuant to Section 7.2(b) and/or the reimbursement of Parent Expenses pursuant to Section 7.2(c); provided that in no event shall Parent be permitted to pursue an injunction, specific performance or other equitable relief under this Agreement following the payment of the Company Termination Fee.

            (ii)    Termination Fee.    Parent shall be entitled to payment of the Company Termination Fee if and when payable pursuant to Section 7.2(b).

            (iii)    Expense Reimbursement.    Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 7.2(c).

            (iv)    Termination.    Parent shall be entitled to terminate this Agreement in accordance with Section 7.1.

            (v)    Monetary Damages.    Other than in the case of fraud, in no event shall the Parent Group have the right to seek or obtain money damages from the Company or any Company Group under this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Sub to payment of the Company Termination Fee as set forth in Section 7.2(b) or Parent Expenses as set forth in Section 7.2(c).

          (b)    Remedies of the Company.

            (i)    Specific Performance.

              (A)  Pre-Closing Covenants.    Prior to the valid termination of this Agreement pursuant to Section 7.1 and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the immediately following sentence), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 8.10 and to enforce specifically the terms and provisions hereof (including demanding that Parent and Merger Sub use reasonable best efforts to obtain the Debt Financing in accordance with Section 5.12).

              (B)  Closing.    Prior to a valid termination of this Agreement pursuant to Section 7.1, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable remedies to enforce Parent's and Merger Sub's obligations to cause the Equity Financing to be funded and to consummate the Merger; provided that each of the following conditions has been satisfied: (i) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied or waived on the date the Closing should have been consummated pursuant to the terms of this Agreement but for the failure of the Equity Financing to be funded, (ii) the Debt Financing (including any financing pursuant to Alternative Financing Commitments that has been obtained in accordance with, and satisfies the conditions of, Section 4.5) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing and Debt Financing are funded, then it would take all such actions that are within its control to cause the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically the Parent's right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

              (C)  General.    In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in Sections 8.8(b)(i)(A) and (B). The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 7.2(d); provided that in no event shall the Company be permitted to pursue an injunction, specific performance or other equitable relief under this Agreement following the payment of the Parent Termination Fee.

            (ii)    Parent Termination Fee.    The Company shall be entitled to payment of the Parent Termination Fee if and when payable pursuant to Section 7.2(d).

            (iii)    Termination.    The Company shall be entitled to terminate this Agreement in accordance with Section 7.1.

            (iv)    Monetary Damages.    Other than in the case of fraud, in no event shall the Company Group have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Sub, the Sponsor, any member of the Parent Group, any financing source under this Agreement other than the right of the Company to payment of the Parent Termination Fee as set forth in Section 7.2(d). In addition, notwithstanding anything in this Agreement to the contrary, the Company, each of its Subsidiaries and each other member of the Company Group hereby waives any claims against the Lender Parties and hereby agrees that in no event shall the Lender Parties have any liability or obligation to the Company, any of its Subsidiaries or any other member of the Company Group relating to or arising out of this Agreement, the Debt Financing, the Debt Financing Commitment or the transactions contemplated hereby; provided that, notwithstanding the foregoing, nothing in this Section 8.8(b)(iv) shall in any way limit or modify the rights and obligations of Parent, Merger Sub or the Lender Parties under the Debt Financing Commitment or the obligations of Parent or Merger Sub to use reasonable best efforts to obtain the Debt Financing in accordance with Section 5.12. In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at Parent and Merger Sub's sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement.

          (c)    Acknowledgement Regarding Available Remedies.    Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8, the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.10 without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8) shall not be required to provide any bond or other security in connection with any such order or injunction.

          (d)    Sole Remedy.    The parties hereto acknowledge and agree that the remedies provided for in this Section 8.8 shall be such parties' sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, that exist or may arise in the future, that such party may have against the other party, the Parent Group or the Company Group, as the case may be, arising under or based upon any Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement; provided that nothing in this Section 8.8 shall relieve any party from any liability for fraud.

        Section 8.9    Severability.     Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provision hereof. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, illegal or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

        Section 8.10    Consent to Jurisdiction; Venue.

          (a)   Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any action, whether in law or in equity, whether in contract or in tort or otherwise, arising out of or relating to this Agreement and the Confidentiality Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (b)   Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

          (c)   Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support, or permit any of its Affiliates to bring or support, any action, whether in law or in equity, whether in contract or in tort or otherwise, against any Lender Party in any way relating to this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing Commitment or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable legal requirement exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof), and that the provisions of Section 8.11 relating to the waiver of jury trial shall apply to any such action.

        Section 8.11    WAIVER OF TRIAL BY JURY.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS

LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY MATTERS RELATING TO THE LENDER PARTIES). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11 (AND SUCH WAIVERS SHALL EXTEND TO AND BENEFIT THE LENDER PARTIES).

ARTICLE IX

CERTAIN DEFINITIONS

        "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement containing terms no less favorable in the aggregate to the Company than the terms of the Confidentiality Agreement.

        "Acquisition Agreement" shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

        "Acquisition Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition of twenty percent (20%) or more of any class of the Equity Interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of Equity Interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20%) or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities) or (v) any combination of the foregoing.

        "ADA" shall mean the Americans with Disabilities Act.

        "ADEA" shall mean the Age Discrimination in Employment Act.

        "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Antitakeover Law" shall mean any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Law of any state or other jurisdiction, including the provisions of any statute or regulation under the DGCL.

        "Antitrust Law" shall mean any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law under any applicable jurisdictions, whether federal, state, local or foreign.

        "Associate" of any Person shall have the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in San Francisco, California are authorized or obligated by Law or executive order to be closed.

        "Certificate of Merger" shall mean the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.

        "Closing" shall mean the closing of the Merger, as contemplated by Section 1.2.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Benefit Plan" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability.

        "Company Bylaws" shall mean the Bylaws of the Company, as in effect as of the date hereof, including any amendments.

        "Company Certificate of Incorporation" shall mean the Company's Certificate of Incorporation as in effect as of the date hereof, including any amendments.

        "Company Common Stock-Based Award" shall mean each right of any kind to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under Company Common Stock Plans (including stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Company Common Stock Options and Company RSUs.

        "Company Common Stock Option" shall mean each outstanding option to purchase shares of Company Common Stock under the Company Equity Incentive Plan.

        "Company Common Stock Plans" shall mean all employee and director stock plans of the Company and all individual consultant, employee, director or other Contracts that provide for any Company Common Stock-Based Award, in each case as set forth in Section 9.2 of the Company Disclosure Letter.

        "Company Common Stock Rights" shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, voting interest, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or that would otherwise alter the capitalization of the Company.

        "Company Disclosure Letter" shall mean the Company Disclosure Letter dated the date hereof and delivered by the Company to Parent prior to the execution of this Agreement.

        "Company Equity Incentive Plan" shall mean the 1999 Equity Incentive Plan, adopted on June 28, 1999 and as amended through March 16, 2012.

        "Company Financial Advisor" shall mean GCA Savvian Advisors, LLC.

        "Company Financial Statements" shall mean all of the financial statements of the Company and its Subsidiaries included in the Company Reports.

        "Company Group" shall mean, collectively, the Company, its Subsidiaries or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

        "Company Intellectual Property" shall mean Intellectual Property and Software that is used in the business of the Company or any of its Subsidiaries as currently conducted by the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries claims rights by virtue of ownership of title to such Intellectual Property and Software.

        "Company Knowledge Person" shall mean the Persons set forth in Section 9.1 of the Company Disclosure Letter.

        "Company Material Adverse Effect" shall mean, with respect to the Company, any Effect that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (1) changes in the Company's stock price or trading volume, in and of itself, (2) any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this clause (2) and in clause (1) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Material Adverse Effect), (3) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (4) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (5) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (6) changes in political conditions in the United States or any other country or region in the world, (7) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect the Company), (8) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect the Company), (9) the execution or announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, or the identity of Parent or any of its Affiliates as the acquiror of the Company, (10) (x) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (y) any action taken in compliance with the terms of, or the taking of any action required by, this Agreement or (z) the failure to take any action prohibited by this Agreement, (11) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect the Company relative to other companies in its industry), (12) changes in GAAP or other accounting standards (or the interpretation thereof) and (13) any matters expressly set forth in the Company Disclosure Letter; provided that, for purposes of this clause (13), the mere inclusion of a list of items such as Contracts, option grants, customers, suppliers or intellectual property shall not be deemed to be disclosure of any issues under or liabilities with respect to the items on such list.

        "Company Permits" shall mean all authorizations, licenses, permits, certificates, approvals and orders of all Governmental Entities necessary for the lawful conduct of the businesses of the Company and its Subsidiaries.

        "Company Product" shall mean all products and services, including the provision of such products and services on a software-as-a-service, web-based application, or other service basis, provided by the Company and its Subsidiaries.

        "Company Reports" shall mean all forms, reports, statements, information and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the SEC since September 30, 2011.

        "Company Required Vote" shall mean the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement.

        "Company Restricted Stock" shall mean shares of Company Common Stock issued pursuant to any Company Common Stock Plan that are subject to specified vesting criteria.

        "Company RSUs" shall mean each outstanding restricted stock unit granted under the Company Equity Incentive Plan.

        "Company Termination Fee" shall mean an amount in cash equal to $13,800,000.

        "Company 10-K" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

        "Confidentiality Agreement" shall mean the Confidentiality Agreement, between the Company and Thoma Bravo, LLC, dated as of February 5, 2013.

        "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "Delaware Secretary" shall mean the Secretary of State of the State of Delaware.

        "Dissenter Shares" shall mean shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by Dissenting Stockholders.

        "Dissenting Stockholder" means any holder of shares of Company Common Stock who has not voted such shares in favor of the Merger and who is entitled to assert and properly asserts appraisal rights with respect to such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL, and who has not effectively withdrawn or lost the right to assert appraisal rights under the provisions of Section 262 of the DGCL.

        "Effect" shall mean any effect, change, event, occurrence, circumstance or development.

        "Effective Time" shall mean the effective time of the Merger, which shall be the time the Certificate of Merger is duly filed with the Delaware Secretary, or at such later time as the parties hereto agree shall be specified in such Certificate of Merger.

        "Employment Agreements" shall mean any Contracts, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment of any officer, employee or former employee.

        "Encumbrance" shall mean any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest.

        "Environmental Claims" shall mean any and all Actions, Orders or Encumbrances by any Governmental Entity or other Person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of, or Liability under, any Environmental Law.

        "Environmental Law" shall mean all Law relating to pollution or protection of the environment or human health.

        "Environmental Permits" shall mean all Permits required to be obtained by the Company in connection with its business under applicable Environmental Law.

        "Equity Interest" shall mean any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ESPP" shall mean the Company's Employee Stock Purchase Plan, adopted on June 28, 1999, as amended through March 18, 2011.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "FLSA" shall mean the Fair Labor Standards Act.

        "FMLA" shall mean the Family and Medical Leave Act.

        "GAAP" shall mean United States generally accepted accounting principles.

        "Government Official" shall mean any officer or employee of a Governmental Entity, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any Governmental Entity or public organization.

        "Governmental Entity" shall mean any federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

        "Hazardous Materials" shall mean all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated, listed, defined or for which liability or standards of conduct may be imposed pursuant to any Environmental Law.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" shall mean any of the following Liabilities: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) Liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) Liabilities under or in connection with letters of credit or bankers' acceptances or similar items (in each case whether or not drawn, contingent or otherwise), (iv) Liabilities related to the deferred purchase price of property or services (including deferred purchase price, "earn-out," or similar Liabilities related to prior acquisitions), other than trade payables incurred in the ordinary course of business or deferred revenue, (v) Liabilities arising from cash/book overdrafts, (vi) Liabilities under capitalized leases, (vii) Liabilities under conditional sale or other title retention agreements, (viii) Liabilities with respect to vendor advances, (ix) Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (x) Liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities and (xi) indebtedness of others guaranteed by the Company or its Subsidiaries or secured by any Encumbrance on the assets of the Company or its Subsidiaries.

        "Information Systems" shall mean the computer Software, computer firmware, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, third-party Software, networks, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items of automated, computerized and/or Software systems that are used or relied on by the Company and its Subsidiaries.

        "Intellectual Property" shall mean all of the following in any jurisdiction throughout the world: (i) all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, corporate names, logos, slogans, all service marks, service mark registrations and renewals thereof, service mark rights, and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing, (ii) all issued patents, patent rights, and patent applications, (iii) all registered and unregistered copyrights, copyrightable works, copyright registrations, renewals thereof, and applications to register the same, (iv) all Internet domain names and Internet web-sites and the content thereof and (v) all confidential and proprietary information, including trade secrets, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" or any similar expression used with respect to the Company, shall mean the actual knowledge of any Company Knowledge Person or the knowledge that any such Company Knowledge Person would reasonably be expected to have in the exercise of their duties with reasonable care.

        "Law" shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

        "Leased Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

        "Leased Real Property Subleases and Leases" means all subleases, leases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a leasehold or subleasehold estate in, or the right to use or occupy, any Owned Real Property, Leased Property or portion thereof, including the right to all security deposits and other amounts and instruments deposited with or on behalf of the Company or any Subsidiary thereunder.

        "Lender" shall mean Ares Capital Corporation.

        "Lender Parties" shall mean Lender together with its Affiliates and the officers, directors, employees, affiliates, partners, controlling parties, advisors, agents and representatives of the Lender and such Affiliates.

        "Liabilities" shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

        "Nasdaq" shall mean The Nasdaq Global Select Market.

        "Open Source Software" shall mean any Software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any "copyleft" license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software combined or distributed with it be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) redistributable at no charge or (iv) licensed subject to a patent non-assert or royalty-free patent license.

        "Order" shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

        "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems; fire protection, security and surveillance systems; telecommunications, computer, wiring and cable installations; utility installations; water distribution systems; and landscaping and all easements and other rights and interests appurtenant thereto, including air, oil, gas, mineral and water rights currently owned by the Company or any of its Subsidiaries, or owned by the Company or any of its Subsidiaries at any time in the previous ten (10) years.

        "Parent Bylaws" shall mean Parent's Bylaws as in effect as of the date hereof.

        "Parent Group" shall mean, collectively, Parent, the Sponsor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

        "Parent Material Adverse Effect" shall mean, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

        "Parent Termination Fee" means an amount in cash equal to $27,600,000.

        "Permitted Encumbrances" shall mean: (i) real estate taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics, carriers, workmen, warehouseman, repairmen and materialmen liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not due and payable and that shall be paid in full and released at the Closing, (iii) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions, defects and other similar matters of record affecting title to real property that do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (v) except with respect to the Owned Real Property, liens imposed by Law (other than Tax Law) and (vi) except with respect to the Owned Real Property, non-exclusive licenses by the Company or a Subsidiary in the ordinary course of business consistent with past practice on its standard form of customer agreement as made available to Parent.

        "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

        "Proxy Statement" shall mean a definitive proxy statement, including the related preliminary proxy statement and any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Common Stockholders in connection with the Stockholders Meeting.

        "Representatives" shall mean officers, directors, employees, auditors, attorneys and financial advisors (including, with respect to the Company, the Company Financial Advisor).

        "Required Reaffirmation" means the public reaffirmation by the Company of the Company Recommendation upon Parent's request.

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Software" shall mean any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including User Documentation, user manuals and training materials, relating to any of the foregoing.

        "Stockholders Meeting" shall mean a meeting of the Company Common Stockholders to be called to consider the adoption of this Agreement.

        "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

        "Subsidiary Stock Rights" shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company relating to the issued or unissued capital stock of the

Subsidiaries of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.

        "Superior Proposal" shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 80%) that the Company Board of Directors determines in good faith, after consultation with independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, stockholder litigation, identity of the Person or group making the Acquisition Proposal, breakup fee and expense reimbursement provisions and other events or circumstances beyond the control of the Company, (a) is reasonably likely to be consummated in accordance with its terms and (b) would result in a transaction more favorable to the Company Common Stockholders from a financial point of view than the transactions provided for in this Agreement (after taking into account the expected timing and risk and likelihood of consummation).

        "Surviving Corporation" shall mean the corporation surviving the Merger.

        "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of another Person.

        "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Third Party" shall mean any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.

        "Transaction Documents" shall mean this Agreement, the Voting Agreements and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated by such agreements.

        "User Documentation" shall mean explanatory and informational materials concerning the Company products, in printed or electronic format, which the Company or any Subsidiary has released for distribution to end users with such Company products, which may include manuals, descriptions, user and/or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form.

        "WARN" shall mean the United States Worker Adjustment and Retraining Notification Act, as amended, or any similar Law.

        Other Defined Terms.    Each of the following terms is defined in the Section set forth opposite such term:

Action	3.7
Aggregate Consideration	3.3(h)
Agreement	Preamble
Alternative Financing Commitments	4.5
Bankruptcy and Equity Exception	3.2
Certificates	2.2
Certifications	3.8(b)
Closing Date	1.2
Commerce	3.6(c)
Company	Preamble
Company Adverse Recommendation Change	5.6(c)(i)
Company Board of Directors	Recitals
Company Common Stock	Recitals
Company Common Stockholders	Recitals
Company Material Contract	3.15(a)
Company Recommendation	3.5(c)
Continuing Employees	5.15(a)
Debt Financing	4.5(a)
Debt Financing Commitment	4.5(a)
Definitive Debt Agreements	5.12(a)
DGCL	Recitals
Equity Financing	4.5(a)
Equity Financing Commitment	4.5(a)
Exchange Fund	2.1
Existing D&O Policy	5.9(b)
FCPA	3.6(b)
Fee Letter	4.5(a)
Final Offering	1.7(e)
Financing	4.5
Financing Commitments	4.5
Indemnified Persons	5.9(a)
Intervening Event	5.6(e)
Leases	3.11(c)
Limited Guarantee	Recitals
Major Customer	3.22
Major Supplier	3.22
Maximum Premium	5.9(b)
Merger	Recitals
Merger Consideration	1.4(a)
Merger Sub	Preamble
Notice Period	5.6(d)(iii)
OFAC	3.6(c)
Outside Termination Date	7.1(f)
Parent	Preamble
Paying Agent	2.1
Record Date	5.5(b)
SDN List	3.6(c)
SEC Clearance Date	5.4(b)
Sponsor	Recitals
Voting Agreements	Recitals

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HAWAII PARENT CORP.
By:	/s/ SETH BORO
Name:	Seth Boro
Title:	President and Secretary
HAWAII MERGER CORP.
By:	/s/ SETH BORO
Name:	Seth Boro
Title:	President and Secretary
KEYNOTE SYSTEMS, INC.
By:	/s/ UMANG GUPTA
Name:	Umang Gupta
Title:	Chairman and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex B

[GCA SAVVIAN LETTERHEAD]

June 22, 2013

Board of Directors
Keynote Systems, Inc.
777 Mariners Island Blvd.
San Mateo, CA 94404

Members of the Board:

        We understand that Keynote Systems Inc. ("Keynote", the "Company"), Hawaii Parent Corp. ("Parent"), a Delaware Corporation and Hawaii Merger Sub ("Merger Sub"), a Delaware corporation and a wholly-owned direct subsidiary of Parent plan to enter into an agreement and plan of merger dated June 23, 2013 (the "Agreement") that provides for, among other things, Merger Sub to be merged with and into Keynote. As a result, Keynote would become a wholly-owned subsidiary of Parent (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $0.001 per share of Keynote (the "Keynote Common Stock"), other than shares held by Parent or the Company in treasury or stockholders who properly exercise appraisal rights under applicable law, will be converted into the right to receive cash consideration of $20.00 per share (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. We understand that simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of Keynote plan to enter into voting agreements with Parent, pursuant to which, among other things, such stockholders would agree, subject to the terms and conditions set forth therein, to vote their shares in favor of the adoption of the Agreement and against any competing proposals. Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Keynote Common Stock.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed the draft of the Agreement dated June 22, 2013;

  (ii)
  reviewed certain publicly available financial statements and other information provided to us by Keynote relating to Keynote;

  (iii)
  reviewed certain internal financial statements, other financial and operating data, and other information concerning Keynote, prepared and/or provided by the management of Keynote;

  (iv)
  reviewed certain financial projections relating to Keynote prepared by the management of Keynote;

  (v)
  discussed and considered the past and current operations and financial condition and the prospects of Keynote with the management of Keynote;

  (vi)
  reviewed, discussed and considered with the senior management of Keynote certain alternatives to the Agreement;

  (vii)
  Reviewed and considered the recent reported closing prices and trading activity for Keynote Common Stock;

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  (viii)
  compared the financial performance of Keynote and the prices and trading activity of the Keynote Common Stock with that of certain publicly-traded companies and their securities that we believe to be relevant in evaluating the business of Keynote;

  (ix)
  Reviewed and considered the financial terms, to the extent publicly available, of certain transactions that we have identified as comparable to the Merger;

  (x)
  participated in discussions and negotiations among representatives of Keynote and Thoma Bravo, LLC and their respective legal and financial advisors with respect to the Merger; and

  (xi)
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections relating to Keynote and prepared by Keynote management, Keynote management has informed us, and we have assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Keynote and we express no opinion with respect to such projections or the assumptions on which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of Keynote or concerning the fair value of Keynote, nor have we been furnished with any such valuations or appraisals. In addition, we have assumed that the Merger will be consummated in a timely manner in accordance with the terms set forth in the Agreement (without any amendments or modifications thereto) without waiver by any party of any material rights thereunder, that each party thereto will fully and timely perform all of the covenants and agreements required to be performed by such party, that in all respects material to our analysis, the representations and warranties contained in the Agreement made by the parties thereto are true and correct in all material respects and that the Agreement executed by the parties thereto does not differ in any material respect from the form of the draft Agreement delivered to us on June 22, 2013. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Keynote, Parent or on the expected benefits of the Merger in any way meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility to update or revise our opinion based upon events or circumstances occurring or becoming known to us after the date hereof.

        We have not made any independent investigation of any legal, accounting or tax matters affecting Keynote, and we have assumed the correctness of all legal, accounting and tax advice given to Keynote and its Board of Directors. We have not been asked to prepare, nor have we prepared, a formal valuation or appraisal of any of the assets or securities of Keynote, Parent or any of their respective affiliates and our opinion should not be construed as such. We have taken into account our experience in transactions that we believe to be generally comparable or relevant, as well as our experience in securities valuation in general.

        This opinion does not address Keynote's underlying business decision to enter into the Merger, and it does not constitute a recommendation to Keynote, its Board of Directors or any committee thereof, its stockholders, or any other person as to any specific action that should be taken in connection with the Merger. We have not been asked to, nor do we offer any opinion as to the material terms of the Agreement or the structure of the Merger. Further, this opinion does not address the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or class of such persons.

        We have acted as financial advisor to the Board of Directors of Keynote in connection with the Merger and will receive fees for our services, a significant portion of which is contingent upon the consummation of the Merger, and Keynote has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the future, GCA Savvian Advisors, LLC may provide financial advisory and/or financing services for Parent. In addition, an executive officer of Keynote was previously employed by GCA Savvian Advisors, LLC and as such personally held a financial interest in GCA Savvian Corporation, the parent company of GCA Savvian Advisors, LLC. As of the date of this letter, to our knowledge, this executive officer of Keynote holds no such financial interests in GCA Savvian Corporation, GCA Savvian Advisors, LLC or any related affiliates. In the last three years, GCA Savvian has not received fees from Keynote or Thoma Bravo.

        It is understood that this letter is for the information of the Board of Directors of Keynote and may not be used or summarized for any other purpose without our prior written consent. This opinion has been approved by GCA Savvian Advisors LLC's Fairness Opinion Committee.

        Based upon and subject to the foregoing, we are of the opinion on the date hereof that, the Merger Consideration to be received by the holders of Keynote Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Respectfully submitted,

GCA SAVVIAN ADVISORS, LLC

Annex C

EXECUTION VERSION

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 23, 2013, by and between Hawaii Parent Corp., a Delaware corporation ("Parent"), and the undersigned stockholder ("Holder") of Keynote Systems, Inc., a Delaware corporation (the "Company").

RECITALS

        Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Parent, Hawaii Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub is merging with and into the Company (the "Merger") and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding Common Stock, par value $0.001 per share, of the Company as is indicated beneath Holder's signature on the last page of this Agreement (the "Shares"), provided that Shares subsequently transferred as permitted by, and in accordance with, Section 1(b) below shall, from and after such transfer, cease to be considered "Shares" under this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

        The parties agree as follows:

        1.    Agreement to Retain Shares.

          (a)    Transfer.    During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 4), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) (other than as required to comply with Section 2(a)).

          (b)    Permitted Transfers.    Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to (i) any family member or trust for the benefit of any family member, (ii) any stockholder, member or partner of any Holder which is an entity,(iii) any Affiliate of Holder or (iv) any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

          (c)    New Shares.    Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership (but excluding shares of Company Common Stock underlying unexercised Company Common Stock Options (until such time as any such Company Common Stock Options are exercised and the underlying shares of Company Common Stock are acquired by Holder)) after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

        2.    Agreement to Vote Shares.

          (a)   Until the earlier to occur of the Effective Time, the Expiration Date and a Company Adverse Recommendation Change that is not rescinded or otherwise withdrawn, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares and any New Shares (i) in favor of adoption of the Merger Agreement and (ii) against any Acquisition Proposal (the "Covered Proposals"). This Agreement is intended to bind Holder as a stockholder of the Company (and not in any other capacity such as a director or officer of the Company) and only with respect to the Covered Proposals. Except as expressly set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

          (b)   Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder's control to, (A) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (B) initiate a stockholders' vote with respect to an Acquisition Proposal or (C) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

        3.    Representations, Warranties and Covenants of Holder.     Holder hereby represents, warrants and covenants to Parent that Holder (i) is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.    Termination.     This Agreement shall terminate automatically and shall have no further force and effect as of the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms and provisions thereof, (ii) the notification by Parent to the Company that it is not willing or not able to proceed with the Merger on substantially the terms set forth in the Merger Agreement, including by advising the Company that it is unwilling to proceed with the Merger unless the Merger Consideration is reduced or changed in form, (iii) any waiver, change or amendment to the terms or conditions of the Merger Agreement that adversely affects Holder (including any reduction in the Merger Consideration, but excluding any extension of the Outside Termination Date pursuant to the Merger Agreement), (iv) immediately following the Stockholders Meeting, including any adjournment or postponement thereof and (v) the Outside Termination Date (the earliest of such dates, the "Expiration Date").

        5.    Fiduciary Duties.     Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder's capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect the Holder's rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

        6.    Miscellaneous.

          (a)    Amendments and Waivers.    Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

          (b)    Governing Law; Venue.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Delaware.

          (c)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d)    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (e)    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (f)    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g)    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefit of and relating to the Shares and any New Shares shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to Holder in the voting of any Shares or New Shares, except as specifically provided herein and in the Merger Agreement.

          (h)    Specific Performance.    Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

HAWAII PARENT CORP.
By:
Name:
Title:

Address:
Thoma Bravo, LLC
600 Montgomery Street, 32nd Floor
San Francisco, CA 94111
Telephone:	(415) 263-3660
Facsimile:	(415) 392-6480
Attention:	Seth Boro
Chip Virnig

[Signature Page to Voting Agreement]

"HOLDER"
Name:

Holder's Address for Notice:
Facsimile:
Attention:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

[Signature Page to Voting Agreement]

 SPOUSAL CONSENT

        The undersigned represents that the undersigned is the spouse of:

Name of Holder

and that the undersigned is familiar with the terms of the Voting Agreement (the "Agreement"), entered into as of June 23, 2013, by and among Hawaii Parent Corp., a Delaware corporation, and the undersigned's spouse. The undersigned hereby agrees that the interest of the undersigned's spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned's spouse. The undersigned further agrees that the undersigned's community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned's spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned's spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2013	Name:

Annex D

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

PRELIMINARY COPIES – Subject to Completion, dated [              ], 2013

DETACH HERE

KEYNOTE SYSTEMS, INC.

PROXY

Special Meeting of Stockholders – [              ], 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Umang Gupta and Curtis H. Smith, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Keynote Systems, Inc. held of record by the undersigned on [              ], 2013 at the Special Meeting of Stockholders of Keynote Systems, Inc., to be held at the corporate headquarters of Keynote Systems, Inc. located at 777 Mariners Island Boulevard, San Mateo, California 94404, on [              ], 2013  at [   ] a.m. Pacific time, and at any and all adjournments or postponements thereof, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in this proxy statement dated [              ], 2013, receipt of which is hereby acknowledged.

[VOTE BY MAIL

Sign, date and mail your proxy card in the envelope provided as soon as possible.]

[VOTE BY PHONE – Call toll–free 1–800–PROXIES

(1–800–776–9437) in the United States or 1–718–921–8500 from foreign countries and follow the instructions. Have your proxy card available when you call.]

[INTERNET – Access www.voteproxy.com and follow the on–screen instructions. Have your proxy card available when you access the web page.]

[IN PERSON – You may vote your shares in person by attending the Annual Meeting.]

Use any touch–tone telephone to transmit your voting instructions up until 11:50 P.M. Pacific time the day before the cut–off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR PROPOSAL 1, WILL BE VOTED FOR PROPOSAL 2 AND, IF NECESSARY OR APPROPRIATE, FOR PROPOSAL 3.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

KEYNOTE SYSTEMS, INC.

[           ], 2013

Please, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 23, 2013 (as it may be amended from time to time in accordance with its terms), pursuant to which  Hawaii Merger Corp, Inc., a wholly–owned subsidiary of Hawaii Parent Corp, Inc., will merge with and into the Company, with the Company surviving the merger as a wholly–owned subsidiary of Hawaii Parent Corp., Inc.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and vote on a proposal to approve the non–binding approval regarding the compensation arrangements of certain executives.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To vote to adjourn the special meeting if necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or to comply with applicable law or order or a request from the SEC or its staff).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.